      As filed with the Securities and Exchange Commission on June 23, 2000
                                                 Registration No. 333-36368


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          PRE-EFFECTIVE AMENDMENT NO.1
                                     TO THE
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         FIRST FEDERAL BANCSHARES, INC.
       (NAME OF SMALL BUSINESS ISSUER IN ITS CERTIFICATE OF INCORPORATION)


          DELAWARE                   6035                     37-1397683
(State or Other Jurisdiction  (Primary Standard              (IRS Employer
     of Incorporation or     Industrial Classification    Identification No.)
       Organization)             Code Number)

     109 EAST DEPOT STREET                        109 EAST DEPOT STREET
  COLCHESTER, ILLINOIS 62326                   COLCHESTER, ILLINOIS 62326
       (309) 776-3225                                (309) 776-3225
(Address and Telephone Number          (Address of Principal Place of Business
 of Principal Executive Offices)       or Intended Principal Place of Business)

                                 JAMES J. STEBOR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         FIRST FEDERAL BANCSHARES, INC.
                              109 EAST DEPOT STREET
                           COLCHESTER, ILLINOIS 62326
                                 (309) 776-3225
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

   PAUL M. AGUGGIA, ESQUIRE                     DANIEL C. McKAY II, ESQUIRE
   AARON M. KASLOW, ESQUIRE                      MARY C. WAGHORNE, ESQUIRE
MULDOON, MURPHY & FAUCETTE LLP               VEDDER, PRICE, KAUFMAN & KAMMHOLZ
  5101 WISCONSIN AVENUE, N.W.                    222 NORTH LASALLE STREET
    WASHINGTON, D.C. 20016                        CHICAGO, ILLINOIS 60601
        (202) 362-0840                                (312) 609-7500

         APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /___/

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /___/

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
    TITLE OF EACH CLASS OF            AMOUNT TO          OFFERING PRICE         AGGREGATE OFFERING        REGISTRATION
  SECURITIES TO BE REGISTERED       BE REGISTERED           PER UNIT                 PRICE (1)                 FEE
----------------------------------------------------------------------------------------------------------------------
         Common Stock
        $.01 par Value            2,578,875 Shares           $10.00                 $25,788,750              $  (2)
----------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the registration fee.

(2) The Registration Fee of $6,809 was previously paid upon the initial filing of the Form SB-2 on May 5, 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

[TO BE USED IN CONNECTION WITH SYNDICATED COMMUNITY OFFERING ONLY]

PROSPECTUS SUPPLEMENT FOR SYNDICATED COMMUNITY OFFERING

[LOGO]                                           FIRST FEDERAL BANCSHARES, INC.
                               (Proposed Holding Company for First Federal Bank)
                                                          109 EAST DEPOT STREET
                                                      COLCHESTER, ILLINOIS 62326
                                                                  (309) 776-3225
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
         First Federal Bank is converting from the mutual to stock form of organization. After the conversion, First Federal Bancshares will own all of First Federal's stock. First Federal Bancshares has already received subscriptions for _________ shares. Up to ________ shares will be sold in the conversion. The conversion will not be completed and no common stock will be sold unless additional subscriptions are received for at least the minimum number of shares in the offering. First Federal Bancshares will hold all funds of subscribers in an interest-bearing savings account at First Federal until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

         Friedman, Billings, Ramsey & Co., Inc. will use its best efforts to assist First Federal Bancshares in selling at least the minimum number of shares but does not guarantee that this number will be sold. Neither FBR nor any selected broker-dealer is obligated to purchase any shares of common stock in the syndicated community offering. FBR intends to make a market in the common stock.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             PRICE PER SHARE: $10.00
        EXPECTED TRADING MARKET AND SYMBOL: NASDAQ NATIONAL MARKET "____"

         THIS OFFERING WILL EXPIRE NO LATER THAN __:__ _.M., CENTRAL TIME, __________, 2000, UNLESS EXTENDED.

         -    NUMBER OF SHARES
              MINIMUM/MAXIMUM

         -    ESTIMATED UNDERWRITING COMMISSIONS AND OTHER EXPENSES
              MINIMUM/MAXIMUM

         - ESTIMATED NET OFFERING PROCEEDS TO FIRST FEDERAL BANCSHARES MINIMUM/MAXIMUM

         -    ESTIMATED NET OFFERING PROCEEDS PER SHARE TO FIRST FEDERAL
              BANCSHARES
              MINIMUM/MAXIMUM

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY FIRST FEDERAL BANCSHARES, FIRST FEDERAL, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

INVESTING IN FIRST FEDERAL BANCSHARES' COMMON STOCK INVOLVES RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE __ OF THE ATTACHED PROSPECTUS DATED ________ __, 2000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE OFFICE OF THRIFT SUPERVISION, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A CRIME.

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

         The date of this Prospectus Supplement is _______________, 2000

                        THE SYNDICATED COMMUNITY OFFERING

         First Federal Bancshares is offering for sale between ___________ and __________ shares of common stock at price of $10.00 per share in a syndicated community offering. These shares are to be sold in connection with the conversion of First Federal from a mutual savings bank to a stock savings bank and the issuance of First Federal's outstanding capital stock to First Federal Bancshares. The remaining __________ shares of common stock to be sold in connection with the conversion have been subscribed for in subscription and direct community offerings. The prospectus in the form used in the subscription and direct community offerings is attached to this prospectus supplement. The purchase price for all shares sold in the syndicated community offering will be the same as the price paid by subscribers in the subscription and direct community offerings.

         Funds sent with purchase orders will earn interest at First Federal's passbook rate from the date First Federal receives them until the completion or termination of the conversion. If the syndicated community offering is not completed by _________________, 2000, and the Office of Thrift Supervision allows more time to complete the conversion, First Federal will contact everyone who subscribed for shares to see if they still want to purchase stock, and subscribers will be able to confirm, modify or cancel their subscriptions. A failure to respond will be treated as a cancellation of the purchase order. If payment for the stock was made by check or money order, subscription funds will be returned with accrued interest. If payment was authorized by withdrawal of funds on deposit at First Federal, that authorization would terminate. The conversion must be completed by _______, 2002.

The minimum number of shares which may be purchased is 25 shares. Except for the First Federal employee stock ownership plan, which intends to purchase up to 8% of the total number of shares of common stock sold in the conversion, no person, together with related persons and persons acting together, may purchase more than $150,000 of common stock (15,000 shares) in the syndicated community offering. However, the maximum amount of shares of common stock that may be subscribed for or purchased in all categories of the conversion by any person, related persons or persons acting together is 1% of the stock being offered (which equals ______ shares). First Federal Bancshares reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the syndicated community offering. If a subscription is rejected in part, you cannot cancel the remainder of your order.

         First Federal Bancshares and First Federal have engaged FBR as their financial advisor to assist them in the sale of the common stock in the syndicated community offering. FBR expects to use the services of other registered broker-dealers and that fees to FBR and other selected broker-dealers will not exceed __% of the aggregate purchase price of the shares sold in the syndicated community offering.

         Before this offering, there has not been a public market for the common stock, and there can be no assurance that an active and liquid trading market for the common stock will develop. The absence or discontinuance of an active and liquid trading market may hurt the market price of the common stock. See "RISK FACTORS--POSSIBLE LIMITED MARKET FOR FIRST FEDERAL BANCSHARES' COMMON STOCK MAY NEGATIVELY AFFECT THE MARKET PRICE." in the attached prospectus.

PROSPECTUS                           [LOGO]

                         First Federal Bancshares, Inc.
                (Proposed Holding Company for First Federal Bank)
                        2,242,500 Shares of Common Stock

First Federal Bank, F.S.B. is converting from the mutual form to the stock form of organization. As part of the conversion, First Federal Bancshares, Inc. is offering its shares of common stock to depositors and borrowers of First Federal and, if necessary to complete the offering, to the general public. After the conversion, First Federal Bancshares will own First Federal.



                             PRICE PER SHARE: $10.00
                      MINIMUM PURCHASE: 25 SHARES ($250.00)
                 EXPECTED TRADING MARKET: NASDAQ NATIONAL MARKET
                         PROPOSED TRADING SYMBOL: FFBI



                                         MINIMUM        MAXIMUM
                                        ---------      ---------

Number of shares:                       1,657,500      2,242,500
Gross offering proceeds:              $16,575,000    $22,425,000
Estimated underwriting commissions
  and other offering expenses:        $   904,000    $   984,000
Estimated net proceeds:               $15,671,000    $21,441,000
Estimated net proceeds per share:     $      9.45    $      9.56


With regulatory approval, First Federal Bancshares may increase the maximum number of shares by up to 15%, to 2,578,875 shares, without any further notice.

Friedman, Billings, Ramsey & Co., Inc. will use its best efforts to assist First Federal Bancshares in selling at least the minimum number of shares, but does not guarantee that this number will be sold. FBR is not obligated to purchase any shares of common stock in the offering. FBR intends to make a market in the common stock.

The offering to depositors and borrowers of First Federal will end at 12:00 Noon, Central time, on ________, 2000. An offering to the general public may also be held and may end as early as 12:00 Noon, Central time, on _________ __, 2000. If the conversion is not completed by _________ __, 2000, and the Office of Thrift Supervision allows more time to complete the conversion, all subscribers will be able to increase, decrease or cancel their orders. All extensions may not go beyond ________, 2002. First Federal Bancshares will hold all funds of subscribers in an interest-bearing savings account at First Federal until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

--------------------------------------------------------------------------------

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

INVESTING IN FIRST FEDERAL BANCSHARES' COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE _.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A CRIME.

--------------------------------------------------------------------------------

For assistance, please contact First Federal's conversion center at (___) ___-____.

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                  The date of this prospectus is ________, 2000

    [map of Illinois showing office locations of First Federal appears here]

                 QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING

         The following are answers to frequently asked questions. You should read this entire prospectus, including "RISK FACTORS" beginning on page __ and "THE CONVERSION" beginning on page __, for more information.

Q.       WHY IS FIRST FEDERAL CONVERTING TO STOCK FORM?

A. We have decided to convert to a stock company to increase our potential for long-term growth and financial strength in ways not available to us as a mutual company. The conversion will be important to our future growth and performance because it will allow us to compete more effectively in our market.

Q.       HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND AT WHAT PRICE?

A. We are offering for sale up to 2,242,500 shares of common stock at a subscription price of $10.00 per share. We must sell at least 1,657,500 shares. If, as a result of changing stock market or financial conditions, the independent appraiser retained by us to determine the market value of First Federal concludes that the market value has increased, we may sell up to 2,578,875 shares without notice to you.

Q.       WILL I BE CHARGED A COMMISSION?

A. No. You will not be charged a commission or fee to purchase shares in the conversion.

Q.       HOW MUCH STOCK MAY I BUY?

A. The minimum order is 25 shares. Generally, no person or group of persons on a single account may purchase more than $150,000 of common stock (which equals 15,000 shares) in the subscription offering, and no person, either alone or together with associates and persons acting in concert with such person, may purchase more than 1% of the stock being offered (which equals 22,425 shares).

Q.       WILL FIRST FEDERAL BANCSHARES PAY DIVIDENDS ON THE STOCK?

A. We intend to adopt a policy of paying regular cash dividends, but we have not yet decided on the amount or frequency of payments.

Q.       HOW DO I SELL MY STOCK AFTER I PURCHASE IT?



A. We expect our stock to be quoted on the Nasdaq National Market under the symbol "FFBI". There can be no assurance that an active trading market will develop or that you will be able to sell your shares for more money than you originally paid. You should consider the possibility that you may be unable to easily sell our stock. There may also be a wide spread between the bid and asked price for our stock.



Q. WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE OR GUARANTEED BY ANY GOVERNMENT AGENCY?

A. No. Unlike insured deposit accounts at First Federal, our stock will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Q.       WHEN IS THE DEADLINE TO SUBSCRIBE FOR STOCK?

A. We must receive a properly signed and completed order form with the required payment on or before 12:00 noon, Central time on ___________, 2000.

Q.       HOW DO I PURCHASE STOCK?

A. First, you should read this entire prospectus carefully. Then, complete, sign and return the enclosed stock order and certification form, together with your payment. Subscription orders may be delivered in person to our office during regular banking hours, or by mail in the enclosed business reply envelope. Subscription orders received after the subscription offering expiration date may be held for participation in any community offering.

Q.       CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A. No. Once we receive your order, you cannot cancel or change it without our consent. If we intend to sell fewer than 1,657,500 shares or more than 2,578,875 shares, all subscribers will be notified and given the opportunity to change or cancel their orders. If you do not respond to this notice, we will return your funds promptly with interest.

Q.       HOW CAN I PAY FOR THE STOCK?

A. You have two options: (1) send us a check or money order, or (2) authorize a withdrawal from your deposit account at First Federal (without any penalty for early withdrawal). Please do not send cash in the mail.

Q. CAN I SUBSCRIBE FOR SHARES USING FUNDS IN MY INDIVIDUAL RETIREMENT ACCOUNT AT FIRST FEDERAL?

A. Yes. However, you cannot purchase stock with your existing IRA at First Federal. You must establish a self-directed IRA with an outside trustee to subscribe for stock using your IRA funds. Please call our conversion center at (___) __________ to get more information. The transfer of IRA funds takes time, so please make arrangements at least one week before the expiration of the subscription offering.

Q.       WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING?

A. Certain past and present depositors and borrowers of First Federal, along with First Federal's employee stock ownership plan, are eligible to purchase stock in the subscription offering. Depositors with at least $50 on deposit as of October 31, 1998 will have first priority in the subscription offering.

Q.       WHAT HAPPENS IF THERE ARE NOT ENOUGH SHARES OF STOCK TO FILL ALL
         ORDERS?

A. If there is an oversubscription, then you may not receive any or all of the shares you want to purchase. We will allocate shares in the order of priority established in our plan of conversion.

Q.       WHO CAN HELP ANSWER ANY OTHER QUESTIONS I MAY HAVE ABOUT THE STOCK
         OFFERING?



A. For answers to other questions, we encourage you to read this prospectus. Questions may also be directed to our conversion center at (___) _________ during weekdays between the hours of 9:00 a.m. and 5:00 p.m, Central time. You may also visit our conversion center, which is located at First Federal's Macomb office at 430 West Jackson Street, Macomb, Illinois.

                                     SUMMARY

YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY BEFORE YOU DECIDE TO INVEST. FOR ASSISTANCE, PLEASE CONTACT FIRST FEDERAL'S CONVERSION CENTER AT (___) ___-____.

                                  THE COMPANIES

FIRST FEDERAL BANCSHARES, INC.          First Federal formed First Federal
109 EAST DEPOT STREET                   Bancshares to be its holding company. To
COLCHESTER, ILLINOIS 62326              date, First Federal Bancshares has only
(309) 776-3225                          conducted organizational activities.
                                        After the conversion, First Federal
                                        Bancshares will own all of First
                                        Federal's capital stock and will direct, plan and coordinate First Federal's business activities. In the future,
                                        First Federal Bancshares might become an operating company or acquire or organize other operating subsidiaries, including other financial institutions or financial services companies, although it currently has no specific plans or agreements to do so.

FIRST FEDERAL BANK                      First Federal is a community-oriented
109 EAST DEPOT STREET                   financial institution dedicated to
COLCHESTER, ILLINOIS 62326              serving the financial service needs of
(309) 776-3225                          consumers and businesses within its
www.First-Federal-Bank.com              market area. First Federal currently
                                        operates out of its main office in
                                        Colchester, Illinois and its five branch offices in Quincy (2), Mt. Sterling,
                                        Macomb and Bushnell, Illinois.

                                        The goal of First Federal is to be the
                                        premier community-oriented financial
                                        institution in the markets that it
                                        serves by providing retail and
                                        commercial products and services with
                                        high quality customer service. At
                                        February 29, 2000, First Federal had
                                        total assets of $213.2 million, deposits of $182.6 million and total equity of $24.0 million.

                                        For a discussion of First Federal's
                                        business strategy and recent results of
                                        operations, see "MANAGEMENT'S DISCUSSION
                                        AND ANALYSIS OF FINANCIAL CONDITION AND
                                        RESULTS OF OPERATIONS." For a discussion of First Federal's business activities, see "BUSINESS OF FIRST FEDERAL BANK."

                                 THE CONVERSION

WHAT IS THE CONVERSION? (PAGE __)       The conversion is a change in First
                                        Federal's legal form of organization. As a mutual savings bank, First Federal currently has no stock or stockholders.
                                        Instead, First Federal operates for the
                                        mutual benefit of its depositors, who
                                        elect directors and vote on other
                                        important matters. Through the
                                        conversion, First Federal will change
                                        its corporate form to become a stock
                                        savings bank and all of its shares will
                                        be owned by First Federal Bancshares. In other words, First Federal will become a wholly-owned subsidiary of First Federal
                                        Bancshares. Voting rights in First
                                        Federal Bancshares will belong to its
                                        stockholders.

                                        First Federal is conducting the
                                        conversion under the terms of its plan
                                        of conversion. The Office of Thrift
                                        Supervision has approved the plan of
                                        conversion with the condition that it be approved by First Federal's members. First Federal has called a special meeting for ______________, 2000 to vote on the plan of conversion.

REASONS FOR THE CONVERSION              The Board of Directors determined to
(PAGE __)                               convert to a stock company to increase
                                        First Federal's potential for long-term
                                        growth and financial strength in ways
                                        not available to it as a mutual company.
                                        The conversion will be important to
                                        First Federal's future growth and
                                        performance because it will:

                                             -    enhance its ability to expand
                                                  through the acquisition of
                                                  other financial institutions
                                                  or their assets;

                                             -    enhance its ability to
                                                  diversify into other financial
                                                  services related activities;

                                             -    facilitate balance sheet
                                                  growth;

                                             -    enhance its ability to attract
                                                  and retain qualified
                                                  management through stock-based
                                                  compensation plans; and

                                             -    expand its ability to serve
                                                  the public.

                                        Currently, First Federal does not have
                                        any specific plans or arrangements for
                                        diversification or expansion.

BENEFITS OF THE CONVERSION TO           First Federal Bancshares and First
MANAGEMENT (PAGE __)                    Federal intend to adopt the following
                                        benefit plans and employment agreements:

                                             -    EMPLOYEE STOCK OWNERSHIP PLAN.
                                                  This plan intends to purchase
                                                  8% of the shares issued in the
                                                  conversion. First Federal will
                                                  allocate these shares to
                                                  employees over a period of
                                                  years in proportion to their
                                                  compensation.

                                             -    STOCK-BASED INCENTIVE PLAN.
                                                  Under this plan, which will be
                                                  adopted after the conversion
                                                  and submitted to stockholders
                                                  for their approval, First
                                                  Federal Bancshares may award
                                                  stock options and shares of
                                                  restricted stock to key
                                                  employees and directors of
                                                  First Federal Bancshares and
                                                  its affiliates. The number of
                                                  options available under this
                                                  plan will be equal to 10% of
                                                  the number of shares issued in
                                                  the conversion. The number of
                                                  shares available for
                                                  restricted stock awards will
                                                  equal 4% of the number of
                                                  shares issued in the
                                                  conversion. Shares of
                                                  restricted stock will be
                                                  awarded at no cost to the
                                                  recipient.

                                             -    EMPLOYMENT AND CHANGE IN
                                                  CONTROL AGREEMENTS. First
                                                  Federal Bancshares and First
                                                  Federal intend to enter into
                                                  employment agreements with
                                                  James J. Stebor, President of
                                                  First Federal. First Federal
                                                  also intends to enter into
                                                  Change in Control Agreements
                                                  with four senior executive
                                                  officers. These agreements
                                                  will provide for severance
                                                  benefits if the executives are
                                                  terminated following a change
                                                  in control of First Federal
                                                  Bancshares or First Federal.

                                             -    EMPLOYEE SEVERANCE
                                                  COMPENSATION PLAN. This plan
                                                  will provide severance
                                                  benefits to eligible employees
                                                  if there is a change in
                                                  control of First Federal
                                                  Bancshares or First Federal.

                                        The following table summarizes the total number and dollar value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards that are expected to be available under the stock-based incentive plan, based on the sale of 2,242,500 shares in the conversion. The table assumes the value of the shares is $10.00 per share. The table does not include a value for the options because their exercise price would be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized on an option only if the market price of the common stock increases above the price at which the option is granted.


                                                                      PERCENTAGE
                                                                       OF SHARES
                                                 NUMBER   ESTIMATED     ISSUED
                                                   OF      VALUE        IN THE
                                                 SHARES   OF SHARES   CONVERSION
                                                 -------  ----------  ----------
                            Employee stock
                              ownership plan...  179,400   $1,794,000      8.0%
                            Restricted stock
                              awards ..........   89,700      897,000      4.0
                            Stock options .....  224,250           --     10.0
                                                 -------   ----------     ----
                                     Total ....  493,350   $2,691,000     22.0%
                                                 -------   ----------     ----
                                                 -------   ----------     ----


                                        For a discussion of risks associated
                                        with these plans and agreements, see
                                        "RISK FACTORS--IMPLEMENTATION OF
                                        ADDITIONAl BENEFIT PLANS WILL INCREASE
                                        FIRST FEDERAL'S FUTURE COMPENSATION
                                        EXPENSE," "RISK FACTORS--ISSUANCE OF
                                        SHARES FOR BENEFIT PROGRAMS MAY REDUCE
                                        YOUR OWNERSHIP INTEREST" and "RISK
                                        FACTORS--VARIOUS FACTORS COULD MAKE
                                        TAKEOVER ATTEMPTS THAT YOU WANT TO OCCUR
                                        MORE DIFFICULT TO ACHIEVE."

                                  THE OFFERING

PERSONS WHO CAN ORDER STOCK IN          First Federal Bancshares is offering
THE OFFERING (PAGE __)                  shares of its common stock in a
                                        "subscription offering" in the following
NOTE: SUBSCRIPTION RIGHTS ARE NOT       order of priority to:
TRANSFERABLE, AND PERSONS WITH
SUBSCRIPTION RIGHTS MAY NOT                  1.   Persons with $50 or more on
SUBSCRIBE FOR SHARES FOR THE                      deposit at First Federal as of
BENEFIT OF ANY OTHER PERSON. IF YOU               October 31, 1998.
VIOLATE THIS PROHIBITION, YOU MAY
LOSE YOUR RIGHTS TO PURCHASE SHARES          2.   The First Federal employee
AND MAY FACE CRIMINAL PROSECUTION                 stock ownership plan, which
AND/OR OTHER SANCTIONS.                           provides retirement benefits
                                                  to First Federal's employees.

                                             3.   Persons with $50 or more on
                                                  deposit at First Federal as of
                                                  June 30, 2000.



                                             4.   First Federal's depositors as
                                                  of July 5, 2000 and borrowers
                                                  of First Federal as of
                                                  March 27, 1990 whose loans
                                                  continue to be outstanding as
                                                  of July 5, 2000.



                                        If the offering is oversubscribed,
                                        shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion.

                                        First Federal Bancshares may offer
                                        shares not sold in the subscription
                                        offering to the general public in a
                                        community offering. People and trusts of people who are residents of Adams, Brown, McDonough, Hancock, Schuyler, Henderson, Fulton, Warren and Pike Counties in Illinois and Marion, Lewis and Ralls Counties in Missouri will have first preference to purchase shares in a community offering. The community offering, if held, may begin at any time during the subscription offering or immediately after the end of the subscription offering.

DEADLINE FOR ORDERING STOCK             The subscription offering will end at
                                        12:00 Noon, Central time, on _________
                                        __, 2000. First Federal expects that the community offering will terminate at the same time, although it may continue for up to 45 days after the end of the subscription offering, or longer if regulators approve a later date. All extensions, in the aggregate, may not go beyond ______________, 2002.


PURCHASE PRICE                          The purchase price is $10.00 per share.
                                        The Boards of Directors of First Federal
                                        Bancshares and First Federal consulted
                                        with FBR in determining this price. You
                                        will not pay a commission to buy any
                                        shares in the conversion.

NUMBER OF SHARES TO BE SOLD             First Federal Bancshares is offering for
                                        sale between 1,657,500 and 2,242,500
                                        shares of its common stock in this
                                        offering. With regulatory approval,
                                        First Federal Bancshares may increase
                                        the number of shares to be sold to
                                        2,578,875 shares without giving
                                        you further notice or the opportunity to change or cancel your order.

HOW THE OFFERING RANGE WAS
DETERMINED (PAGE __)                    The offering range is based on an
                                        independent appraisal of First Federal
                                        by RP Financial, LC., an appraisal firm
                                        experienced in appraisals of savings
                                        institutions. RP Financial has estimated that as of April 28, 2000, First
                                        Federal's market value ranged between
                                        $16,575,000 and $22,425,000, with a
                                        midpoint of $19,500,000. This results in an offering of between 1,657,500 and 2,242,500 shares of stock at an offering price of $10.00 per share. RP
                                        Financial's appraisal was based in part
                                        on First Federal's financial condition
                                        and results of operations and the effect on First Federal of the additional capital raised by the sale of common stock in this offering. RP Financial's independent appraisal will be updated before the conversion is completed.

                                        THE INDEPENDENT APPRAISAL DOES NOT
                                        INDICATE MARKET VALUE. First Federal
                                        Bancshares cannot guarantee that anyone
                                        who purchases shares in the conversion
                                        will be able to sell their shares at or
                                        above the $10.00 purchase price.



PURCHASE LIMITATIONS (PAGE __)          First Federal's plan of conversion
                                        establishes limitations on the
                                        purchase of stock in the offering.
                                        These limitations include the
                                        following:



                                             -    The minimum purchase is 25
                                                  shares.



                                             -    The maximum purchase in the
                                                  subscription offering by any
                                                  person, or group of persons
                                                  through a single deposit
                                                  account or similarly titled
                                                  deposit accounts, is $150,000
                                                  of common stock, which equals
                                                  15,000 shares.



                                             -    The maximum purchase by any
                                                  person in the community
                                                  offering is $150,000 of common
                                                  stock, which equals 15,000
                                                  shares.

                                             -    The maximum purchase in the
                                                  subscription offering and
                                                  community offering combined by
                                                  any person, related persons or
                                                  persons acting together is 1%
                                                  of the common stock offered
                                                  for sale, which equals
                                                  $224,250 of common stock or
                                                  22,425 shares.

HOW TO PURCHASE COMMON STOCK            If you want to place an order for shares
(PAGE __)                               in the conversion, you must complete an
                                        original stock order form and send it
                                        together with full payment to First
                                        Federal. You must sign the certification that is on the reverse side of the stock order form. First Federal must receive your stock order form before the end of the subscription offering or the end of the community offering, as appropriate.
                                        Once First Federal receives your order,
                                        you cannot cancel or change it without
                                        First Federal's consent.

                                        To ensure that First Federal properly
                                        identifies your subscription rights, you must list all of your deposit accounts as of the eligibility dates on the stock order form. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.

                                        First Federal Bancshares and First
                                        Federal may, in their sole discretion,
                                        reject orders received in the community
                                        offering either in whole or in part.
                                        If your order is rejected in part, you
                                        cannot cancel the remainder of your
                                        order.

                                        You may pay for shares in the
                                        subscription offering or the community
                                        offering in any of the following ways:

                                             -    BY CASH, if paid in person.

                                             -    BY CHECK OR MONEY ORDER made
                                                  payable to First Federal
                                                  Bancshares, Inc.

                                             -    BY AUTHORIZING WITHDRAWAL FROM
                                                  AN ACCOUNT AT FIRST FEDERAL.
                                                  To use funds in an Individual
                                                  Retirement Account at First
                                                  Federal, you must transfer
                                                  your account to an
                                                  unaffiliated institution or
                                                  broker. Please contact the
                                                  conversion center at least one
                                                  week before the end of the
                                                  subscription offering for
                                                  assistance.

                                        First Federal will pay interest on your
                                        subscription funds at the rate it pays
                                        on passbook accounts, which is currently
                                        3%, from the date it receives your funds until the conversion is completed or terminated. All funds authorized for withdrawal from deposit accounts with First Federal will earn interest at the applicable account rate until the conversion is completed. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock. If, as a result of a withdrawal from a certificate of deposit, the balance falls below the minimum balance requirement, the remaining funds will earn interest at First Federal's passbook rate.

HOW FIRST FEDERAL BANCSHARES AND        First Federal Bancshares will use 50% of
FIRST FEDERAL WILL USE THE PROCEEDS     the net offering proceeds to buy all of
OF THIS OFFERING (PAGE __)              the common stock of First Federal. First
                                        Federal will use the funds it receives
                                        for general business purposes, including originating loans and purchasing securities.

                                        First Federal Bancshares also will loan
                                        an amount equal to 8% of the gross
                                        proceeds of the offering to the employee stock ownership plan to fund its purchase of common stock in the conversion, and will keep the remainder of the net proceeds for general business purposes. These purposes may include, for example, investment in securities, paying cash dividends or buying back shares of common stock.

                                        First Federal Bancshares and First
                                        Federal may also use the proceeds of the offering to expand and diversify their businesses, although they have no specific plans to do so at this time.

PURCHASES BY DIRECTORS AND              First Federal's directors and officers
EXECUTIVE OFFICERS (PAGE __)            intend to subscribe for 98,200 shares,
                                        which equals 4.38% of the shares that
                                        would be sold at the maximum of the
                                        offering range. If fewer shares are sold in the conversion, then directors and executive officers may own a greater percentage of First Federal Bancshares.
                                        Directors and executive officers will
                                        pay the same $10.00 per share price as
                                        everyone else who purchases shares in
                                        the conversion.




MARKET FOR FIRST FEDERAL BANCSHARES     First Federal Bancshares intends to have
COMMON STOCK (PAGE __)                  its common stock quoted on the Nasdaq
                                        National Market under the symbol "FFBI".
                                        After shares of the common stock begin
                                        trading, you may contact a stock broker
                                        to buy or sell shares. First Federal
                                        Bancshares cannot assure you that there
                                        will be an active trading market for the common stock.



FIRST FEDERAL BANCSHARES' DIVIDEND      First Federal Bancshares intends to
POLICY (PAGE __)                        adopt a policy of paying regular cash
                                        dividends, but has not yet decided on
                                        the amount or frequency of payments.

                                  RISK FACTORS

         YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING FIRST FEDERAL BANCSHARES COMMON STOCK.


FIRST FEDERAL'S RETURN ON EQUITY WILL INITIALLY DECLINE AFTER CONVERSION


         Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. First Federal Bancshares expects that its return on average equity will initially decline after the offering as a result of the additional capital that will be raised in this offering and the time needed to effectively deploy the net proceeds to generate a market rate of return. Over time, First Federal Bancshares intends to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity competitive with other publicly traded financial institutions. This goal could take a number of years to achieve, and First Federal Bancshares cannot assure you that this goal will be attained. Consequently, you should not expect a competitive return on equity in the near future. See "PRO FORMA DATA" for an illustration of the financial effects of this offering.

STRONG COMPETITION COULD HURT FIRST FEDERAL'S PROFITS

         First Federal faces intense competition both in making loans and attracting deposits. This competition has made it more difficult for First Federal to make new loans and has forced it to offer higher deposit rates in its market area. Competition for loans and deposits has contributed to a narrowing of its interest rate spread, which has hurt net interest income. The competition for deposits, particularly from mutual funds and other stock market investment vehicles, also has contributed to slower growth in First Federal's deposit base in recent years. First Federal expects competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. The Gramm-Leach-Bliley Act, which permits affiliation among banks, securities firms and insurance companies, also will change the competitive environment in which First Federal conducts business. Some of the institutions with which First Federal competes are significantly larger than First Federal and, therefore, have significantly greater resources. Due to its relatively small size, First Federal has fewer resources to devote to marketing and is less able to take advantage of technological advancements. For more information about First Federal's market area and the competition it faces, see "BUSINESS OF FIRST FEDERAL BANK--MARKET AREA" and "BUSINESS OF FIRST FEDERAl BANK--COMPETITION."

FIRST FEDERAL'S MARKET AREA LIMITS ITS GROWTH POTENTIAL

         Except for its offices in Quincy, Illinois, First Federal's offices are located in small towns in rural counties, most of which are experiencing a decline in population that is not expected to change in the foreseeable future. The small population and slow growth of the rural counties served by First Federal provide limited growth opportunities, if any. As a result, First Federal's ability to achieve loan and deposit growth in those areas depends, in large part, on First Federal increasing its market share or growth by acquisition. For a discussion of First Federal's market area, see "BUSINESS OF FIRST FEDERAL BANK--MARKET AREA."

A DOWNTURN IN THE LOCAL ECONOMY COULD HURT FIRST FEDERAL'S PROFITS

         Nearly all of First Federal's loans are made to borrowers who live and work in west central Illinois. As a result of this concentration, a downturn in the economy in west central Illinois would likely cause significant increases in nonperforming loans and assets, which could hurt First Federal's profits. For a discussion of First Federal's market area, see "BUSINESS OF FIRST FEDERAL BANK--MARKET AREA."

COMMERCIAL BUSINESS LOANS INCREASE THE RISK OF FIRST FEDERAL'S LOAN PORTFOLIO

         First Federal added a commercial loan department in September 1999 and began to offer commercial business loans to small and medium sized businesses in its market area. Commercial business loans are generally considered to be riskier than residential mortgage loans because their repayment substantially depends on the success of the borrower's business, rather than the value of the collateral securing the loan. In addition, commercial business loans tend to be larger in amount than residential loans. Although First Federal hired an experienced commercial loan officer, First Federal has limited experience with the commercial lending business. Because of its increased emphasis on commercial loans, First Federal may find it necessary to increase its provision for loan losses, which would hurt First Federal's profits.

CHANGING INTEREST RATES COULD HURT FIRST FEDERAL'S PROFITS

         Like most financial institutions, First Federal's ability to make a profit depends largely on its net interest income, which is the difference between interest income it receives from its loans and securities and interest it pays on deposits and borrowings. If interest rates increase, First Federal anticipates that its net interest income would decline as interest paid on its deposits would increase more quickly than the interest earned on its assets. During the last three fiscal years, First Federal's interest rate spread--which is the difference between the average rate earned on interest-earnings assets and the average rate paid on interest-bearing liabilities--has declined from 2.37% for fiscal 1998 to 2.10% for fiscal 1999 to 2.06% for fiscal 2000. If interest rates decline, however, First Federal's loans may be refinanced at lower rates or paid off and its investments may be prepaid earlier than expected and it may have to redeploy such loan or investment proceeds into lower-yielding assets, which might also lower First Federal's income. For further discussion of how changes in interest rates could impact First Federal, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--MANAGEMENT OF INTEREST RATE RISK AND MARKET RISK ANALYSIS."

IMPLEMENTATION OF NEW BENEFIT PLANS WILL INCREASE FIRST FEDERAL'S FUTURE COMPENSATION EXPENSE

         First Federal will recognize additional material employee compensation and benefit expenses stemming from the shares purchased or granted to employees and executives under new benefit plans. These new expenses will reduce First Federal's profits. First Federal cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. First Federal would recognize expenses for its employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for restricted stock awards over the vesting period of awards made to recipients. These expenses have been estimated in the pro forma financial information under "PRO FORMA DATA" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of First Federal Bancshares' common stock. For further discussion of these plans, see "MANAGEMENT OF FIRST FEDERAL BANK--BENEFITS."

ISSUANCE OF SHARES FOR BENEFIT PROGRAMS MAY REDUCE YOUR OWNERSHIP INTEREST

         If stockholders approve the new stock-based incentive plan, First Federal Bancshares intends to issue shares to its officers and directors through this plan. If the restricted stock awards under the stock-based incentive plan are funded from authorized but unissued stock, your ownership interest could be reduced by up to approximately 3.85%. If the shares issued upon the exercise of stock options under the stock-based incentive plan are issued from authorized but unissued stock, your ownership interest could be reduced by up to approximately 9.09%. See "PRO FORMA DATA" and "MANAGEMENT OF FIRST FEDERAL BANK--BENEFITS."

VARIOUS FACTORS COULD MAKE TAKEOVER ATTEMPTS THAT YOU WANT TO OCCUR MORE DIFFICULT TO ACHIEVE

         Provisions of First Federal Bancshares' Certificate of Incorporation and Bylaws, federal and state regulations and various other factors may make it more difficult for companies or persons to acquire control of First Federal Bancshares without the consent of First Federal Bancshares' Board of Directors. It is possible, however, that you might like to see a takeover attempt succeed because, for example, the potential acquiror could be offering a premium over the then prevailing price of First Federal Bancshares common stock. The factors that may discourage takeover attempts or make them more difficult include:

         - ANTI-TAKEOVER PROVISIONS AND STATUTORY PROVISIONS. Provisions in First Federal Bancshares' Certificate of Incorporation and Bylaws, the corporate law of the State of Delaware, and federal regulations may make it difficult and expensive to pursue a takeover attempt that management opposes. These provisions will also make the removal of the current Board of Directors or management of First Federal Bancshares, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of First Federal Bancshares' common stock; supermajority voting requirements for certain business combinations; the election of directors to staggered terms of three years; and the elimination of cumulative voting for directors. The Certificate of Incorporation and Bylaws of First Federal Bancshares also contain provisions regarding the timing and content of stockholder proposals and nominations and limitations on the calling of special meetings. For further information about these provisions, see "RESTRICTIONS ON ACQUISITION OF FIRST FEDERAL BANCSHARES AND FIRST FEDERAL."

         - EXPECTED VOTING CONTROL BY MANAGEMENT AND EMPLOYEES. The shares of common stock that First Federal's directors and executive officers intend to purchase in the conversion, when combined with the shares that may be awarded to participants under First Federal's and First Federal Bancshares' benefit plans, could result in management and employees controlling a significant percentage of First Federal Bancshares' common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. In addition, the total voting power of management and employees is likely to exceed 20% of First Federal Bancshares' outstanding stock. That level would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote. For information about management's intended stock purchases and the number of shares that may be awarded under new benefit plans, see "MANAGEMENT OF FIRST FEDERAL BANK--BENEFITS," "SHARES To BE PURCHASED BY MANAGEMENT WITH SUBSCRIPTION RIGHTS" and "RESTRICTIONS ON ACQUISITION OF FIRST FEDERAL BANCSHARES AND FIRST FEDERAL."

         - REQUIRED CHANGE IN CONTROL PAYMENTS. If a change in control had occurred at February 29, 2000 and all current executive officers and employees of First Federal were terminated, the aggregate value of the severance benefits required to be paid under employment and change in control agreements with executive officers and the employee severance plan, based on 1999 compensation data, would have been approximately $1.2 million. This estimate does not take into account future salary adjustments or bonus payments or the value of the continuation of other employee benefits. These payments may have the effect of increasing the costs of acquiring First Federal Bancshares, thereby discouraging future attempts to take over First Federal Bancshares or First Federal. For information about the proposed employment and severance agreements and severance plan, see "MANAGEMENT OF FIRST FEDERAL BANK--EXECUTIVE COMPENSATION."

THE RECENT POOR PERFORMANCE OF THRIFT STOCKS COULD NEGATIVELY AFFECT THE PRICE OF FIRST FEDERAL BANCSHARES' COMMON STOCK

         Since mid-1998, financial stocks in general have significantly underperformed the overall market as a whole. From July 1, 1998 to March 31, 2000, the SNL Thrift Index declined approximately 35%, while the Nasdaq

Composite, which includes a significant number of technology and Internet companies, rose approximately 139%. During this period, mutual funds that focus on financial stocks have experienced significant redemptions, which requires the mutual funds to liquidate investments, which in turn contributed to stock price declines for many banks and thrifts. Should this trend of mutual fund flows continue, stock prices of companies in the financial services sector, including that of First Federal Bancshares, may be negatively impacted.

POSSIBLE LIMITED MARKET FOR FIRST FEDERAL BANCSHARES' COMMON STOCK MAY NEGATIVELY AFFECT THE MARKET PRICE

         Although First Federal Bancshares intends to list its common stock on the Nasdaq National Market, First Federal Bancshares does not know whether an active trading market will develop. Because of the relatively small size of this offering, you may not be able to sell all of your shares of First Federal Bancshares common stock on short notice and the sale of a large number of shares at one time could temporarily depress the market price. For further information about the trading market for the common stock, see "MARKET FOR THE COMMON STOCK."

FIRST FEDERAL BANCSHARES' STOCK PRICE MAY DECLINE WHEN TRADING COMMENCES

         First Federal Bancshares cannot guarantee that if you purchase shares in the conversion that you will be able to sell them at or above the $10.00 purchase price. In several recent cases, common stock issued by converted financial institutions has commenced trading at a price that is below the price at which these shares were sold in the initial offerings of those companies. After the shares of First Federal Bancshares begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors, including prevailing interest rates, investor perceptions and general industry and economic conditions.

                        SELECTED FINANCIAL AND OTHER DATA

         The following tables contain information concerning the financial position and results of operations of First Federal. You should read this information in conjunction with the financial statements included in this prospectus.




                                                     AT FEBRUARY 29/28,
                                             --------------------------------
                                               2000        1999        1998
                                             --------    --------    --------
                                                      (IN THOUSANDS)

SELECTED CONSOLIDATED FINANCIAL DATA:
   Total assets .........................    $213,187    $201,171    $185,573
   Cash and cash equivalents ............       5,762      16,171      10,700
   Loans, net ...........................     113,602     101,834     105,260
   Securities held-to-maturity ..........      58,927      51,524      25,640
   Securities available-for-sale ........      29,442      26,622      37,295
   Deposits .............................     182,572     176,682     162,824
   FHLB advances ........................       6,000          --          --
   Total equity .........................      24,026      23,337      21,636







                                                YEAR ENDED FEBRUARY 29/28,
                                             --------------------------------
                                               2000        1999        1998
                                             --------    --------    --------
                                                      (IN THOUSANDS)

SELECTED OPERATING DATA:
   Total interest income ................    $ 13,660    $ 13,295    $ 12,917
   Total interest expense ...............       8,642       8,350       7,819
                                             --------    --------    --------
      Net interest income ...............       5,018       4,945       5,098
   Provision for loan losses ............         119           6          27
                                             --------    --------    --------
      Net interest income after provision
         for loan losses ................       4,899       4,939       5,071
   Noninterest income ...................         291         236         249
   Noninterest expense ..................       2,845       2,723       2,663
                                             --------    --------    --------
   Income before income taxes ...........       2,345       2,452       2,657
   Income taxes .........................         837         851         981
                                             --------    --------    --------
      Net income ........................    $  1,508    $  1,601    $  1,676
                                             ========    ========    ========



                                                             AT OR FOR THE YEAR ENDED
                                                                  FEBRUARY 29/28,
                                                            -------------------------
                                                             2000      1999     1998
                                                            ------    ------   ------

SELECTED OPERATING RATIOS AND OTHER DATA (1):

PERFORMANCE RATIOS:
   Average yield on interest-earning assets ...........       6.80%     7.04%    7.27%
   Average rate paid on interest-bearing liabilities ..       4.74      4.94     4.90
   Average interest rate spread (2) ...................       2.06      2.10     2.37
   Net interest margin (3) ............................       2.50      2.62     2.84
   Ratio of interest-earning assets to
     interest-bearing liabilities .....................     110.14    111.65   110.65
   Net interest income after provision for loan
     losses to noninterest expense ....................     172.20    181.38   190.42
   Noninterest expense as a percent of
     average assets ...................................       1.36      1.40     0.79
   Return on average assets ...........................       0.72      0.83     0.50
   Return on average equity ...........................       6.55      7.37     8.61
   Ratio of average equity to average assets ..........      11.03     11.20    11.60
   Efficiency ratio (4) ...............................      54.59     52.56    49.80

REGULATORY CAPITAL RATIOS:

   Tier 1 capital ratio ...............................      24.3      25.0     24.8
   Core capital ratio .................................      11.2      11.7     11.4
   Tangible capital ratio .............................      11.2      11.7     11.4
   Risk-based capital ratio ...........................      24.9      26.0     25.3

ASSET QUALITY RATIOS:

   Nonperforming loans and troubled debt
     restructurings as a percent of total loans (5) ...       0.89      0.76     1.06
   Nonperforming assets and troubled debt
     restructurings as a percent of total assets (6) ..       0.50      0.43     0.63
  Allowance for loan losses as a percent
     of total loans ...................................       0.42      0.45     0.46
  Allowance for loan losses as a percent of
     nonperforming loans and troubled debt
     restructurings (5) ...............................      47.73     58.44    29.69
   Net loans charged-off to average loans .............       0.09      0.03     0.03

NUMBER AT END OF PERIOD:

     Full service offices .............................          6         6        6
     Mortgage loans ...................................      2,413     2,460    2,621
     Deposit accounts .................................     19,699    19,533   19,250




------------------------------
(1) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods.

(2) Average interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(3) Net interest margin represents net interest income as a percent of average interest-earning assets.

(4) Efficiency ratio represents noninterest expense as a percentage of net interest income plus noninterest income.

(5) Nonperforming loans consist of all nonaccrual loans and all other loans 90 days or more past due.

(6) Nonperforming assets consist of nonperforming loans, other repossessed assets and real estate owned.

                               RECENT DEVELOPMENTS

     THE FOLLOWING TABLES CONTAIN INFORMATION CONCERNING THE FINANCIAL POSITION AND RESULTS OF OPERATIONS OF FIRST FEDERAL AT AND FOR THE DATES INDICATED. THE DATA PRESENTED AT MAY 31, 2000 AND FOR THE THREE MONTH PERIODS ENDED MAY 31, 2000 AND 1999 ARE DERIVED FROM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND, IN THE OPINION OF MANAGEMENT, REFLECT ALL ADJUSTMENTS NECESSARY TO PRESENT FAIRLY THE RESULTS FOR THESE INTERIM PERIODS. THESE ADJUSTMENTS CONSIST ONLY OF NORMAL RECURRING ADJUSTMENTS. THE RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MAY 31, 2000 ARE NOT NECESSARILY INDICATIVE OF THE RESULTS OF OPERATIONS THAT MAY BE EXPECTED FOR THE YEAR ENDED FEBRUARY 28, 2001. THIS INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS INCLUDED IN THIS PROSPECTUS.




                                                                           At MAY 31,         AT FEBRUARY 29,
                                                                              2000                 2000
                                                                           ----------         ---------------
                                                                                  (IN THOUSANDS)
SELECTED CONSOLIDATED FINANCIAL DATA:
   Total assets...................................................             $215,880               $213,187
   Cash and cash equivalents......................................                6,925                  5,762
   Loans, net ....................................................              115,255                113,602
   Securities held-to-maturity....................................               58,776                 58,927
   Securities available-for-sale..................................               28,536                 29,442
   Deposits.......................................................              186,385                182,572
   FHLB advances..................................................                4,000                  6,000
   Total equity...................................................               24,469                 24,026





                                                                                     THREE MONTHS
                                                                                     ENDED MAY 31,
                                                                         ------------------------------------
                                                                              2000                1999
                                                                           ----------         ---------------
                                                                                   (IN THOUSANDS)
SELECTED OPERATING DATA:
   Total Interest income..........................................               $3,677               $3,330
   Total Interest expense.........................................                2,351                2,090
                                                                                 ------               ------
      Net interest income.........................................                1,326                1,240
   Provision for loan losses......................................                   29                    6
                                                                                 ------               ------
      Net interest income after provision
         for loan losses..........................................                1,297                1,234
   Noninterest income ............................................                   81                   86
   Noninterest expense............................................                  682                  684
                                                                                 ------               ------
   Income before income taxes.....................................                  696                  636
   Income taxes...................................................                  253                  229
                                                                                 ------               ------
      Net income..................................................               $  443               $  407
                                                                                 ======               ======




                                                                          AT OR FOR THE
                                                                        THREE MONTHS ENDED
                                                                              MAY 31,
                                                              ---------------------------------------
                                                                       2000                   1999
                                                                    ----------           -------------
SELECTED OPERATING RATIOS AND OTHER DATA (1):

PERFORMANCE RATIOS:
   Average yield on interest-earning assets...............               6.98%                  6.76%
   Average rate paid on interest-bearing liabilities......               4.97                   4.74
   Average interest rate spread (2).......................               2.01                   2.03
   Net interest margin (3)................................               2.52                   2.52
   Ratio of interest-earning assets to
     interest-bearing liabilities.........................             111.36                 111.57
   Net interest income after provision for loan
     losses to noninterest expense........................             186.35                 179.88
   Noninterest expense as a percent of
     average assets.......................................               1.26                   1.35
   Return on average assets...............................               0.82                   0.80
   Return on average equity...............................               7.36                   6.98
   Ratio of average equity to average assets..............              11.16                  11.52
   Efficiency ratio (4)...................................              48.47                  47.96

ASSET QUALITY RATIOS:
   Nonperforming loans and troubled debt
     restructurings as a percent of total loans (5).......               0.50                   0.54
   Nonperforming assets and troubled debt
     restructurings as a percent of total assets (6)......               0.30                   0.27
  Allowance for loan losses as a percent
     of total loans ......................................               0.44                   0.45
  Allowance for loan losses as a percent of
     nonperforming loans and troubled debt
     restructurings (5)...................................              87.92                  83.89
   Net loans charged-off to average loans.................                  -                      -



----------
(1) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods.
(2) Average interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(3) Net interest margin represents net interest income as a percent of average interest-earning assets.
(4) Efficiency ratio represents noninterest expense as a percentage of net interest income plus noninterest income.
(5) Nonperforming loans consist of all nonaccrual loans and all other loans 90 days or more past due.
(6) Nonperforming assets consist of nonperforming loans, other repossessed assets and real estate owned.

COMPARISON OF FINANCIAL CONDITION AT MAY 31, 2000 AND FEBRUARY 29, 2000

     Total assets at May 31, 2000 were $215.9 million compared to $213.2 million at February 29, 2000, an increase of $2.7 million or 1.3%. The increase was primarily a result of increased loan originations due to continued market demand. The increase in loans was funded through an increase in deposits of $3.8 million partially offset by the repayment of $2.0 million in Federal Home Loan Bank advances.

     Total equity at May 31, 2000 was $24.5 million compared to $24.0 million at February 29, 2000. The increase of $443,000, or 1.8%, was primarily a result of net income for the period.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED MAY 31, 2000 AND MAY 31, 1999

         GENERAL. Net income for the three months ended May 31, 2000 increased $36,000, or 8.8%, to $443,000 from $407,000 for the three months ended May 31, 1999. Return on average assets was 0.82% for the three months ended May 31, 2000 compared to 0.80% for the same period in the prior year. Net interest income was $1.3 million for the three months ended May 31, 2000 compared to $1.2 million for the prior period due primarily to increased volume in loans. Noninterest income decreased slightly by $5,000 which was offset by a $2,000 decrease in noninterest expense.

         INTEREST INCOME. Interest income for the three months ended May 31, 2000 was $3.7 million compared to $3.3 million for the prior period, an increase of $347,000, or 10.4%. The increase was primarily the result of an increase in the average balance of interest-earning assets combined with a slight increase in interest rate. The average yield on interest earning assets increased to 6.98% for the three months ended May 31, 2000 from 6.76% for the three months ended May 31, 1999. Both the volume and rate increases were related to the loan portfolio. First Federal has continued to experience loan demand and the increased interest rate environment combined with First Federal=s continued emphasis on commercial lending has resulted in an increased yield on the overall loan portfolio.

         INTEREST EXPENSE. Interest expense for the three months ended May 31, 2000 was $2.4 million compared to $2.1 million for the prior period, an increase of $261,000, or 12.5%. The increase was due to an increase in volume of interest-bearing liabilities combined with an increased interest rate on deposits. The average balance of Federal Home Loan Bank borrowings was $4.3 million for the three months ended May 31, 2000 compared to $0 for the three months ended May 31, 1999. The average cost of funds increased to 4.97% from 4.74% as a result of an increasing interest rate environment.

         PROVISION FOR LOAN LOSSES. First Federal=s provision for loan losses for the three months ended May 31, 2000 was $29,000 compared to $6,000 for the three months ended May 31, 1999. The increase in the provision for loan losses was primarily a result of continued loan growth and the continued expansion of loan products into business lending, which generally carry more credit risk than traditional one-to four-family residential mortgage lending. Gross loans were $115.7 million at May 31, 2000 compared to $102.1 million at May 31, 1999, an increase of $13.6 million. In addition, commercial loans were $4.2 million at May 31, 2000 compared to $0 at May 31, 1999. Management increases the allowance for loan losses through a provision charged to expense based on a statistical percentage developed considering past loss experiences, delinquency trends and other factors such as portfolio composition. While management believes the existing level of reserves is adequate, future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions that may be beyond First Federal=s control.

         NONINTEREST INCOME. The following table shows the components of noninterest income and the dollar and percentage change from the three months ended May 31, 1999 to the three months ended May 31, 2000. Percentages are based on rounded numbers.


                                                   FOR THE THREE MONTHS ENDED
                                                        MAY 31,
                                                   --------------------------
                                                                               DOLLAR   PERCENTAGE
                                                   2000        1999            CHANGE     CHANGE
                                                   ----        ----            ------     ------
                                                              (DOLLARS IN THOUSANDS)
Service charges on NOW accounts.................    $36         $24             $12       50.0%
Other fee income................................     24          20               4       20.0
Other...........................................     21          42             (21)     (50.0)
                                                    ---         ---             ---       ----
      Total.....................................    $81         $86             $(5)      (5.8)
                                                    ===         ===             ===       ====




     Service charges on NOW accounts increased as a result of the increased volume of demand deposits. Other income decreased as a result of First Federal receiving $20,000 of reimbursement from insurance in the prior year related to fraud and theft.




         NONINTEREST EXPENSE. The following table shows the components of noninterest expense and the dollar and percentage change from the three months ended May 31, 1999 to the three months ended May 31, 2000. Percentages are based on rounded numbers.



                                                     FOR THE THREE MONTHS ENDED
                                                              MAY 31,
                                                     --------------------------
                                                                            DOLLAR     PERCENTAGE
                                                     2000        1999       CHANGE       CHANGE
                                                     ----        ----       ------       ------
                                                              (DOLLARS IN THOUSANDS)
Compensation and benefits.......................      $353        $308      $ 45         14.6%
Occupancy and equipment.........................        80          82        (2)        (2.4)
Data processing.................................       111         121       (10)        (8.3)
Federal insurance premiums......................        20          38       (18)       (47.4)
Advertising.....................................        21          38       (17)       (44.7)
Other...........................................        97          97         -            -
                                                      ----        ----      -----
     Total......................................      $682        $684      $ (2)        (0.3)
                                                      ====        ====      =====




         Compensation and benefits expense increased due to the hiring of a full-time commercial loan officer and the transfer of temporary employees to full-time status. Federal insurance premiums decreased as a result of a decrease in the percentage charged to savings institutions effective January 2000.

         INCOME TAX EXPENSE. First Federal=s federal and state income tax expense increased from $229,000 to $253,000 for the three month periods ended May 31, 1999 and 2000 as a result of an increase in pretax income. First Federal=s tax rate for 2000 was 36.4% compared to 36.0% for 1999.

                                 USE OF PROCEEDS

         The following table shows how First Federal Bancshares intends to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. See "PRO FORMA DATA" for the assumptions used to arrive at these amounts.


                                                                1,657,500   2,242,500    2,578,875
                                                                SHARES AT   SHARES AT    SHARES AT
                                                                 $10.00      $10.00       $10.00
                                                                PER SHARE   PER SHARE    PER SHARE
                                                                ----------  ---------    ---------
                                                                         (IN THOUSANDS)
Offering proceeds.............................................   $16,575     $22,425      $25,789
Less:  estimated underwriting commissions and
       other offering expenses................................       904         984        1,031
                                                                ----------  ---------    ---------
Net offering proceeds ........................................    15,671      21,441       24,758

Less:
   Proceeds used to purchase
      First Federal common stock .............................     7,836      10,721       12,379
   Proceeds used for loan to employee stock ownership plan ...     1,326       1,794        2,063
                                                                ----------  ---------    ---------
Proceeds remaining for First Federal Bancshares ..............   $ 6,510     $ 8,927      $10,316
                                                                ==========  =========    =========



         First Federal Bancshares may use the proceeds it retains from the offering:

         -    to invest in securities;

         -    to pay dividends to stockholders;

         -    to repurchase shares of its common stock;

         - to finance the possible acquisition of financial institutions or other businesses that are related to banking; and

         -    for general corporate purposes.

         First Federal may use the proceeds that it receives from the offering:

         -    to fund new loans;

         -    to invest in securities;

         -    to finance the possible expansion of its business activities; and

         -    for general corporate purposes.

         First Federal Bancshares and First Federal may need regulatory approvals to engage in some of the activities listed above. See "REGULATION AND SUPERVISION." Neither First Federal Bancshares nor First Federal currently has any specific plans or agreements regarding any expansion activities or acquisitions.

         Except as described above, neither First Federal Bancshares nor First Federal has specific plans for the investment of the proceeds of this offering. Although First Federal's capital currently exceeds regulatory requirements, it is converting to stock form primarily to structure itself in the form of organization used by commercial banks and most other financial services companies. For a discussion of management's business reasons for undertaking the conversion, see "THE CONVERSION--REASONS FOR THE CONVERSION."

                    FIRST FEDERAL BANCSHARES' DIVIDEND POLICY

         First Federal Bancshares' Board of Directors intends to adopt a policy of paying regular cash dividends after the conversion, but has not decided the amount that may be paid or when the payments may begin. In addition, the Board of Directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, the Board of Directors will take into account First Federal Bancshares' financial condition and results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The regulatory restrictions that affect the payment of dividends by First Federal to First Federal Bancshares discussed below will also be considered. First Federal Bancshares cannot guarantee that it will pay dividends or that, if paid, that First Federal Bancshares will not reduce or eliminate dividends in the future.

         First Federal Bancshares is subject to Delaware law, which generally limits dividends to an amount equal to the difference between the amount by which total assets exceed total liabilities and the amount equal to the aggregate par value of the outstanding shares of capital stock. If there is no difference between these amounts, dividends are limited to net income for the current and/or immediately preceding fiscal year.

         Dividends from First Federal Bancshares may depend, in part, upon receipt of dividends from First Federal because First Federal Bancshares initially will have no source of income other than dividends from First Federal and earnings from the investment of the net proceeds from the offering retained by First Federal Bancshares. Office of Thrift Supervision regulations limit distributions from First Federal to First Federal Bancshares. In addition, First Federal may not declare or pay a cash dividend on its capital stock if its effect would be to reduce the regulatory capital of First Federal below the amount required for the liquidation account to be established as required by First Federal's plan of conversion. See "REGULATION AND SUPERVISION--FEDERAL SAVINGS INSTITUTION REGULATION--LIMITATIONS ON CAPITAL DISTRIBUTIONS" AND "THE CONVERSION--EFFECTS OF CONVERSION TO STOCK FORM--LIQUIDATION ACCOUNT."

         Any payment of dividends by First Federal to First Federal Bancshares that would be deemed to be drawn out of First Federal's bad debt reserves would require the payment of federal income taxes by First Federal at the then current income tax rate on the amount deemed distributed. See "FEDERAL AND STATE TAXATION OF INCOME--FEDERAL INCOME TAXATION" and note 9 of the notes to financial statements included in this prospectus. First Federal Bancshares does not contemplate any distribution by First Federal that would result in this type of tax liability.

         Additionally, First Federal Bancshares and First Federal have committed to the Office of Thrift Supervision that during the one-year period following the conversion, First Federal Bancshares will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

                           MARKET FOR THE COMMON STOCK



         First Federal Bancshares has not previously issued common stock and there is currently no established market for the common stock. First Federal Bancshares intends to have its common stock quoted on the Nasdaq National Market under the symbol "FFBI" after the conversion.



         One of the requirements for continued quotation of the common stock on The Nasdaq Stock Market is that there be at least three market makers for the common stock. FBR has advised First Federal Bancshares that it intends to make a market in the common stock following the conversion, although FBR is under no obligation to do so. First Federal Bancshares and FBR will cooperate to encourage and assist at least two additional market makers to make a market in the common stock. Making a market involves maintaining bid and asked quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices. Various securities laws and other regulatory requirements apply to these activities. While First Federal Bancshares believes that there will be other broker-dealers to act as market makers for the common stock, First Federal Bancshares cannot guarantee that there will be three or more market makers for the common stock.

         Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within First Federal Bancshares' control or under the control of any market maker. The number of active buyers and sellers of the common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares on short notice and therefore you should not view the common stock as a short-term investment. First Federal Bancshares cannot assure you that an active and liquid trading market for the common stock will develop or that, if it develops, it will continue. Furthermore, First Federal Bancshares cannot assure you that if you purchase shares you will be able to sell them at or above $10.00 per share or that quotations will be available on the Nasdaq National Market as contemplated.

                                 CAPITALIZATION


         The following table presents the historical capitalization of First Federal at February 29, 2000, and the capitalization of First Federal Bancshares reflecting the conversion (referred to as "pro forma" information). The pro forma capitalization gives effect to the assumptions listed under "PRO FORMA DATA," based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares under the proposed stock-based incentive plan. A CHANGE IN THE NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION MAY MATERIALLY AFFECT PRO FORMA CAPITALIZATION.




                                                                                    FIRST FEDERAL BANCSHARES PRO FORMA
                                                                                   CAPITALIZATION BASED UPON THE SALE OF
                                                                                   -------------------------------------
                                                                  FIRST FEDERAL     1,657,500    2,242,500   2,578,875
                                                                 CAPITALIZATION     SHARES AT    SHARES AT   SHARES AT
                                                                     AS OF           $10.00       $10.00      $10.00
                                                               FEBRUARY 29, 2000    PER SHARE    PER SHARE   PER SHARE
                                                               -----------------   ----------    ---------   ---------
                                                                                        (IN THOUSANDS)
Deposits (1)...............................................        $182,572         $182,572     $182,572     $182,572
Advances from Federal Home Loan Bank.......................           6,000            6,000        6,000        6,000
                                                                   --------         --------     --------     --------
Total deposits and borrowed funds..........................        $188,572         $188,572     $188,572     $188,572
                                                                   ========         ========     ========     ========
Stockholders' equity:

   Preferred stock:
      1,000,000 shares, $.01 par value per share,
         authorized; none issued or outstanding............        $     --         $    --      $     --     $     --

   Common stock:
      4,000,000, $.01 par value per share,
         authorized; specified number of shares
         assumed to be issued and outstanding..............              --              17            22           26

Additional paid-in capital.................................              --          15,654        21,419       24,732
Retained earnings (2)......................................          24,131          24,131        24,131       24,131
Net unrealized gain on available-for-sale securities, net..            (105)           (105)         (105)        (105)

Less:
   Common stock acquired by employee
      stock ownership plan (3).............................              --          (1,326)       (1,794)      (2,063)
   Common stock to be acquired by stock-based
      incentive plan (4)...................................              --            (663)         (897)      (1,032)
                                                                   --------         --------     --------     --------
Total stockholders' equity.................................         $24,026         $37,708       $42,776      $45,689
                                                                   ========         ========     ========     ========



----------
(1) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.
(2) Retained earnings are restricted by applicable regulatory capital requirements. Additionally, First Federal will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of First Federal's eligible depositors as of October 31, 1998 and June 30, 2000 at the time of the conversion and decreased subsequently as these account holders reduce their balances or cease to be depositors. See "THE CONVERSION--EFFECTS OF CONVERSION TO STOCK FORM--LIQUIDATION ACCOUNT."
(3) Assumes that 8% of the common stock issued in the conversion will be acquired by the employee stock ownership plan in the conversion with funds borrowed from First Federal Bancshares. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to plan participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from First Federal Bancshares, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of First Federal Bancshares. See "MANAGEMENT OF FIRST FEDERAL BANK--BENEFITS--EMPLOYEE STOCK OWNERSHIP PLAN."
(4) Assumes the purchase in the open market at $10.00 per share, under the proposed stock-based incentive plan, of a number of shares equal to 4% of the shares of common stock issued in the conversion. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS--ISSUANCE OF SHARES FOR BENEFIT PROGRAMS MAY REDUCE YOUR OWNERSHIP INTEREST," "PRO FORMA DATA" and "MANAGEMENT OF FIRST FEDERAL BANK--BENEFITS--STOCK-BASED INCENTIVE PLAN." The stock-based incentive plan will be submitted to stockholders for approval at a meeting following the conversion.

                          REGULATORY CAPITAL COMPLIANCE


         At February 29, 2000, First Federal exceeded all regulatory capital requirements. The following table presents First Federal's capital position relative to its regulatory capital requirements at February 29, 2000, on a historical and pro forma basis. The table reflects receipt by First Federal of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the stock-based incentive plan as restricted stock are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to First Federal, see "REGULATION AND SUPERVISION--FEDERAL SAVINGS INSTITUTION REGULATION--CAPITAL REQUIREMENTS."




                                                                       PRO FORMA AT FEBRUARY 29, 2000
                                                            -----------------------------------------------------------------
                                                                                                              15% ABOVE
                                                                MINIMUM OF             MAXIMUM OF            MAXIMUM OF
                                                              OFFERING RANGE         OFFERING RANGE        OFFERING RANGE
                                                            ---------------------- ------------------   --------------------
                                          HISTORICAL AT       1,657,500 SHARES      2,242,500 SHARES       2,578,875 SHARES
                                        FEBRUARY 29, 2000   AT $10.00 PER SHARE    AT $10.00 PER SHARE    AT $10.00 PER SHARE
                                       -------------------  ---------------------- -------------------   ---------------------
                                       AMOUNT   PERCENT(1)   AMOUNT   PERCENT(1)    AMOUNT   PERCENT(1)   AMOUNT    PERCENT(1)
                                       ------   ----------  -------   ----------   --------  ----------   --------  ----------
                                                                      (DOLLARS IN THOUSANDS)
Generally accepted accounting
   principles capital...............    $24,026     11.26%    $29,873     13.64%    $32,056     14.49%    $33,310     14.97%
                                        =======     =====     =======     =====     =======     =====     =======     =====
Tangible Capital:
Capital level (2).....................  $24,084     11.29%    $29,931     13.66%    $32,114     14.51%    $33,368     14.99%
Requirement...........................    3,200      1.50       3,287      1.50       3,320      1.50       3,339      1.50
                                        -------     -----     -------     -----     -------     -----     -------     -----
Excess................................  $20,884      9.79%    $26,644     12.16%    $28,794     13.01%    $30,029     13.49%
                                        =======     =====     =======     =====     =======     =====     =======     =====
Core Capital:
Capital level (2).....................  $24,084     11.29%    $29,931     13.66%    $32,114     14.51%    $33,368     14.99%
Requirement...........................    8,532      4.00       8,766      4.00       8,854      4.00       8,904      4.00
                                        -------     -----     -------     -----     -------     -----     -------     -----
Excess................................  $15,552      7.29%    $21,165      9.66%    $23,260     10.51%    $24,464     10.99%
                                        =======     =====     =======     =====     =======     =====     =======     =====
Total Risk-Based Capital:
Total risk-based capital (3)..........  $24,626     24.86%    $30,473     30.41%    $32,656     32.44%    $33,910     33.60%
Requirement...........................    7,924      8.00       8,018      8.00       8,053      8.00       8,073      8.00
                                        -------     -----     -------     -----     -------     -----     -------     -----
Excess................................  $16,702     16.86%    $22,455     22.41%    $24,603     24.44%    $25,837     25.60%
                                        =======     =====     =======     =====     =======     =====     =======     =====




----------
(1) Tangible capital and core capital levels are shown as a percentage of adjusted total assets of $213.3 million. Risk-based capital levels are shown as a percentage of risk-weighted assets of $99.1 million.
(2) Goodwill and a portion of the net unrealized losses on available-for-sale securities accounts for the difference between generally accepted accounting principles capital and each of tangible capital. See note 12 to the notes to financial statements for additional information.
(3) Pro forma amounts and percentages assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 PRO FORMA DATA

         The following table shows information about the net income and stockholders' equity of First Federal Bancshares reflecting the conversion. The information provided illustrates the pro forma net income and stockholders' equity of First Federal Bancshares based on the sale of common stock at the minimum of the offering range, the maximum of the offering range and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

         - FBR will receive a fee equal to 1.5% of the aggregate purchase price of the shares sold in the conversion, except that no fee will be paid with respect to shares purchased by the employee stock ownership plan, officers, employees, directors of First Federal or First Federal Bancshares and their associates. See "THE CONVERSION--MARKETING AND UNDERWRITING ARRANGEMENTS."

         - Conversion expenses, excluding the fee paid to FBR, will total approximately $690,000 regardless of the number of shares sold in the conversion.

         Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.



         Pro forma net income for the year ended February 29, 2000 has been calculated as if the conversion were completed at March 1, 1999, and the net proceeds had been invested at 6.39% beginning on that date, which represents the one-year U.S. Treasury Bill yield as of February 29, 2000. In light of the changes in the market interest rates in recent periods, First Federal believes that the U.S. Treasury Bill yield represents a more realistic yield on the investment of the offering proceeds, rather than the arithmetic average of the weighted average yield earned by First Federal on its interest-earning assets and the interest rates paid on its deposits as required by Office of Thrift Supervision regulation.



         A pro forma after-tax return of 3.91% is used for both First Federal Bancshares and First Federal for the year ended February 29, 2000, after giving effect to a combined federal and state income tax rate of 38.74%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the table.

         When reviewing the following table you should consider the following:

         - The final column gives effect to a 15% increase in the offering range, which may occur without any further notice if RP Financial increases its appraisal to reflect the results of this offering or changes in the financial condition or results of operations of First Federal or changes in market conditions after the offering begins. See "THE CONVERSION--STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED."

         - Since funds on deposit at First Federal may be withdrawn to purchase shares of common stock, the amount of funds available to First Federal Bancshares for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

         - Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders' equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the conversion, the additional employee stock ownership plan expense or the proposed stock-based incentive plan.

         - Pro forma stockholders' equity ("book value") represents the difference between the stated amounts of First Federal's assets and liabilities. The amounts shown do not reflect the liquidation account, which will be established for the benefit of eligible depositors as of October 31, 1998 and June 30, 2000, or the federal income tax consequences of the restoration to income of First Federal's special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation.
              See "FEDERAL AND STATE TAXATION" and "THE CONVERSION--EFFECTS OF CONVERSION TO STOCK FORM." The amounts shown for book value do not represent fair market values or amounts available for distribution to stockholders in the unlikely event of liquidation.

         - The amounts shown as pro forma stockholders' equity per share do not represent possible future price appreciation of First Federal Bancshares' common stock.

         - The amounts shown do not account for the shares to be reserved for issuance under the stock-based incentive plan, which requires stockholder approval at a meeting following the conversion.

         The following pro forma data, which are based on First Federal's equity at February 29, 2000, and net income for the year ended February 29, 2000, may not represent the actual financial effects of the conversion or the operating results of First Federal Bancshares after the conversion. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma table. The pro forma data do not represent the fair market value of First Federal Bancshares' common stock, the current fair market value of First Federal's or First Federal Bancshares' assets or liabilities, or the amount of money that would be available for distribution to stockholders if First Federal Bancshares is liquidated after the conversion.


                                                                       AT OR FOR THE YEAR ENDED FEBRUARY 29, 2000
                                                                      ---------------------------------------------
                                                                                                         15% ABOVE
                                                                        MINIMUM OF     MAXIMUM OF        MAXIMUM OF
                                                                         OFFERING       OFFERING          OFFERING
                                                                          RANGE          RANGE             RANGE
                                                                      --------------   -----------      -----------
                                                                        1,657,500       2,242,500       2,578,875
                                                                          SHARES         SHARES           SHARES
                                                                        AT $10.00       AT $10.00       AT $10.00
                                                                        PER SHARE       PER SHARE       PER SHARE
                                                                       ----------       ---------       ----------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Gross proceeds......................................................    16,575           $22,425          $25,789
Less:  estimated expenses...........................................      (904)             (984)          (1,031)
                                                                        ------           -------          -------
Estimated net proceeds..............................................    15,671            21,441           24,758
Less:  common stock acquired by employee stock ownership plan (1)...    (1,326)           (1,794)          (2,063)
Less:  common stock to be acquired by stock-based incentive plan....      (663)             (897)          (1,032)
                                                                        ------           -------          -------
   Net investable proceeds..........................................    13,682           $18,750          $21,663
                                                                        ======           =======          =======

PRO FORMA NET INCOME:
 Pro forma net income:
   Historical.......................................................    $1,508            $1,508           $1,508
   Pro forma income on net investable proceeds......................       535               733              847
   Less:  pro forma employee stock ownership plan adjustments (1)...       (81)             (110)            (126)
   Less:  pro forma stock-based incentive plan adjustments (2)......       (81)             (110)            (126)
                                                                        ------           -------           ------
      Pro forma net income..........................................    $1,881            $2,021           $2,103
                                                                        ======           =======           ======
 Pro forma net income per share:
   Historical.......................................................    $ 0.98            $ 0.72           $ 0.63
   Pro forma income on net investable proceeds......................      0.35              0.35             0.35
   Less:  pro forma employee stock ownership plan adjustments (1)...     (0.05)            (0.05)           (0.05)
   Less:  pro forma stock-based incentive plan adjustments (2)......     (0.05)            (0.05)           (0.05)
                                                                        ------           -------           ------
      Pro forma net income per share................................    $ 1.23            $ 0.97           $ 0.88
                                                                        ======           =======           ======
Number of shares used to calculate pro forma net income
  per share (3)..................................................... 1,538,160         2,081,040        2,393,196

Purchase price as a multiple of pro forma net income per share......      8.13x            10.31x           11.36x

PRO FORMA STOCKHOLDERS' EQUITY:
 Pro forma stockholders' equity (book value):
   Historical.......................................................   $24,026           $24,026          $24,026
   Estimated net proceeds...........................................    15,671            21,441           24,758
   Less:  common stock acquired by employee stock ownership
           plan(1) .................................................    (1,326)           (1,794)          (2,063)
   Less:  common stock to be acquired by stock-based incentive
           plan(2) .................................................      (663)             (897)          (1,032)
                                                                       -------           -------          -------
      Pro forma stockholders' equity................................   $37,708           $42,776          $45,689
                                                                       =======           =======          =======
 Pro forma stockholders' equity per share:
   Historical.......................................................   $ 14.50           $ 10.71          $  9.32
   Estimated net proceeds...........................................      9.45              9.56             9.60
   Less:  common stock acquired by employee stock ownership
           plan(1) .................................................     (0.80)            (0.80)           (0.80)
   Less:  common stock to be acquired by stock-based incentive
           plan(2) .................................................     (0.40)            (0.40)           (0.40)
                                                                        ------           -------          -------
      Pro forma stockholders' equity per share......................   $ 22.75           $ 19.07          $ 17.72
                                                                       =======           =======          =======
Number of shares used to calculate pro forma stockholders' equity
   per share........................................................ 1,657,500         2,242,500        2,578,875

Purchase price as a percentage of pro forma stockholders' equity
   per share........................................................     43.96%            52.44%           56.43%



----------------------------
(1) Assumes that the employee stock ownership plan will acquire an amount of stock equal to 8% of the shares of common stock offered in the conversion. The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the conversion retained by First Federal Bancshares. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in THE WALL STREET JOURNAL, which is currently _____%. First Federal intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. First Federal's payment of the employee stock ownership plan debt is based upon equal installments of principal over a 10-year period, assuming a combined federal and state income tax rate of 38.74%. Interest income earned by First Federal Bancshares on the loan to the employee stock ownership plan offsets the interest paid on the loan by First Federal. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "MANAGEMENT OF FIRST FEDERAL BANK--BENEFITS--EMPLOYEE STOCK OWNERSHIP PLAN."

(2) In calculating the pro forma effect of the restricted stock awards, it is assumed that the required stockholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during the period, and that the combined federal and state income tax rate is 38.74%. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85%.

     For purposes of this table, shares of restricted stock issued under the stock-based incentive plan vest 20% per year and compensation expense is recognized on a straight-line basis over each vesting period. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the stock-based incentive plan, total stock-based incentive plan expense would be greater. The total estimated expense was multiplied by 20%, which is the total percent of shares for which expense is recognized in the first year.



     The following table shows the estimated pro forma net income and stockholders' equity per share if restricted shares awarded under the stock-based incentive plan were authorized but unissued shares instead of repurchased shares. The table also shows the estimated pre-tax stock-based incentive plan expense. The number of shares used to calculate pro forma net income per share in the following table is the total number of shares issued at the indicated point in the offering range, minus the number of shares sold to the employee stock ownership plan assumed not to be committed to be released within the first year following the conversion and plus the number of shares that may be awarded as restricted stock under the planned stock-based benefit plan. The number of shares used calculate pro forma stockholders' equity per share in the following table is the total number of shares issued at the indicated point in the offering range, plus the number of shares that may be awarded as restricted stock under the planned stock-based beneficial plan.






                                                                                                   15% ABOVE
                                                                MINIMUM            MAXIMUM          MAXIMUM
                                                              OF OFFERING        OF OFFERING      OF OFFERING
                                                                RANGE               RANGE            RANGE
                                                             ------------        -----------      -----------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Pro forma net income per share:
   Year ended February 29, 2000.......................         $ 1.19             $ 0.95            $ 0.86

Number of shares used to calculate pro forma net income
 per share............................................      1,604,460          2,170,740         2,496,351

Pro forma stockholders' equity per share:
   At February 29, 2000...............................         $22.26             $18.73            $17.42

Number of shares used to calculate pro forma
 stockholders' equity per share.......................      1,723,800        2,332,200          2,682,030

Pre-tax stock-based incentive plan expense:
   Year ended February 29, 2000.......................         $133               $179              $206






(3) Number of shares used to calculate pro forma net income per share is the total number of shares issued at the indicated point in the offering range, minus the number of shares sold to the employee stock ownership plan assumed not to be committed to be released within the first year following the conversion.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS



         The objective of this section is to help potential investors understand management's views on First Federal's financial condition and results of operations. You should read this discussion in conjunction with the financial statements and the notes to the financial statements that appear at the end of this prospectus. Years in this discussion (2000, 1999, etc.) refer to First Federal's February-ending fiscal years. First Federal Bancshares and First Federal intend to adopt a December 31 fiscal year end in order to be on a reporting schedule that is more familiar to investors and analysts and that coincides with First Federal's regulatory reporting schedule.



GENERAL

         First Federal's results of operations depend primarily on net interest income, which is the difference between the interest income earned on First Federal's interest-earning assets, such as loans and securities, and the interest expense on its interest-bearing liabilities, such as deposits and borrowings. First Federal also generates noninterest income primarily from loan fees and service charges. First Federal's noninterest expenses primarily consist of employee compensation and benefits, occupancy expense, advertising and other operating expenses. First Federal's results of operations are also affected by general economic and competitive conditions, notably changes in market interest rates, government policies and regulations.

FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements that are based on assumptions and describe future plans, strategies, and expectations of First Federal and First Federal Bancshares. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. First Federal's and First Federal Bancshares' ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of First Federal and First Federal Bancshares include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the Department of Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in First Federal's and First Federal Bancshares' market area and accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

OPERATING STRATEGY

         First Federal is an independent, community-oriented financial institution with a commitment to providing residential, personal and business financing and financial services products in the market areas served by its banking offices. First Federal's mission is to position itself to compete as a community-based independent financial institution, meeting the needs of its local customer base and providing high quality personal customer service in meeting those needs. To accomplish these objectives, in addition to offering a variety of mortgage loan and retail deposit products, First Federal has:

         - expanded its product offering to include credit and debit cards and a variety of transaction accounts;

         - hired an experienced commercial loan officer to head its new commercial loan department;

         - implemented a web site and deployed eight automated teller machines to provide service outside its banking offices; and

         -    developed a variety of consumer loan products.

         As part of its interest rate risk management strategy, First Federal emphasizes short-term, balloon and adjustable-rate loans. In recent years, when market interest rates have been relatively low, First Federal has increased its portfolio of securities rather than originating long-term, fixed-rate loans. First Federal's securities portfolio consists primarily of U.S. government agency obligations and mortgage-backed securities.


COMPARISON OF FINANCIAL CONDITION AT FEBRUARY 29, 2000 AND FEBRUARY 28, 1999

         Total assets at February 29, 2000 were $213.2 million compared to $201.2 million at February 28, 1999, an increase of $12.0 million or 6.0%. The increase was primarily a result of increased loan originations due to continued market demand and purchases of securities. The increase in loans was funded through increased deposits of $5.9 million and borrowings from the Federal Home Loan Bank of $6.0 million.

         Total equity at February 29, 2000 was $24.0 million compared to $23.3 million at February 28, 1999. The increase of $689,000, or 3.0%, was a result of net income of $1.5 million, partially offset by a $818,000 decrease in the unrealized gain on securities available for sale.

FISCAL 2000 COMPARED WITH FISCAL 1999



         GENERAL. Net income for fiscal 2000 decreased $93,000, or 5.8%, to $1.5 million from $1.6 million for fiscal 1999. Return on average equity was 6.55% in fiscal 2000 compared to 7.37% in fiscal 1999. Return on assets was 0.72% in fiscal 2000 compared to 0.83% in fiscal 1999. Although net interest income increased 1.5%, First Federal recorded a larger provision for loan losses as a result of the growth of First Federal's loan portfolio, increased charge-offs and expansion into commercial lending. As a result, net interest income after provision for loan losses decreased slightly from fiscal 1999. See "--PROVISION FOR LOAN LOSSES." Noninterest income increased $55,000, or 23.3%, while noninterest expense increased $122,000, or 4.5%, primarily as a result of the addition of a commercial loan department.



         INTEREST INCOME. Interest income for fiscal 2000 was $13.7 million compared to $13.3 million for fiscal 1999, an increase of $365,000, or 2.7%. The increase was primarily the result of an increase in the average balance of interest-earning assets to $200.9 million for fiscal 2000 from $188.8 million for fiscal 1999. The average balance of loans increased 1.1% while the average balance of securities increased 24.1%. During fiscal 2000, First Federal invested cash and cash equivalents in higher yielding securities, primarily U.S. government agency obligations. The average balance of U.S. government agency obligations increased $14.2 million from $44.5 million for fiscal 1999 to $58.7 million for fiscal 2000. Loans comprised 52.8% of interest-earning assets in fiscal 2000 compared to 55.6% in fiscal 1999. The increase in the average balance of interest-earning assets was partially offset by a decrease in the average yield on earning assets from 7.04% for fiscal 1999 to 6.80% for fiscal 2000. The average yield on earning assets decreased on all categories of assets as a result of market rates and competition.

         INTEREST EXPENSE. Interest expense for fiscal 2000 was $8.6 million compared to $8.3 million for fiscal 1999, an increase of $292,000, or 3.5%. The increase was primarily due to an increase in volume of interest-bearing liabilities to $182.4 million for fiscal 2000 from $169.1 million for fiscal 1999. The average balance of Federal Home Loan Bank borrowings was $5.5 million for fiscal 2000, compared to $0 for the prior year. In addition, the average balance of NOW and money market deposits increased $7.1 million to $32.9 million for fiscal 2000 as a result of marketing efforts by First Federal and the introduction of tiered interest rates for money market deposit accounts. The increase in the volume of interest-bearing liabilities was partially offset by a decrease in the average cost of funds from 4.94% for fiscal 1999 to 4.74% for fiscal 2000. This was primarily a result of First Federal's effort to reduce rates offered on certificates of deposit and still remain competitive.



         PROVISION FOR LOAN LOSSES. First Federal's provision for the loan losses for fiscal 2000 was $119,000 compared to $6,000 for fiscal 1999. The increase in the provision for loan losses was primarily a result of increased charge-offs in the current year in addition to loan growth and the expansion of loan products into commercial business lending, which generally carry more credit risk than traditional one- to four-family residential mortgage lending. Net charge-offs totaled $93,000 for fiscal 2000 compared to $35,000 for fiscal 1999. In addition, gross loans increased $11.7 million of which $3.4 million were commercial loans. See "BUSINESS OF FIRST FEDERAL BANK--ALLOWANCE FOR LOAN LOSES." Management increases the allowance for loan losses through a provision charged to expense based on a statistical percentage developed considering past loss experiences, delinquency trends and other factors such as portfolio composition. While management believes the existing level of reserves is adequate, future adjustments to the allowance may be necessary due to economic, operating, regulatory, and other conditions that may be beyond First Federal's control.

         NONINTEREST INCOME. The following table shows the components of noninterest income and the dollar and percentage change from fiscal 1999 to fiscal 2000. Percentages are based on rounded numbers.


                                                       FISCAL          FISCAL           DOLLAR         PERCENTAGE
                                                        2000            1999            CHANGE           CHANGE
                                                   --------------   -------------   --------------   --------------
                                                                        (DOLLARS IN THOUSANDS)

Service charges on NOW accounts.................       $116            $  95              $21             22.1%
Other fee income................................         97               84               13             15.5
Other...........................................         78               57               21             36.8
                                                       ----            -----              ----
      Total.....................................       $291             $236              $55             23.7
                                                       ====            =====              ===




         Service charges on NOW accounts increased as a result of the increased volume of demand deposits. Other fee income increased due to additional ATM fees resulting from First Federal's addition of two new ATMs. Other income increased as a result of $20,000 in insurance reimbursement relating to fraud and theft.


         NONINTEREST EXPENSE. The following table shows the components of noninterest expense and the dollar and percentage change from fiscal 1999 to fiscal 2000. Percentages are based on rounded numbers.


                                                       FISCAL          FISCAL           DOLLAR         PERCENTAGE
                                                        2000            1999            CHANGE           CHANGE
                                                   --------------   -------------   --------------   --------------
                                                                        (DOLLARS IN THOUSANDS)

Compensation and benefits.......................       $1,464          $1,336             $128             9.6%
Occupancy and equipment.........................          354             379              (25)           (6.6)
Data processing.................................          425             424                1             0.2
Federal insurance premiums......................          151             152               (1)           (0.6)
Advertising.....................................          104              97                7             7.2
Other...........................................          347             335               12             3.6
                                                       ------          ------             ----
      Total.....................................       $2,845          $2,723             $122             4.5
                                                       ======          ======             ====





         Compensation and benefits expense increased due to the hiring of a full-time commercial loan officer and the transfer of two temporary employees to full-time status. In addition, other expense increased due to expenses related to the issuance of new ATM cards, including special promotions, and expenses related to the addition of two new ATM machines. Other noninterest expense includes goodwill amortization, ATM expense, professional fees, supplies, postage, telephone, courier and miscellaneous expenses.



         INCOME TAX EXPENSE. First Federal's federal and state income tax expense decreased from $851,000 for fiscal 1999 to $837,000 for fiscal 2000 as a result of a decrease in pretax income. First Federal's effective tax rate for fiscal 2000 was 35.7% compared to 34.7% for fiscal 1999.

AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS/COST

         The following table presents certain information for fiscal 2000 and fiscal 1999 regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances were derived from daily balances.


                                            AT FEBRUARY 29,
                                                 2000                     FISCAL 2000                          FISCAL 1999
                                         -------------------- ----------------------------------   ---------------------------------
                                                                                      AVERAGE                              AVERAGE
                                                     YIELD/    AVERAGE                 YIELD/       AVERAGE                 YIELD/
                                          BALANCE     RATE     BALANCE     INTEREST     RATE        BALANCE    INTEREST      RATE
                                         ---------- --------  ----------  ---------  -----------   ---------   ---------   --------
                                                                          (DOLLARS IN THOUSANDS)
Interest earning assets:
 Loans (1).............................. $114,098     7.52%   $106,190     $ 7,933     7.47%        $104,988    $ 8,189      7.80%
 Securities (2).........................   88,543     6.26      87,641       5,409     6.17           70,640      4,455      6.31
 Deposits in other financial
   institutions ........................    6,514     5.81       7,089         318     4.48           13,161        651      4.95
                                          -------             --------     -------                  --------    -------
   Total interest-earning assets........  209,155     6.93     200,920      13,660     6.80          188,789     13,295      7.04

Noninterest-earning assets..............    4,032                7,702                                 5,097
                                         --------             --------                              --------
   Total assets......................... $213,187             $208,622                              $193,886
                                         ========             ========                              ========
Interest-bearing liabilities:
 Deposits:
  Savings accounts and certificates..... $145,565    5.05    $144,016        7,108    4.94         $143,268      7,485      5.22
  NOW and money market accounts.........   35,592    4.06      32,903        1,216    3.69           25,827        865      3.35
  FHLB advances.........................    6,000    6.16       5,498          318    5.79               --         --        --
                                         --------            --------      -------                 --------     ------
    Total interest-bearing liabilities..  187,157    4.90     182,417        8,642    4.74          169,095      8,350      4.94
                                                                           -------                              ------
Noninterest-bearing liabilities.........    2,004               3,185                                 3,078
                                         --------            --------                              --------
    Total liabilities...................  189,161             185,602                               172,173
Equity..................................   24,026              23,020                                21,713
                                         --------            --------                              --------
    Total liabilities and equity........ $213,187            $208,622                              $193,886
                                         ========            ========                              ========
Net interest-earning assets.........                         $ 18,503                              $ 19,694
                                                             ========                              ========
Net interest income/interest
    rate spread (3).................                 2.03%                  $5,018    2.06%                     $4,945      2.10%
                                                   ======                   ======  ======                      ======    ======
Net interest margin (4).............                                          2.50%                              2.62%
                                                                            ======                              =====
Ratio of interest-earning assets
 to interest-bearing liabilities..                             110.14%                               111.65%
                                                               ======                                ======


----------
(1) Balances are net of deferred loan origination costs, undisbursed proceeds of construction loans in process, and include nonperforming loans.
(2)  Includes $894,200 in stock in the FHLB of Chicago.
(3) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income as a percentage of average interest-earning assets.

RATE/VOLUME ANALYSIS

         The following table presents the effects of changing rates and volumes on the interest income and interest expense of First Federal. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume, which cannot be segregated, have been allocated proportionately based on the absolute value of the change due to rate and the change due to volume.


                                                   FISCAL 2000 COMPARED TO FISCAL 1999
                                                 ----------------------------------------
                                                    INCREASE (DECREASE)
                                                          DUE TO
                                                 -------------------------
                                                    RATE          VOLUME           NET
                                                 ----------      ---------      ---------
                                                              (IN THOUSANDS)
Interest-earning assets:
   Loans......................................        $(350)       $    94          $(256)
   Securities.................................          (76)         1,030            954
   Deposits in other financial institutions...          (33)          (300)          (333)
                                                    -------        -------         ------
         Total interest-earning assets........         (459)           824            365

Interest-bearing liabilities:
   Deposits:
      Savings accounts and certificates.......         (416)            39           (377)
      NOW and money market accounts...........          114            237            351
   FHLB advances..............................           --            318            318
                                                    -------       --------         ------
         Total interest-bearing liabilities...         (302)           594            292
                                                    -------       --------         ------
Increase(decrease) in net
   interest income............................        $(157)       $   230         $   73
                                                    =======       ========         ======



MANAGEMENT OF INTEREST RATE RISK AND MARKET RISK ANALYSIS

         QUALITATIVE ASPECTS OF MARKET RISK. First Federal's most significant form of market risk is interest rate risk. The principal objectives of First Federal's interest rate risk management are to evaluate the interest rate risk inherent in certain balance sheet accounts, determine the level of risk appropriate given First Federal's business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with the Board of Director's approved guidelines. First Federal has an Asset/Liability Committee, responsible for reviewing its asset/liability policies and interest rate risk position, which meets monthly and reports trends and interest rate risk position to the Board of Directors quarterly. The extent of the movement of interest rates is an uncertainty that could have a negative impact on the earnings of First Federal.

         In recent years, First Federal has used the following strategies to manage interest rate risk: (1) emphasizing the origination of adjustable-rate and balloon loans and not originating long-term, fixed-rate loans for retention in its portfolio; (2) emphasizing shorter term consumer loans; (3) introducing floating-rate commercial business loans tied to the prime rate;
(4) maintaining a high quality securities portfolio that provides adequate liquidity and flexibility to take advantage of opportunities that may arise from fluctuations in market interest rates, the overall maturity of which is monitored in relation to the repricing of its loan portfolio; and (5) using Federal Home Loan Bank advances to better structure maturities of its interest rate sensitive liabilities. First Federal currently does not participate in hedging programs, interest rate swaps or other activities involving the use of off-balance sheet derivative financial instruments.

         QUANTITATIVE ASPECTS OF MARKET RISK. First Federal primarily utilizes an interest sensitivity analysis prepared by the Office of Thrift Supervision to review the level of interest rate risk. This analysis measures interest rate risk by computing changes in the net portfolio value of First Federal's cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. Net portfolio value represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market sensitive instruments in the event of a sudden and sustained 100 to 300 basis point increase or decrease in market interest rates with no effect given to any steps that management might take to counter the effect of that interest rate movement. The following table, which was prepared by the Office of Thrift Supervision based on data provided by First Federal, presents the change in First Federal's net portfolio value at December 31, 1999, that would occur upon an immediate change in interest rates based on Office of Thrift Supervision assumptions, but without giving effect to any steps that management might take to counteract that change.







                                                                                    NPV AS % OF PORTFOLIO
  CHANGE IN                                                                            VALUE OF ASSETS
INTEREST RATES                          NET PORTFOLIO VALUE                     ----------------------------
IN BASIS POINTS             -----------------------------------------------       NPV
(RATE SHOCK)                  AMOUNT           $ CHANGE          % CHANGE        RATIO             CHANGE(1)
---------------             ---------          --------          ---------      -------            ---------
                                                                (DOLLARS IN THOUSANDS)
      300                    $11,473           $(11,766)            (51)%        5.77%              (514)bp
      200                     15,698             (7,541)            (32)         7.71               (320)
      100                     19,767             (3,472)            (15)         9.48               (143)
     Static                   23,239                 --              --          10.91                --
     (100)                    25,782              2,543              11          11.92               101
     (200)                    26,023              2,784              12          11.97               106
     (300)                    26,594              3,355              14          12.15               124



----------
(1)   Expressed in basis points.

         The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

         As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates of deposit could deviate significantly from those assumed in calculating the table.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity is the ability to meet current and future financial obligations of a short-term nature. First Federal further defines liquidity as the ability to respond to the needs of depositors and borrowers as well as maintaining the flexibility to take advantage of investment opportunities. First Federal's primary sources of funds consist of deposit inflows, loan repayments, maturities, paydowns, and sales of investment and mortgage-backed securities and borrowings from the Federal Home Loan Bank. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. First Federal generally manages the pricing of its deposits to be competitive and to increase core deposit relationships.

         Federal regulations require First Federal to maintain minimum levels of liquid assets. The required percentage has varied from time to time based upon economic conditions and savings flows and is currently 4.0% of net withdrawable savings deposits and borrowings payable on demand or in one year or less during the preceding calendar month. Liquid assets for purposes of this ratio include cash, certain time deposits, U.S. Government, government agency and corporate securities and other obligations generally having remaining maturities of less than five years. First Federal has historically maintained its liquidity ratio for regulatory purposes at levels in excess of those required. At February 29, 2000, First Federal's liquidity ratio for regulatory purposes was 35.08%.

         The primary investing activities of First Federal are the origination of loans and the purchase of securities. In fiscal 2000, First Federal originated $37.8 million of loans and purchased $24.8 million of securities. In fiscal 1999, First Federal originated $27.4 million of loans and purchased $55.4 million of securities. Financing activities consist primarily of activity in deposit accounts and Federal Home Loan Bank advances. First Federal experienced a net increase in total deposits of $5.9 million and $13.9 million for fiscal 2000 and fiscal 1999, respectively. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by First Federal and its local competitors and other factors. First Federal closely monitors its liquidity position on a daily basis.

         First Federal's most liquid assets are cash and short-term investments. The levels of these assets are dependent on First Federal's operating, financing, lending and investing activities during any given period. At February 29, 2000, cash and short-term investments totaled $7.3 million. First Federal has other sources of liquidity if a need for additional funds arises, including securities maturing within one year and the repayment of loans. First Federal may also utilize the sale of securities available-for-sale, federal funds purchased, and Federal Home Loan Bank advances as a source of funds. At February 29, 2000, First Federal had the ability to borrow a total of approximately $17.9 million from the Federal Home Loan Bank of Chicago. On that date, First Federal had advances outstanding of $6.0 million.

         At February 29, 2000, First Federal had outstanding commitments to originate loans of $1.4 million, $752,000 of which had fixed interest rates. These loans are to be secured by properties located in its market area. First Federal anticipates that it will have sufficient funds available to meet its current loan commitments. Loan commitments have, in recent periods, been funded through liquidity or through FHLB borrowings. Certificates of deposit that are scheduled to mature in one year or less from February 29, 2000 totaled $98.9 million. Management believes, based on past experience, that a significant portion of those deposits will remain with First Federal. Based on the foregoing, in addition to First Federal's high level of core deposits and capital, First Federal considers its liquidity and capital resources sufficient to meet its outstanding short-term and long-term needs.

         Liquidity management is both a daily and long-term responsibility of management. First Federal adjusts its investments in liquid assets based upon management's assessment of (1) expected loan demand, (2) expected deposit flows,
(3) yields available on interest-earning deposits and securities, and (4) the objectives of its asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits and short- and intermediate-term U.S. Government and agency obligations and mortgage-backed securities of short duration. If First Federal requires funds beyond its ability to generate them internally, it has additional borrowing capacity with the Federal Home Loan Bank of Chicago.

         First Federal is subject to various regulatory capital requirements administered by the Office of Thrift Supervision including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At February 29, 2000, First Federal exceeded all of its regulatory capital requirements. First Federal is considered "well capitalized" under regulatory guidelines. See "REGULATION AND SUPERVISION- FEDERAL SAVINGS INSTITUTION REGULATION - CAPITAL REQUIREMENTS" and "REGULATORY CAPITAL COMPLIANCE" and note 12 of the notes to the financial statements.

         The capital from the conversion will significantly increase liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of lending activities. First Federal's financial condition and results of operations will be enhanced by the capital from the conversion, resulting in increased net interest-earning assets and net income. However, due to the large increase in equity resulting from the capital injection, return on equity will be adversely impacted following the conversion.

IMPACT OF ACCOUNTING PRONOUNCEMENTS

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," issued in June 1998 (as amended by SFAS No.
137), standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. The Statement requires entities to carry all derivative instruments in the statement of financial position at fair value. The accounting for changes in the fair value, gains and losses, of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reasons for holding it. If certain conditions are met, entities may elect to designate a derivative instrument as a hedge of exposures to changes in fair value, cash flows or foreign currencies. The statement is effective for fiscal years beginning after June 15, 2000. The statement is not expected to affect First Federal because First Federal does not currently purchase derivative instruments or enter into hedging activities.

EFFECT OF INFLATION AND CHANGING PRICES

         The consolidated financial statements and related financial data presented in this prospectus have been prepared following generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of First Federal's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                      BUSINESS OF FIRST FEDERAL BANCSHARES

GENERAL

         First Federal Bancshares was organized as a Delaware business corporation at the direction of First Federal in April 2000 to become the holding company for First Federal upon completion of the conversion. As a result of the conversion, First Federal will be a wholly owned subsidiary of First Federal Bancshares and all of the issued and outstanding capital stock of First Federal will be owned by First Federal Bancshares.

BUSINESS

         Before the completion of the conversion, First Federal Bancshares will not engage in any significant activities other than those of an organizational nature. Following completion of the conversion, First Federal Bancshares' business activity will be the ownership of the outstanding capital stock of First Federal and management of the investment of proceeds retained from the conversion. In the future, First Federal Bancshares may acquire or organize other operating subsidiaries. There are no current plans, arrangements, agreements or understandings, written or oral, to do so.

         Initially, First Federal Bancshares will neither own nor lease any property but will instead use the premises, equipment and furniture of First Federal with the payment of appropriate rental fees, as required by applicable law and regulations.

         Since First Federal Bancshares will hold the outstanding capital stock of First Federal after the conversion, the competitive conditions applicable to First Federal Bancshares will be the same as those confronting First Federal. See "BUSINESS OF FIRST FEDERAL BANK--COMPETITION."

                         BUSINESS OF FIRST FEDERAL BANK

GENERAL

         First Federal was founded in 1917 as an Illinois-chartered mutual savings association under the name "Colchester Building and Loan Investment Association." In 1977, First Federal adopted a federal mutual charter under the name "First Federal Saving and Loan Association of Colchester." First Federal changed its name to "First Federal Bank, F.S.B." in 1990. Following completion of the conversion, First Federal will operate under the name "First Federal Bank." First Federal is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. First Federal's deposits are insured to the maximum allowable amount by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. First Federal has been a member of the Federal Home Loan Bank System since 1934.

         First Federal operates as a community-oriented financial institution, specializing in the acceptance of retail deposits from the general public in the areas surrounding its six full-service banking offices and using those funds, together with funds generated from operations and borrowings, to originate loans. The principal lending activity of First Federal is the origination of mortgage loans for the purpose of purchasing or refinancing one- to four-family residential property. First Federal also originates multi-family and commercial real estate loans, residential construction loans, commercial business loans and a variety of consumer loans. First Federal originates loans primarily for long-term investment purposes. See "--LENDING ACTIVITIES." First Federal also invests in mortgage-backed securities, securities issued by the U.S. Government and state and local governments, and other permissible investments. First Federal's revenues are derived principally from the generation of interest and fees on loans originated and, to a lesser extent, interest and dividends on investments. First Federal's primary sources of funds are deposits, principal and interest payments on loans and investments and advances from the Federal Home Loan Bank of Chicago.

MARKET AREA

         First Federal conducts business in west central Illinois from its home office in Colchester (McDonough County), its two branch offices in Quincy (Adams County) and its branch offices located in Mt. Sterling (Brown County) and Macomb and Bushnell (McDonough County). First Federal's primary deposit gathering and lending area is concentrated in the communities surrounding its six banking offices and, to a lesser extent, in the surrounding counties.

         The market area served by First Federal is generally rural and has an agriculturally-based economy. Adams County, which is home to the city of Quincy, is a regional population and employment center for west central Illinois. Quincy has a diverse employment base and serves as a center for education, healthcare and related services.

COMPETITION

         First Federal faces intense competition for the attraction of deposits and origination of loans in its market area. Its most direct competition for deposits has historically come from the several financial institutions operating in First Federal's market area and, to a lesser extent, from other financial service companies, such as brokerage firms, credit unions and insurance companies. While those entities still provide a significant source of competition for deposits, First Federal also currently faces significant competition for deposits from the mutual fund industry as customers seek alternative sources of investment for their funds. In this regard, First Federal also faces competition for investors' funds from their direct purchase of short-term money market securities and other corporate and government securities. First Federal's competition for loans comes primarily from financial institutions in its market area, and to a lesser extent from other financial service providers, such as mortgage companies and mortgage brokers. Additionally, competition for loans may increase due to the increasing number of non-depository financial service companies entering the mortgage market, such as insurance companies, securities companies and specialty finance companies. First Federal expects competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. The Gramm-Leach-Bliley Act, which permits affiliation among banks, securities firms and insurance companies, also will change the competitive environment in which First Federal conducts business. Some of the institutions with which First Federal competes are significantly larger than First Federal and, therefore, have significantly greater resources. Competition for deposits and the origination of loans could limit First Federal's growth in the future. See "RISK FACTORS--STRONG COMPETITION COULD HURT FIRST FEDERAL'S PROFITS."

LENDING ACTIVITIES

         GENERAL. First Federal's loan portfolio primarily consists of one- to four-family mortgage loans. To a lesser degree, First Federal's loan portfolio also includes multi-family and commercial real estate loans, residential construction loans, commercial business loans and a variety of consumer loans. Most of First Federal's borrowers are located in the counties where its branches are located and in the surrounding counties.

         First Federal's loans are subject to federal laws and regulations. Interest rates charged by First Federal on loans are affected principally by First Federal's current asset/liability strategy, the demand for various types of loans, the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by general and economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

         LOAN PORTFOLIO ANALYSIS. The following table presents the composition of First Federal's loan portfolio at the dates indicated. First Federal had no concentration of loans exceeding 10% of total loans receivable other than as disclosed below.




                                                                     AT FEBRUARY 29/28,
                                     -------------------------------------------------------------------------------------
                                            2000                1999                  1998                  1997
                                     -------------------  ------------------    ------------------  ----------------------
                                                PERCENT              PERCENT              PERCENT               PERCENT
                                      AMOUNT   OF TOTAL   AMOUNT    OF TOTAL    AMOUNT    OF TOTAL   AMOUNT     OF TOTAL
                                     -------   --------   ------    --------    ------    --------   ------     --------
                                                                    (DOLLARS IN THOUSANDS)
Real estate loans:
 One- to four-family ................$ 80,383     70.52%  $ 76,452   74.76%    $ 77,203    72.99%   $ 75,947      74.10%
 Multi-family and commercial ........  15,580     13.67     12,767   12.49       14,922    14.11      13,999      13.66
 Construction .......................   1,675      1.47        645    0.63        1,912     1.81       1,883       1.84
                                     --------    ------   --------  ------     --------   ------    --------     ------
            Total real estate loans..  97,638     85.66     89,864   87.88       94,037    88.91      91,829      89.60
Commercial loans ....................   3,885      3.41        532    0.52          469     0.44         610       0.60
Consumer and other loans:
 Automobile .........................   5,874      5.15      5,658    5.53        5,061     4.78       4,581       4.47
 Home improvement ...................   2,434      2.14      2,276    2.23        2,513     2.38       2,382       2.32
 Share loans ........................     783      0.68        787    0.77          707     0.67         653       0.64
 Other ..............................   3,379      2.96      3,141    3.07        2,984     2.82       2,429       2.37
                                     --------    ------   --------  ------     --------   ------    --------     ------
            Total consumer and
              other loans............  12,470     10.93     11,862   11.60       11,265    10.65      10,045       9.80
                                     --------    ------   --------  ------     --------   ------    --------     ------
      Total loans ................... 113,993    100.00%   102,258  100.00%     105,771   100.00%    102,484     100.00%
                                                 ======             ======                ======                 ======
Less:
 Deferred loan origination fees
  and discounts .....................      92                   33                  (25)                (60)
 Allowance for loan losses ..........    (483)                (457)                (486)               (467)
                                     --------             --------             --------            --------
       Total loans, net .............$113,602             $101,834             $105,260            $101,957
                                     ========             ========             ========            ========


   The following table presents certain information at February 29, 2000 regarding the dollar amount of loans maturing in First Federal's portfolio based on their contractual terms to maturity or scheduled amortization, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due in one year or less. Loan balances do not include undisbursed loan proceeds, net deferred loan origination costs and allowance for loan losses.


                                                                     AT FEBRUARY 29, 2000
                                         ------------------------------------------------------------------------
                                                   MULTI-
                                          ONE-TO   FAMILY AND
                                          FOUR-    COMMERCIAL                                              TOTAL
                                          FAMILY   REAL ESTATE  CONSTRUCTION     CONSUMER   COMMERCIAL     LOANS
                                         --------  -----------  ------------     --------   ----------   --------
                                                             (IN THOUSANDS)
Amounts due in:
 One year or less .....................   $  1,665   $  1,247     $  1,675       $  1,879   $    607     $  7,073
 More than one year to three years ....      7,524      2,624           --          3,377        667       14,192
 More than three years to five years...     16,996      5,465           --          5,504      2,185       30,150
 More than five years to 10 years .....      4,757      1,624           --          1,690         --        8,071
 More than 10 years to 15 years .......     25,005      3,254           --             20        426       28,705
 More than 15 years ...................     24,436      1,366           --             --         --       25,802
                                          --------   --------     --------       --------   --------     --------
      Total amount due ................   $ 80,383   $ 15,580     $  1,675       $ 12,470   $  3,885     $113,993
                                          ========   ========     ========       ========   ========     ========



         Scheduled contractual principal repayments of loans do not reflect the actual life of the loans. The average life of a loan is substantially less than its contractual term because of prepayments. In addition, due-on-sale clauses on loans generally give First Federal the right to declare loans immediately due and payable if, among other things, the borrower sells the real property with the mortgage and the loan is not repaid. The average life of a mortgage loan tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, tends to decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

         The following table presents the dollar amount of all loans due after February 29, 2000, which have fixed interest rates and floating or adjustable interest rates. The total dollar amount of loans due after February 28, 2001 that have fixed interest rates is $46.4 million and those having adjustable interest rates is $60.5 million.


                                     DUE AFTER FEBRUARY 29, 2000
                                   -------------------------------
                                     FIXED    ADJUSTABLE   TOTAL
                                   ---------  ----------  --------
                                           (IN THOUSANDS)
Real estate loans:
   One- to four-family ..........   $ 25,968   $ 54,415   $ 80,383
   Multi-family and commercial...     10,264      5,316     15,580
   Construction .................        908        767      1,675
                                    --------   --------   --------
      Total real estate loans...      37,140     60,498     97,638
Consumer loans ..................     12,452         18     12,470
Commercial loans ................      3,292        593      3,885
                                    --------   --------   --------
      Total loans ...............   $ 52,884   $ 61,109   $113,993
                                    ========   ========   ========


         ONE- TO FOUR-FAMILY REAL ESTATE LOANS. First Federal's primary lending activity is the origination of loans secured by one- to four-family residences located in its market area. First Federal's residential mortgage loans are primarily structured as either one-year adjustable-rate mortgage loans or five-year balloon loans. The loan fees charged, interest rates and other provisions of First Federal's mortgage loans are determined by First Federal on the basis of its own pricing criteria and market conditions.

         First Federal's adjustable-rate mortgage loans are based on an amortization schedule that ranges from 10 to 30 years. Interest rates and payments on First Federal's adjustable-rate mortgage loans generally are adjusted annually after one year based on the Federal Housing Finance Board's national average mortgage contract rate for major lenders on the purchase of previously occupied homes. The maximum amount by which the interest rate may be increased or decreased on First Federal's adjustable-rate mortgage loans is 2% per year and the lifetime interest rate cap is generally 5% over the initial interest rate of the loan. First Federal qualifies the borrower based on the borrower's ability to repay the loan based on the maximum interest rate at the first adjustment. The terms and conditions of the adjustable-rate mortgage loans offered by First Federal, including the index for interest rates, may vary from time to time.

          First Federal's balloon loans have a five-year term and payments based on an amortization schedule of up to 30 years. The interest rate on First Federal's balloon loans is fixed for the term of the loan. First Federal typically notifies the borrower in writing 30 days before the end of the loan term of the maturity of the loan and that the loan must be repaid or the term extended. In most instances, a new rate is negotiated to meet market conditions and an extension of the loan is executed for another five-year term with an amortization schedule equal to the original amortization term less the prior balloon term(s). First Federal generally does not extend the loan if the borrower is delinquent or has had a poor payment history.

         In January 2000, First Federal began offering 30-year fixed rate mortgage loans through the Federal Home Loan Bank's Mortgage Partnership Finance Program. Through this program, mortgage loans are funded and owned by the Federal Home Loan Bank and serviced by First Federal. At February 29, 2000, First Federal was servicing two loans originated through the Mortgage Partnership Finance Program.

         Most loans originated by First Federal conform to Fannie Mae and Freddie Mac underwriting standards. However, First Federal also originates residential mortgage loans that are not originated in accordance with the purchase requirements of Freddie Mac or Fannie Mae. Although such loans satisfy First Federal's underwriting requirements, they are considered "non-conforming" because they do not satisfy collateral requirements, income and debt ratios, acreage limits, insurance requirements or various other requirements imposed by Freddie Mac and Fannie Mae. Accordingly, First Federal's non-conforming loans could be sold only after incurring certain costs and/or discounting the purchase price. First Federal, however, currently does not intend to sell its loans. First Federal has historically found that its origination of non-conforming loans has not resulted in high amounts of non-performing loans. In addition, First Federal believes that these loans satisfy a need in First Federal's local community. As a result, First Federal intends to continue to originate non-conforming loans.

         Adjustable-rate mortgage loans help reduce First Federal's exposure to changes in interest rates. The retention of balloon loans in First Federal's loan portfolio, which through the use of extension agreements function like adjustable-rate mortgage loans, also helps reduce First Federal's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the borrower. It is possible that during periods of rising interest rates the risk of default on adjustable-rate mortgage loans may increase as a result of repricing and the increased payments required by the borrower. In addition, although adjustable-rate mortgage loans make First Federal's asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations First Federal has no assurance that yields on adjustable-rate mortgage loans will be sufficient to offset increases in First Federal's cost of funds during periods of rising interest rates. First Federal believes these risks, which have not had a material adverse effect on First Federal to date, are less than the risks associated with holding fixed-rate loans in its portfolio in a rising interest rate environment.

           First Federal requires all properties securing its mortgage loans to be appraised by an approved independent state-certified and licensed appraiser. First Federal's lending policies permit First Federal to lend up to 95% of the appraised value of the property or the purchase price of the property, whichever is less; however, First Federal generally requires private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the property. First Federal also requires that fire, casualty, title, hazard insurance and, if appropriate, flood insurance be maintained on most properties securing real estate loans made by First Federal.

         In an effort to provide financing for moderate income and first-time home buyers, First Federal offers the Affordable Housing Loan Program through the Illinois League of Financial Institutions and has its own first-time home buyer loan program, the Community Home Buyer Program. First Federal offers residential mortgage loans through these programs to qualified individuals and originates the loans using modified underwriting guidelines. Most of these loans have private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the property. At February 29, 2000 First Federal had five and 235 loans originated through the Affordable Housing Loan Program and the Community Home Buyer Program, respectively.

         MULTI-FAMILY AND COMMERCIAL REAL ESTATE LOANS. First Federal originates mortgage loans for the acquisition and refinancing of multi-family and commercial real estate properties. In an effort to increase its emphasis on commercial loans, First Federal hired an experienced commercial loan officer in September 1999 with the primary responsibility of increasing commercial real estate and business loan volume.

         Most of the multi-family loans and commercial real estate loans originated by First Federal are five-year balloon loans with payments based on an amortization schedule of up to 20 years. Generally, the maximum loan-to-value ratio for a multi-family or commercial real estate loan is 75%. First Federal requires written appraisals prepared by an approved independent appraiser of all properties located in Quincy, Illinois securing multi-family or commercial real estate loans in amounts over $50,000 and all properties located in the remainder of First Federal's market area securing multi-family or commercial real estate loans in amounts over $5,000.

         At February 29, 2000, First Federal's largest multi-family loan had a balance of $304,000 and was secured by an apartment complex located in Phoenix, Arizona. At February 29, 2000, this loan was performing according to its original terms. At February 29, 2000, First Federal's commercial real estate loans were secured by a variety of properties, including retail and small office properties, farmland and churches. At February 29, 2000, First Federal's largest commercial real estate loan had an outstanding balance of $889,000. The loan is secured by a gas station/ convenience store located in Macomb, Illinois. At February 29, 2000, this loan was performing according to its original terms.

         Multi-family and commercial real estate lending affords First Federal an opportunity to receive interest at rates higher than those generally available from one- to four-family residential lending. However, loans secured by these properties usually are greater in amount and are more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by income producing properties are often dependent on the successful operation and management of the properties, repayment of these loans may be affected by adverse conditions in the real estate market or the economy. First Federal seeks to minimize these risks by generally limiting the maximum loan-to-value ratio to 75% for multi-family and commercial real estate loans and by strictly scrutinizing the financial condition of the borrower, the cash flow of the project, the quality of the collateral and the management of the property securing the loan. First Federal also attempts to minimize credit risk by lending almost solely on local properties to businesses with which First Federal is familiar. First Federal conducts a visual inspection for possible environmental compliance concerns and requires an environmental audit with respect to manufacturing facilities securing any loan over $200,000 and any other property where the inspection discloses possible problems. First Federal also generally obtains personal loan guarantees from financially capable parties.

         RESIDENTIAL CONSTRUCTION LOANS. First Federal originates construction loans to professional builders and to individuals for the construction and acquisition of personal residences. Most of First Federal's construction loans are made to individuals. First Federal's construction loans generally provide for the payment of interest only during the construction phase, which is usually six months. In the case of loans to individuals, at the end of the construction phase, the loan converts to a permanent mortgage loan. Loans can be made with a maximum loan to value ratio of 80%.

         Before making a commitment to fund a construction loan, First Federal requires an appraisal of the property by a licensed appraiser. First Federal also reviews and inspects each property before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion.

         Construction lending generally involves a higher degree of risk than single-family permanent mortgage lending because of the greater potential for disagreements between borrowers and builders and the failure of builders to pay subcontractors. Additional risk often exists because of the inherent difficulty in estimating both a property's value and the estimated cost of the property. If the estimate of construction cost proves to be inaccurate, First Federal may be required to advance funds beyond the amount originally committed to protect the value of the property. If the estimate of value upon completion proves to be inaccurate, First Federal may be confronted with a property whose value is insufficient to assure full repayment. First Federal has attempted to minimize the foregoing risks by, among other things, limiting its construction lending to residential properties, limiting loans to builders for speculative construction projects and by having all construction loans to individuals convert to permanent mortgage loans at the end of the construction phase. It is also First Federal's general policy to obtain regular financial statements and tax returns from builders so that it can monitor their financial strength and ability to repay.

         COMMERCIAL BUSINESS LOANS. First Federal makes commercial business loans in its market area to a variety of professionals, sole proprietorships, partnerships and corporations. First Federal offers a variety of commercial lending products that include term loans for equipment financing, term loans for business acquisitions, inventory financing and revolving lines of credit. In most cases, fixed-rate loans have terms up to 5 years and are fully amortizing. Revolving lines of credit generally will have adjustable rates of interest and are governed by a borrowing base certificate, payable on demand, subject to annual review and renewal. Business loans with variable rates of interest adjust on a daily basis and are generally indexed to the prime rate as published in THE WALL STREET JOURNAL. Furthermore, as circumstances warrant, First Federal may utilize a loan agreement for commercial loans. In an effort to increase its emphasis on commercial loans, First Federal hired an experienced commercial loan officer in September 1999 with the responsibility of developing a commercial lending policy and increasing loan volume.

         In making commercial business loans, First Federal considers a number of factors, including the financial condition of the borrower, the nature of the borrower's business, economic conditions affecting the borrower, First Federal's market area, the management experience of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the collateral. Commercial loans are generally secured by a variety of collateral, including equipment, inventory and accounts receivable, and supported by personal guarantees.

         Unlike mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are larger in amount and of higher risk and typically are made on the basis of the borrower's ability to repay the loan from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value. To manage these risks, First Federal performs a credit analysis for each commercial loan at least annually. At February 29, 2000, First Federal's largest commercial loan was for $519,000 to a warehouse distribution company located in Kirksville, Missouri. This loan was performing in accordance with its original terms at February 29, 2000.

         CONSUMER LOANS. First Federal offers a variety of consumer loans, including fully amortized home equity loans and second mortgage loans and automobile loans.

         First Federal offers fixed-rate home improvement loans with terms up to eight years. The home improvement loans are FHA-insured loans in amounts up to $25,000. The loan-to-value ratios of fixed-rate home improvement loans are generally limited to 80%.

         First Federal's second mortgage loans are generally either five-year fixed-rate loans or five-year balloon loans. First Federal's second mortgages are limited to existing First Federal customers. The underwriting standards employed by First Federal for home equity loans and second mortgage loans include a determination of the applicant's credit history, an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan.

         First Federal also originates consumer loans secured by automobiles and, occasionally, boats and other recreational vehicles. First Federal offers fixed-rate automobile loans with terms of up to 60 months. Loan-to-value ratios and maximum loan terms vary depending on the age of the vehicle. At February 29, 2000, automobile loans were 47% of First Federal's consumer loans.

         Other consumer loans offered by First Federal include loans secured by various personal property and share loans. Loans secured by personal property generally have a fixed-rate and a maximum term of five years. Share loans are secured by deposits at First Federal.

         Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

         LOANS TO ONE BORROWER. The maximum amount that First Federal may lend to one borrower is limited by regulation. At February 29, 2000, First Federal's regulatory limit on loans to one borrower was $3.6 million. At that date, First Federal's largest amount of loans to one borrower, including the borrower's related interests, was approximately $3.1 million and consisted of commercial real estate loans, commercial loans and a commercial working capital loan. These loans were performing according to their original terms at February 29, 2000.

         LOAN APPROVAL PROCEDURES AND AUTHORITY. First Federal's lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by First Federal's Board of Directors and management.

         First Federal's policies and loan approval limits are established and approved by the Board of Directors. With respect to residential mortgage loans, at least two members of First Federal's loan approval committee must approve all loans up to $300,000. All residential mortgage loans over $300,000 require prior approval of the full Board of Directors.

         With respect to commercial loans, including commercial mortgage loans, all extensions of credit that would result in total exposure to First Federal of $100,000 or less require the approval of the commercial loan manager or the Chief Executive Officer. All extensions of credit that would result in total exposure to First Federal of over $100,000 but no more than $500,000 require the approval of the commercial loan manager and the Chief Executive Officer. All extensions of credit that would result in total exposure to First Federal of over $500,000 but no more than $1,000,000 require the approval of the commercial loan manager, the Chief Executive Officer and the commercial loan committee. Credit extensions that would result in total exposure to First Federal of more than $1,000,000 require the additional approval of the Board of Directors.

         Additionally, various bank personnel have been delegated authority to approve consumer loans, including automobile loans. The Chief Executive Officer reviews all consumer loan approvals after each loan is made.

         LOAN ORIGINATIONS, PURCHASES AND SALES. First Federal's lending activities are conducted by its employees operating through First Federal's offices. First Federal relies on advertising, referrals from realtors and customers, and personal contact by First Federal's staff to generate loan originations. First Federal does not use loan correspondents or other third-parties to originate loans and, in recent years, has not been an active purchaser of loans. In the past, First Federal purchased whole loans and participation interests in commercial and residential mortgage loans through a mortgage company in Colorado. First Federal has also participated in a small amount of loans through a group of institutions organized to lend to businesses in the Quincy, Illinois business district. Subject to market conditions, the existence of available funds and other factors, First Federal anticipates that it will recommence purchasing loans later in 2000. Except for loans originated through the Federal Home Loan Bank's Mortgage Partnership Finance Program, First Federal generally retains for its portfolio all of the loans that it originates. First Federal's ability to originate adjustable-rate and balloon loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates. As a result of the low interest rate environment in recent years, First Federal has experienced a decline in loan demand as customers have preferred fixed-rate, fully amortized loans.

         The following table presents total loans originated, purchased and repaid during the periods indicated. First Federal did not sell any loans during the periods indicated.



                                            FOR THE YEARS ENDED FEBRUARY 29/28,
                                            -----------------------------------
                                                     2000        1999
                                                  ---------   ---------
                                                      (IN THOUSANDS)
Loans at beginning of period ..................   $ 102,258   $ 105,771

   Originations:
      Real estate:
         One- to four-family ..................      11,797      12,870
         Multi-family and commercial ..........       6,308         352
         Construction .........................       3,236       3,683
                                                  ---------   ---------
            Total real estate loans ...........      21,341      16,905

      Consumer:

         Home improvement .....................       1,258         979
         Automobile ...........................       3,824       3,864
         Other ................................       4,638       4,072
                                                  ---------   ---------
            Total consumer loans ..............       9,720       8,915

      Commercial ..............................       6,754       1,562
                                                  ---------   ---------
            Total loans originated ............      37,815      27,382

Loans purchased ...............................          --         275
Deduct:
      Principal loan repayments and prepayments      26,044      30,988
      Loan sales ..............................          --          --
      Transfers to REO ........................          36         182
                                                  ---------   ---------
            Sub-total .........................      26,080      31,170
                                                  ---------   ---------
Net loan activity .............................      11,735      (3,513)
                                                  ---------   ---------
      Loans at end of period ..................   $ 113,993   $ 102,258
                                                  =========   =========


         LOAN COMMITMENTS. First Federal issues loan commitments to its prospective borrowers conditioned on the occurrence of certain events. Commitments are made in writing on specified terms and conditions and are honored for up to 30 days from approval. At February 29, 2000, First Federal had loan commitments and unadvanced loans and lines of credit totaling $4.5 million. See note 10 of the notes to financial statements included in this prospectus.

         LOAN FEES. In addition to interest earned on loans, First Federal receives income from fees in connection with loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions.

         First Federal charges loan origination fees, which are calculated as a percentage of the amount borrowed. As required by applicable accounting principles, loan origination fees, discount points and certain loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. At February 29, 2000, First Federal had $139,000 of net deferred loan costs.

         NONPERFORMING ASSETS AND DELINQUENCIES. All loan payments are due on the first day of each month. When a borrower on a residential mortgage loan fails to make a required loan payment, First Federal attempts to cure the deficiency by contacting the borrower and seeking the payment. A late notice is mailed after 30 days of delinquency. In most cases, deficiencies are cured promptly. A second notice is mailed after 60 days of delinquency and First Federal follows up the second notice with a letter and a phone call to the borrower. On or about the 90th day of delinquency, First Federal sends a third late notice and a personal collection letter giving the borrower 10 days in which to work out a payment schedule. On or about the 120th day of delinquency, First Federal sends a final late notice and a compulsory collection letter from First Federal's attorney warning the borrower of possible foreclosure if the account is not brought up to date within 30 days. While First Federal generally prefers to work with borrowers to resolve problems, First Federal will institute foreclosure or other proceedings after five months of delinquency, as necessary, to minimize any potential loss.

         When a borrower on a consumer loan fails to make a required loan payment, a late notice is mailed on the day after the payment is due. A second notice is mailed after 10 days of delinquency and First Federal follows up with a letter and a phone call to the borrower. Depending on the type of collateral, First Federal may take action to repossess the property securing the loan.

         A report listing all delinquent commercial loans and commercial real estate loans is generated and reviewed by management, including the Board of Directors, on a monthly basis. The procedures taken by First Federal with respect to delinquencies vary depending on the nature of the loan and cause of delinquency. When a commercial borrower fails to make a required payment on a loan, First Federal takes a number of actions to have the debtor cure the delinquency and return the account to current status. The commercial loan department will send a written notice of non-payment after the payment or loan is first past due. The commercial loan department will then via telephone, written correspondence or face-to-face contact attempt to ascertain the reasons for delinquency and the prospects for repayment. In the event that payment is not received or not otherwise satisfied, additional telephone calls and letters are generally made. If the loan is 90 days delinquent, First Federal will commence legal proceedings.

         Management informs the Board of Directors monthly of the amount of loans delinquent more than 30 days, all loans in foreclosure, and all foreclosed and repossessed property that First Federal owns.

         First Federal ceases accruing interest on loans when principal or interest payments are delinquent 90 days or more unless the loan is adequately collateralized and in the process of collection. Once the accrual of interest on a loan is discontinued, all interest previously accrued is reversed against current period interest income once management determines that interest is uncollectible.

         The following table presents information with respect to First Federal's nonperforming assets at the dates indicated.



                                                                             AT FEBRUARY 29/28
                                                   ------------------------------------------------------------------
                                                    2000           1999           1998            1997          1996
                                                   ------         ------         ------          ------        ------
                                                                           (DOLLARS IN THOUSANDS)
Accruing loans past due 90 days or more:
    One- to four- family real estate ......        $  875         $  642         $  911         $1,497         $  420
    Multi-family and commercial real estate            --             --             25            158             86
    Consumer ..............................           105            121            165            245            121
    Commercial ............................            --             --             --             --             --
                                                   ------         ------         ------         ------         ------
        Total                                         980            763          1,101          1,900            627
Non-accruing loans:
   One- to four-family real estate ........            32             17             18             98            238
   Multi-family and commercial real estate             --             --             --             --             --
   Consumer ...............................            --              2             --             --             --
   Commercial .............................            --             --             --             --             --
                                                   ------         ------         ------         ------         ------
      Total ...............................            32             19             18             98            238
Real estate owned (REO) ...................            48             60             25            106            288
Other repossessed assets ..................            --             15             33             22             --
                                                   ------         ------         ------         ------         ------
      Total nonperforming assets ..........         1,060            857          1,177          2,126          1,153
Troubled debt restructurings ..............            --             --             --             --             --
                                                   ======         ======         ======         ======         ======
Troubled debt restructurings and
  total nonperforming assets ..............        $1,060         $  857         $1,177         $2,126         $1,153
                                                   ======         ======         ======         ======         ======
Total nonperforming loans and
  troubled debt restructurings as a
  percentage of total loans ...............          0.89%          0.76%          1.06%          1.95%          0.90%
Total nonperforming assets and
  troubled debt restructurings as a
  percentage of total assets ..............          0.50%          0.43%          0.63%          1.18%          0.68%

         Interest income that would have been recorded for the year ended February 29, 2000 had nonaccruing loans been current according to their original terms amounted to approximately $7,000. Interest related to these loans of $3,000 was included in interest income for the year ended February 29, 2000.


         The following table sets forth the delinquencies in First Federal's loan portfolio as of the dates indicated.


                                                                     AT FEBRUARY 29/28,
                            ------------------------------------------------------------------------------------------
                                                 2000                                          1999
                            ----------------------------------------------- ------------------------------------------
                                  60-89 DAYS            90 DAYS OR MORE           60-89 DAYS          90 DAYS OR MORE
                            ----------------------- ----------------------- --------------------- --------------------
                             NUMBER    PRINCIPAL    NUMBER     PRINCIPAL     NUMBER   PRINCIPAL    NUMBER   PRINCIPAL
                               OF      BALANCE OF     OF       BALANCE OF      OF      BALANCE       OF      BALANCE
                             LOANS       LOANS      LOANS        LOANS       LOANS    OF LOANS     LOANS     OF LOANS
                            --------   --------    --------     --------    --------   --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)

Real estate loans:
   One- to four-family         22      $  577          22      $  907          12     $  296         20     $  659
   Multi-family and
      commercial .....          2          66          --          --          --         --         --         --
   Construction ......          1          70          --          --          --         --         --         --

Consumer loans:
   Home improvement ..          3          11           4          17           1          1          7         33
   Automobile ........         11          86          15          60          10         47         12         61
   Other .............         --          --           2          28           2         47          3         29
Commercial loans .....         --          --          --          --          --         --         --         --
                           ------      ------      ------      ------      ------     ------     ------     ------
      Total ..........         39      $  810          43      $1,012          25     $  391         42     $  782
                           ======      ======      ======      ======      ======     ======     ======     ======
Delinquent loans to
   total loans..                         0.71%                   0.89%                  0.38%                 0.76%


               REAL ESTATE OWNED. Real estate acquired by First Federal as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid principal balance of the loan plus foreclosure costs, or fair market value at the date of foreclosure, establishing a new cost basis. Holding costs and declines in fair value after acquisition of the property result in charges to expense. At February 29, 2000, First Federal had $48,000 in real estate owned, which consisted of a single-family residence.

               ASSET CLASSIFICATION. Federal banking regulators have adopted various regulations and practices regarding problem assets of savings institutions. Under such regulations, examiners have authority to identify problem assets during examinations and, if appropriate, require them to be classified.

               There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover probable losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention." First Federal monitors "special mention" assets.

           The following table presents classified assets at February 29, 2000.

                                      LOSS                DOUBTFUL             SUBSTANDARD         SPECIAL MENTION
                               --------------------  --------------------  --------------------  -------------------
                               PRINCIPAL NUMBER OF   PRINCIPAL NUMBER OF   PRINCIPAL NUMBER OF   PRINCIPAL NUMBER OF
                                BALANCE    LOANS      BALANCE    LOANS      BALANCE    LOANS      BALANCE    LOANS
                               --------- ---------   --------- ---------   --------- ---------   --------- ---------
                                                             (DOLLARS IN THOUSANDS)

Real estate loans:
   One- to four-family           $ --        --        --        --          $408        8         $ 33        3
   Multi-family and
      commercial .....             --        --        --        --            --       --           --       --
   Construction ......             --        --        --        --            --       --           --       --

Consumer loans:
   Home improvement ..              1         2        --        --            16        4           --       --
   Automobile ........             26         8        --        --            23        6           --       --
   Share loans .......             --        --        --        --            --       --           --       --
   Other .............             24         1        --        --             4        1           --       --
Commercial loans .....             --        --        --        --            --       --           --       --
                                 ----      ----      ----      ----          ----     ----         ----     ----
      Total ..........           $ 51        11        --        --          $451       19         $ 33        3
                                 ====      ====      ====      ====          ====     ====         ====     ====




         ALLOWANCE FOR LOAN LOSSES. In originating loans, First Federal recognizes that losses will be experienced on loans and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. First Federal maintains an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents management's estimate of probable losses based on information available as of the date of the financial statements. The allowance for loan losses is based on management's evaluation of the collectibility of the loan portfolio, including past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, and economic conditions. These factors remained generally consistent until the fiscal year ended February 29, 2000. During the year ended February 29, 2000, First Federal increased its provision for loan losses primarily as a result of increased charge-offs, loan growth and the expansion of loan products into commercial business lending.
See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS--FISCAL 2000 COMPARED WITH FISCAL 1999--PROVISION FOR LOAN
LOSSES."




         The loan portfolio and other credit exposures are regularly reviewed by management to evaluate the adequacy of the allowance for loan losses. The methodology for assessing the appropriateness of the allowance includes comparison to actual losses, peer group comparisons, industry data and economic conditions. In addition, the regulatory agencies, as an integral part of their examination process, periodically review First Federal's allowance for loan losses. Such agencies may require First Federal to make additional provisions for estimated losses based upon judgments different from those of management.

         In connection with assessing the allowance, loss factors are applied to various pools of outstanding loans. First Federal segregates the loan portfolio according to risk characteristics (I.E., mortgage loans, business, consumer). Loss factors are derived using First Federal's historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date.

         In addition, management assesses the allowance using factors that cannot be associated with specific credit or loan categories. These factors include management's subjective evaluation of local and national economic and business conditions, portfolio concentration and changes in the character and size of the loan portfolio. The allowance methodology reflects management's objective that the overall allowance appropriately reflects a margin for the imprecision necessarily inherent in estimates of expected credit losses.

         At February 29, 2000, First Federal's allowance for loan losses represented 0.42% of total loans and 47.73% of nonperforming loans. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while First Federal believes it has established its existing allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing First Federal's loan portfolio, will not request First Federal to increase its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect First Federal's financial condition and results of operations.

         The following table presents an analysis of First Federal's allowance for loan losses.


                                                              YEAR ENDED FEBRUARY 29/28,
                                                   -------------------------------------------------
                                                     2000      1999      1998      1997      1996
                                                   --------  --------  --------  --------  ---------
                                                               (Dollars in thousands)

Allowance for loan losses,
   beginning of year ......................        $ 457      $ 486     $ 467     $ 441      $ 517

Charged-off loans:
   One- to four-family real estate ........           --        (89)       --        --        (75)
   Multi-family and commercial ............           --         --        --        --         --
   Consumer ...............................          (93)       (73)       (8)       (2)        (1)
                                                   -----      -----     -----     -----      -----
      Total charged-off loans .............          (93)      (162)       (8)       (2)       (76)

Recoveries on loans previously charged off:
   One- to four-family real estate ........           --         64        --        --         --
   Multi-family and commercial ............           --         --        --        --         --
   Consumer ...............................           --         63        --        --         --
                                                   -----      -----     -----     -----      -----
      Total recoveries ....................           --        127        --        --         --
                                                   -----      -----     -----     -----      -----
Net loans charged-off .....................          (93)       (35)       (8)       (2)       (76)
Provision for loan losses .................          119          6        27        27          1
                                                   -----      -----     -----     -----      -----
Allowance for loan losses, end of
   period .................................        $ 483      $ 457     $ 486     $ 467      $ 442
                                                   =====      =====     =====     =====      =====
Allowance for loan losses to total
   loans ..................................         0.42%      0.45%     0.46%     0.46%      0.46%

Allowance for loan losses to
   nonperforming loans and
   troubled debt restructurings ...........        47.73      58.44     43.43     23.37      50.98

Recoveries to charge-offs .................         0.00      78.40      0.00      0.00       0.00

         For additional discussion regarding the provision for loan losses in recent periods, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--FISCAL 2000 COMPARED WITH FISCAL 1999--PROVISION FOR LOAN LOSSES."

         The following table presents the approximate allocation of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not indicative of future losses and does not restrict the use of any of the allowance to absorb losses in any category.



                                                                  AT FEBRUARY 29/28,
                         ------------------------------------------------------------------------------------------
                                   2000                           1999                           1998
                         ---------------------------  --------------------------  ---------------------------------
                                    % OF      PERCENT              % OF      PERCENT              % OF      PERCENT
                                  ALLOWANCE  OF LOANS            ALLOWANCE  OF LOANS            ALLOWANCE  OF LOANS
                                   IN EACH    IN EACH             IN EACH    IN EACH             IN EACH    IN EACH
                                  CATEGORY   CATEGORY            CATEGORY   CATEGORY            CATEGORY   CATEGORY
                                  TO TOTAL   TO TOTAL            TO TOTAL   TO TOTAL            TO TOTAL   TO TOTAL
                         AMOUNT   ALLOWANCE   LOANS     AMOUNT   ALLOWANCE   LOANS     AMOUNT   ALLOWANCE   LOANS
                         ------   ---------   -----     ------   ---------   -----     ------   ---------   -----
                                                                                          (DOLLARS IN THOUSANDS)

Real estate ........     $207      42.86%     85.66%    $180       39.39%    87.88%    $197      40.53%    88.91%

Consumer ...........      151      31.26      10.93      142       31.07     11.60      151      31.07     10.65

Commercial .........       85      17.60       3.41       --          --      0.52       --         --      0.44

Unallocated ........       40       8.28         --      135       29.54        --      138      28.40        --
                          ----    ------                ----      ------               ----     ------    ------

   Total allowance

     for loan losses     $483     100.00%               $457      100.00%              $486     100.00%
                         ====     ======                ====      ======               ====     ======



                         ------------------------------------------------------
                                        1997                     1996
                         ------------------------------- ----------------------

                                       % OF      PERCENT              % OF
                                     ALLOWANCE  OF LOANS            ALLOWANCE
                                      IN EACH    IN EACH             IN EACH
                                     CATEGORY   CATEGORY            CATEGORY
                                     TO TOTAL   TO TOTAL            TO TOTAL
                            AMOUNT   ALLOWANCE   LOANS     AMOUNT   ALLOWANCE
                            ------   ---------   -----     ------   ---------
Real estate ........        $250       53.53%    89.60%     $152      34.47%

Consumer ...........         182       38.97      9.80       140      31.75

Commercial .........          --          --      0.60        --         --

Unallocated ........          35        7.50        --       150      33.79
                            ----      ------    ------      ----     ------

   Total allowance

     for loan losses        $467      100.00%               $442     100.00%
                            ====      ======                ====     ======

INVESTMENT ACTIVITIES

         Under federal law, First Federal has authority to invest in various types of liquid assets, including U.S. Government obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank of Chicago and certificates of deposit of federally insured institutions. Within certain regulatory limits, First Federal may also invest a portion of its assets in corporate securities, including non-mortgage, asset-backed instruments. Savings institutions like First Federal are also required to maintain an investment in Federal Home Loan Bank of Chicago stock. First Federal is required under federal regulations to maintain a minimum amount of liquid assets. See "REGULATION AND SUPERVISION" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--LIQUIDITY AND CAPITAL RESOURCES."

         First Federal's Board of Directors has the overall responsibility for First Federal's investment portfolio, including approval of First Federal's investment policy and appointment of First Federal's Investment Committee. The Board of Directors reviews, updates and approves First Federal's investment policy at least quarterly. The Board of Directors also reviews on at least a quarterly basis an investment activities reporting package prepared by the Investment Committee, which provides portfolio activity, risk levels and compliance with risk limits. The Investment Committee is responsible for approving major policies for conducting investment activities, including the establishment of risk limits and also ensures that management has the requisite skills to manage the risks associated with approved investment activities. First Federal's Chief Executive Officer is authorized to make investment decisions consistent with First Federal's investment policy and the recommendations of First Federal's Investment Committee and is primarily responsible for daily investment activities. The Investment Committee generally meets monthly with the Chief Executive Officer in order to review and determine investment strategies and transactions.

         First Federal's investment policy is designed to complement First Federal's lending activities, provide an alternative source of income through interest and dividends, diversify First Federal's assets and improve liquidity. Investment decisions are made in accordance with First Federal's investment policy and are based upon the quality of a particular investment, its inherent risks, the composition of the balance sheet, market expectations, First Federal's liquidity, income and collateral needs and how the investment fits within First Federal's interest rate risk strategy.

         The primary objective of the investment portfolio is to maintain an adequate source of liquidity sufficient to meet regulatory and operating requirements, and to safeguard against deposit outflows, reduced loan amortization and increased loan demand. The investment portfolio primarily includes debt issues and mortgage-backed securities. All of First Federal's mortgage-backed securities are issued or guaranteed by agencies of the U.S. Government. Accordingly, they carry lower credit risk than mortgage-backed securities of a private issuer. However, mortgage-backed securities still carry market risk, insofar as increases in market interest rates may cause a decrease in market value, and prepayment risk, which is risk that the securities will be repaid before maturity and that First Federal will have to reinvest the funds at a lower interest rate.

         First Federal's investment portfolio grew in 1997, 1998 and the first half of 1999 due to the low interest rate environment. This low interest rate environment led to a higher demand for long-term, fixed-rate loans, which First Federal did not offer, and caused borrowers to refinance adjustable-rate mortgage loans. Together, the decreased demand for First Federal loan products and the refinancing of current loans caused an increase in liquidity at First Federal, which First Federal invested in debt and mortgage-backed securities. As market conditions permit, First Federal intends to use funds from the sale and maturity of securities to make new loans or retire debt.

         Generally accepted accounting principles require that securities be categorized as either "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. Debt securities may be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." These securities are reported at fair value, and unrealized gains and losses on the securities would be included in earnings. First Federal does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as

"available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.

         At February 29, 2000, First Federal did not own any securities, other than U.S. Government and agency securities, that had an aggregate book value in excess of 10% of First Federal's retained earnings at that date.

         The following table presents the amortized cost and fair value of First Federal's securities, by type of security, at the dates indicated.



                                                                           AT FEBRUARY 29/28,
                                                          ----------------------------------------------------
                                                                    2000                        1999
                                                          ------------------------    ------------------------
                                                           AMORTIZED      FAIR         AMORTIZED      FAIR
                                                             COST         VALUE          COST         VALUE
                                                          ----------    ----------    ----------    ----------
                                                                                    (IN THOUSANDS)

Securities:
   Debt securities held-to-maturity:
      Obligations of U.S. government agencies ....        $ 55,801      $ 52,917      $ 45,996      $ 45,637
      Other securities ...........................           1,329         1,328         1,432         1,443
                                                          --------      --------      --------      --------
            Total ................................          57,130        54,245        47,428        47,080

   Debt securities available-for-sale:
      Obligations of U.S. Treasury and U.S.
        government agencies ......................           4,000         3,787         3,000         2,996
      Other securities ...........................             526           492           423           425
                                                          --------      --------      --------      --------
            Total ................................           4,526         4,279         3,423         3,421

   Equity securities available-for-sale:
      FHLB stock .................................             894           894           930           930
      FHLMC stock ................................              26         1,110            26         1,532
   U.S. government mortgage securities fund ......          14,605        13,789        13,765        13,439
   Adjustable rate mortgage securities fund ......           2,093         2,068         1,000         1,000
                                                          --------      --------      --------      --------
        Total equity securities available-for-sale          17,618        17,861        15,720        16,901
                                                          --------      --------      --------      --------
            Total debt and equity securities .....          79,274        76,385        66,572        67,402

Mortgage-related securities:
   Mortgage-related securities held-to-
     maturity:
      FHLMC ......................................             817           824         1,862         1,925
      FNMA .......................................             968           955         2,216         2,242
      GNMA .......................................              12            12            18            19
                                                          --------      --------      --------      --------
          Total mortgage-related securities
            held-to-maturity .....................           1,797         1,791         4,096         4,186

   Mortgage-related securities available-for-sale:
      FHLMC ......................................           3,669         3,657         1,476         1,478
      FNMA .......................................           2,369         2,255         2,874         2,858
      GNMA .......................................           1,434         1,390         1,939         1,964
                                                          --------      --------      --------      --------
        Total mortgage-related securities
          available-for-sale .....................           7,472         7,302         6,289         6,300
                                                          --------      --------      --------      --------
            Total mortgage-related securities ....           9,269         9,093        10,385        10,486
         Net unrealized (losses) gains on
           available-for-sale securities .........            (174)           --         1,189
                                                          --------      --------      --------      --------
            Total securities .....................        $ 88,369      $ 85,478      $ 78,146      $ 77,888
                                                          ========      ========      ========      ========

         The following presents the activity in the securities and mortgage-backed securities portfolios for the periods indicated.


                                                                  FOR THE YEARS ENDED
                                                                    FEBRUARY 29/28,
                                                           ------------------------------
                                                               2000              1999
                                                           ------------      ------------
                                                                    (IN THOUSANDS)
MORTGAGE-RELATED SECURITIES:
   Mortgage-related securities, beginning of period .        $ 10,396         $ 14,957

   Purchases:
     Mortgage-related securities - held-to-maturity .              --               --
     Mortgage-related securities - available-for-sale           3,003            2,020

   Sales:
     Mortgage-related securities - available-for-sale              --               --

   Repayments and prepayments:
     Mortgage-related securities ....................          (4,136)          (6,613)
   Increase (decrease) in net discount ..............              17               53
   Increase (decrease) in unrealized gain ...........            (181)             (21)
                                                             --------         --------
   Mortgage-related securities, end of period .......        $  9,099         $ 10,396
                                                             ========         ========
SECURITIES:
   Securities, beginning of period ..................        $ 67,750         $ 47,978

   Purchases:
     Securities - held-to-maturity ..................          18,803           47,200
     Securities - available-for-sale ................           2,100            5,439
     Reinvestment of dividends ......................             933              717

   Sales:
     Securities - available-for-sale ................              --               --
   Redemption of FHLB stock .........................             (35)              --
   Maturities and calls:
     Securities - held-to-maturity ..................          (9,103)         (16,801)
     Securities - available-for-sale ................              --          (16,996)
   Increase (decrease) in net discount ..............               5               26
   Increase (decrease) in unrealized gain ...........          (1,183)             187
                                                             --------         --------
   Securities, end of period ........................        $ 79,270         $ 67,750
                                                             ========         ========

         The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of First Federal's securities and mortgage-related securities as of February 29, 2000.

                                                                    AT FEBRUARY 29, 2000
                                  ----------------------------------------------------------------------------------------
                                                      MORE THAN ONE YEAR    MORE THAN FIVE YEARS
                                   ONE YEAR OR LESS      TO FIVE YEARS           TO TEN YEARS          MORE THAN TEN YEARS
                                   -----------------  -------------------   ---------------------     --------------------
                                            WEIGHTED            WEIGHTED              WEIGHTED                  WEIGHTED
                                  CARRYING  AVERAGE   CARRYING  AVERAGE     CARRYING  AVERAGE         CARRYING  AVERAGE
                                   VALUE     YIELD     VALUE     YIELD       VALUE     YIELD           VALUE     YIELD
                                  --------  --------  -------   --------    --------  --------        -------   -------
                                                                         (DOLLARS IN THOUSANDS)

Held-to-maturity securities:

  Securities:

    Municipal securities ....     $    --        --%  $ 1,060    4.95%     $   219      5.21%       $    50     6.00%

    Obligations of U.S
     Government agencies ....         999      6.25    36,997    6.06       17,805      6.36             --       --

  Mortgage-related
   securities ...............          --        --     1,500    6.85          290      7.57              7    12.00
                                     ----             -------               ------                   ------
      Total securities
       at amortized cost ....     $   999      6.25   $39,557    6.06      $18,314      6.37        $    57     6.84
                                     ====             =======              =======                  =======
Available-for-sale
securities:

  Securities:
    Obligations of the U.S.
     Treasury ...............     $    --        --%  $    --      --%     $    --        --%       $    --       --%

     Municipals .............          --        --        --      --          492      4.48             --       --

    Obligations of U.S.
     Government agencies ....          --        --        --      --        3,787      6.45             --       --

    Equity securities .......          --        --        --      --           --        --         17,861     6.84

  Mortgage-related securities       1,296      5.50        25    8.00        2,190      6.40          3,791     6.15
                                    -----             -------              -------                  -------

      Total securities
      at fair value .........     $ 1,296      5.50   $    25    8.00      $ 6,469      6.30        $21,652     6.55
                                  =======             =======              =======                  =======



                                       TOTAL
                                 ------------------
                                           WEIGHTED
                                 CARRYING  AVERAGE
                                  VALUE     YIELD
                                 -------   -------
Held-to-maturity securities:

  Securities:

    Municipal securities ....  $ 1,329        5.03%

    Obligations of U.S
     Government agencies ....   55,801        6.16

  Mortgage-related
   securities ...............    1,797        7.04
                               -------
      Total securities
       at amortized cost ....  $58,927        6.16
                               =======
Available-for-sale
securities:

  Securities:
    Obligations of the U.S.
     Treasury ...............  $    --          --%

     Municipals .............      492        4.48

    Obligations of U.S.
     Government agencies ....    3,787        6.45

    Equity securities .......   17,861        6.64

  Mortgage-related securities    7,302        6.12
                               -------

      Total securities
      at fair value .........  $29,442        6.44
                               =======

DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

         GENERAL. Deposits are the major external source of funds for First Federal's lending and other investment activities. In addition, First Federal also generates funds internally from loan principal repayments and prepayments and maturing securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. First Federal may use borrowings from the Federal Home Loan Bank of Chicago to compensate for reductions in the availability of funds from other sources. Presently, First Federal has no other borrowing arrangements aside from the Federal Home Loan Bank.

         DEPOSIT ACCOUNTS. Nearly all of First Federal's depositors reside in Illinois, Missouri or Iowa. First Federal offers a wide variety of deposit accounts with a range of interest rates and terms. First Federal's deposit accounts consist of a variety of savings accounts, checking and NOW accounts, certificates of deposit, individual retirement accounts and money market accounts. The maturities of First Federal's certificate of deposit accounts range from 91 days to four years. Deposit account terms vary with the principal differences being the minimum balance deposit, early withdrawal penalties, limits on the number of transactions and the interest rate. First Federal reviews its deposit mix and pricing weekly.

         First Federal believes it is competitive in the interest rates it offers on its deposit products. First Federal determines the rates paid based on a number of factors, including rates paid by competitors, First Federal's need for funds and cost of funds, borrowing costs and movements of market interest rates. First Federal does not utilize brokers to obtain deposits and at February 29, 2000 had no brokered deposits.

         In the unlikely event First Federal is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to First Federal Bancshares as the sole stockholder of First Federal.

         The following table indicates the amount of First Federal's jumbo certificates of deposits by time remaining until maturity as of February 29, 2000. Jumbo certificates of deposits have principal balances of $100,000 or more.

                                                                       WEIGHTED
                                                                       AVERAGE
               MATURITY PERIOD                     AMOUNT               RATE
         ------------------------------    ------------------------   ----------
                                           (DOLLARS IN THOUSANDS)

         Three months or less ......              $2,471                 5.10%
         Over 3 through 6 months....               2,531                 5.04
         Over 6 through 12 months...               8,282                 5.71
         Over 12 months ............               3,795                 5.45
                                                 -------
                   Total............             $17,079                 5.49
                                                 =======

         The following table presents the deposit activity of First Federal for the periods indicated.


                                                            FOR THE YEAR ENDED FEBRUARY 29/28,
                                                     ------------------------------------------------
                                                             2000                          1999
                                                     --------------------            ----------------
                                                                      (IN THOUSANDS)
         Beginning balance ..........................            $ 176,682             $ 162,824
         Increase (decrease) before interest credited               (1,091)                6,985
         Interest credited ..........................                6,981                 6,873
                                                                 ---------             ---------
         Net increase ...............................                5,890                13,858
                                                                 ---------             ---------
         Ending balance .............................            $ 182,572             $ 176,682
                                                                 =========             =========

         The following table sets forth the balances and changes in dollar amounts in the various accounts offered by First Federal between the dates indicated.


                                                                      YEAR ENDED FEBRUARY 29/28,
                                                  ------------------------------------------------------------------
                                                                   2000                               1999
                                                  ---------------------------------------   ------------------------
                                                                 PERCENT       INCREASE/                   PERCENT
                                                    AMOUNT       OF TOTAL      (DECREASE)      AMOUNT      OF TOTAL
                                                  ----------    ----------   ------------   -----------   ----------
                                                                        (DOLLARS IN THOUSANDS)

Savings accounts .....................            $ 19,555        10.71%      $ (1,205)      $ 20,760      11.75%
Money market deposits ................              18,317        10.03          7,064         11,253       6.37
NOW accounts .........................              17,275         9.46          1,633         15,642       8.85
Certificates maturing:
   Within 1 year .....................              98,893        54.17         16,488         82,405      46.64
   After 1 year, but within 2 years...              22,754        12.46        (12,613)        35,367      20.02
   After 2 years, but within 5 years..               4,363         2.39         (6,217)        10,580       5.99
                                                  --------       ------       --------       --------     ------
      Total certificates .............             126,010        69.02         (2,342)       128,352      72.65
Noninterest-bearing deposits .........               1,415         0.78            741            674       0.38
                                                  --------       ------       --------       --------     ------
      Total ..........................            $182,572       100.00%      $  5,891       $176,681     100.00%
                                                  ========       ======       ========       ========     ======


         BORROWINGS. First Federal has the ability to use advances from the Federal Home Loan Bank of Chicago to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Chicago functions as a central reserve bank providing credit for savings banks and certain other member financial institutions. As a member of the Federal Home Loan Bank of Chicago, First Federal is required to own capital stock in the Federal Home Loan Bank of Chicago and is authorized to apply for advances on the security of the capital stock and certain of its mortgage loans and other assets, principally securities that are obligations of, or guaranteed by, the U.S. Government or its agencies, provided certain creditworthiness standards have been met. Advances are made under several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At February 29, 2000, First Federal had the ability to borrow a total of approximately $17.9 million from the Federal Home Loan Bank of Chicago.

         The following tables presents certain information regarding First Federal's use of Federal Home Loan Bank of Chicago advances during the periods and at the dates indicated.


                                                                               AT OR FOR THE YEARS
                                                                              ENDED FEBRUARY 29/28,
                                                                        ---------------------------------
                                                                             2000              1999
                                                                        ---------------   ---------------
                                                                             (DOLLARS IN THOUSANDS)
FHLB advances and other borrowings:
   Average balance outstanding .................................             $ 5,498             --
   Maximum amount outstanding at any month-end during the period              14,000             --
   Balance outstanding at end of period ........................               6,000             --
   Weighted average interest rate during the period ............                5.79%            --
   Weighted average interest rate at end of period .............                6.16             --

PROPERTIES

         First Federal currently conducts its business through its main office located in Colchester, Illinois, and five other full-service banking offices, all of which it owns. First Federal is considering construction of a building on property that it owns in Quincy to house its commercial loan department and corporate offices. First Federal has not developed any plans for the facility or estimates of construction cost.


                                                                                             NET BOOK VALUE
                                                                                              OF PROPERTY
                                                                                              OR LEASEHOLD
                                                                                              IMPROVEMENTS
                                               YEAR                     SQUARE              AT FEBRUARY 29,
              LOCATION                       ACQUIRED                  FOOTAGE                    2000
------------------------------------      --------------           ----------------       --------------------
                                                                                             (IN THOUSANDS)
109 East Depot Street
Colchester, Illinois 62326                      1940                     6,000                    $   52



2001 Maine Street
Quincy, Illinois 62301                          1977                     4,000                       289



101 North 36th Street
Quincy, Illinois 62301                          1988                     1,400                       475



201 West Main Street
Mt. Sterling, Illinois 62353                    1978                     1,476                        31



430 West Jackson Street
Macomb, Illinois 61455                          1984                     6,000                       423



190 East Hurst Street
Bushnell, Illinois 61422                        1989                     2,000                       144
                                                                                                  ------
                                                                                                  $1,414
                                                                                                  ======

PERSONNEL

         As of February 29, 2000, First Federal had 48 full-time employees and four part-time employees, none of whom is represented by a collective bargaining unit. First Federal believes its relationship with its employees is good.

LEGAL PROCEEDINGS

         Periodically, there have been various claims and lawsuits involving First Federal, such as claims to enforce liens, condemnation proceedings on properties in which First Federal holds security interests, claims involving the making and servicing of real property loans and other issues incident to First Federal's business. First Federal is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of First Federal.

                     MANAGEMENT OF FIRST FEDERAL BANCSHARES

         Directors will be elected by the stockholders of First Federal Bancshares for staggered three-year terms, or until their successors are elected and qualified. First Federal Bancshares' Board of Directors consists of seven persons divided into three classes, each of which contains approximately one third of the Board. One class, consisting of Dr. Stephan L. Roth and Richard D. Stephens, has a term of office expiring at the first annual meeting of stockholders; a second class, consisting of Murrel Hollis and Franklin M. Hartzell, has a term of office expiring at the second annual meeting of stockholders; and a third class, consisting of Gerald L. Prunty, Eldon M. Snowden and James J. Stebor, has a term of office expiring at the third annual meeting of stockholders. Mr. Hartzell serves as Chairman of the Board of Directors.

         The executive officers of First Federal Bancshares are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of First Federal Bancshares are:

NAME                            POSITION
-------                         --------
James J. Stebor                 President and Chief Executive Officer
Cathy D. Pendell                Treasurer
Ronald A. Feld                  Corporate Secretary

         Since the formation of First Federal Bancshares, none of the executive officers, directors or other personnel has received remuneration from First Federal Bancshares. For information concerning the principal occupations, employment and compensation of the directors and executive officers of First Federal Bancshares during the past five years, see "MANAGEMENT OF FIRST FEDERAL BANK--BIOGRAPHICAL INFORMATION."

         The Board of Directors of First Federal Bancshares has established an Audit Committee consisting of the entire Board of Directors, a Compensation Committee consisting of Messrs. Roth, Stephens, Hollis, Hartzell, Prunty and Snowden, and a Nominating Committee consisting of Messrs. Hartzell, Prunty, Stephens and Hollis.

         All of the members of the Audit Committee except for Mr. Stebor are independent within the meaning of the National Association of Securities Dealers' listing standards. The Audit Committee will be responsible for recommending to the Board the independent accounting firm to be retained for the coming year. The Audit Committee will meet periodically with the independent accountants and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has adopted a written charter for the Audit Committee.

                        MANAGEMENT OF FIRST FEDERAL BANK

DIRECTORS AND EXECUTIVE OFFICERS

         The Board of Directors of First Federal presently is composed of seven members who are elected for terms of three years, approximately one third of whom are elected annually as required by the Bylaws of First Federal. The executive officers of First Federal are elected annually by the Board of Directors and serve at the Board's discretion. The following tables present information with respect to the directors and executive officers of First Federal. Ages presented are as of February 29, 2000.

                                                 DIRECTORS
                                                                                DIRECTOR     TERM
NAME                           AGE       POSITION HELD WITH FIRST FEDERAL        SINCE      EXPIRES
--------                     -------   -----------------------------------      --------  ----------
Franklin M. Hartzell           76      Director                                  1965       2002
Murrel Hollis                  59      Director                                  1992       2002
Gerald L. Prunty               71      Chairman of the Board                     1967       2003
Dr. Stephan L. Roth            74      Director                                  1976       2001
Eldon M. Snowden               80      Director                                  1967       2003
James J. Stebor                50      President and Director                    1990       2003
Richard D. Stephens            72      Director                                  1966       2001



EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

NAME                        AGE     POSITION HELD WITH FIRST FEDERAL
--------                  -------   -----------------------------------
Peggy L. Higgins            46      Senior Vice President, Accounting
Cathy D. Pendell            40      Senior Vice President, Accounting
Millie R. Shields           40      Senior Vice President, Compliance
Ronald A. Feld              57      Vice President, Secretary and Branch Manager

BIOGRAPHICAL INFORMATION

         Below is certain information regarding the directors and executive officers of First Federal. Unless otherwise stated, each director and executive officer has held his or her current occupation for at least the last five years.

         FRANKLIN M. HARTZELL is a partner in the law firm of Hartzell, Glidden, Tucker & Hartzell in Carthage, Illinois. Mr. Hartzell also serves as a director and secretary of Pioneer Lumber Company, located in Dallas City, Illinois.

         MURREL HOLLIS is a partner and funeral director of Martin-Hollis Funeral Home in Bushnell, Illinois.

         GERALD L. PRUNTY served as President of First Federal from 1969 until his retirement in 1994.

         DR. STEPHAN L. ROTH is a retired family physician.

         ELDON M. SNOWDEN is a retired general manager and chief operating officer of McDonough Telephone Cooperative.

         JAMES J. STEBOR has served as President of First Federal since 1994. Mr. Stebor has been employed by First Federal since 1977.

         RICHARD D. STEPHENS is a retired attorney serving as Of Counsel to the law firm of Flack, McRaven & Stephens in Macomb, Illinois.

KEY EMPLOYEES WHO ARE NOT DIRECTORS

         PEGGY L. HIGGINS has served as Senior Vice President of First Federal since 1998. Prior to becoming Senior Vice President, Ms. Higgins served as a Vice President. She has been affiliated with First Federal since 1976.

         CATHY D. PENDELL has served as Senior Vice President of First Federal since 1998. Prior to becoming Senior Vice President, Ms. Pendell served as a Vice President. She has been affiliated with First Federal since 1976. Ms. Pendell is a certified public accountant.

         MILLIE R. SHIELDS has served as Senior Vice President of First Federal since 1998. Prior to becoming Senior Vice President, Ms. Shields served as a Vice President. She has been affiliated with First Federal since 1978.

         RONALD A. FELD has served as Vice President and Secretary of First Federal since 1987 and 1990, respectively. In 1995, Mr. Feld became Branch Manager of First Federal's Colchester office. He has been affiliated with First Federal since 1984.

         MARK A. TYRPIN joined First Federal in September 1999 as Vice President and head of the commercial loan department. From 1990 until joining First Federal, Mr. Tyrpin was commercial loan manager with Bank of America (formerly, NationsBank).

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held 12 regular meetings and five special meetings during the fiscal year ended February 29, 2000. The Board of Directors has designated three principal standing committees. The current members and functions of those committees are as follows:

         The Audit Committee consists of the entire Board of Directors. The committee receives and reviews all reports prepared by First Federal's independent auditor.

         The Investment Committee consists of Messrs. Hartzell, Prunty, Snowden, Stebor and Stephens. This committee adopts and reviews the policies and procedures of the investment management of First Federal.

         The Executive Committee consists of Messrs. Hartzell, Prunty, Snowden and Stebor. This committee evaluates issues of major importance to First Federal between regularly scheduled Board meetings and reviews and approves loan applications that do not require the approval of the full Board of Directors. Designated members of management sit on this committee for the purpose of reviewing and approving loan applications.

         In addition, First Federal has established a Nominating Committee.

DIRECTORS' COMPENSATION

         First Federal pays a fee of $700 to each of its directors for attendance at each board meeting. In addition, each member of the Loan Committee receives a fee of $25 for each committee meeting attended. First Federal also pays an annual salary of $5,000 to the Chairman of the Board. After the conversion, First Federal will continue to pay directors fees and, initially, First Federal Bancshares will not pay separate fees for service on its Board of Directors. In addition, after the conversion, First Federal will cease paying a salary to its Chairman of the Board and First Federal Bancshares will pay an annual salary of $5,000 to its Chairman of the Board.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following information is furnished for Mr. Stebor for the fiscal year ended February 29, 2000. No other executive officer of First Federal received salary and bonus of $100,000 or more during the fiscal year ended February 29, 2000.

                                                            ANNUAL COMPENSATION (1)
                                   -----------------------------------------------------------
                                                                              OTHER ANNUAL
NAME AND                              FISCAL                                  COMPENSATION       ALL OTHER
POSITION                              YEAR          SALARY       BONUS            (2)         COMPENSATION
---------------------------------  -------------  ------------- ---------- ------------------ -------------
James J. Stebor.....................   2000            $103,790    $10,379     $10,150(3)          --
   President and Chief Executive Officer

---------------------------------
(1) Compensation information for the fiscal years ended February 28, 1999 and 1998 has been omitted as First Federal was neither a public company nor a subsidiary of a public company at that time.
(2) Does not include the aggregate amount of perquisites and other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.
(3) Consists of directors' and loan committee fees.

         EMPLOYMENT AGREEMENTS. Upon the completion of the conversion, First Federal and First Federal Bancshares each intend to enter into employment agreements with Mr. Stebor. The employment agreements are intended to ensure that First Federal and First Federal Bancshares will be able to retain the services of Mr. Stebor after the conversion. The continued success of First Federal and First Federal Bancshares depends to a significant degree on the skills and competence of Mr. Stebor.

         The employment agreements will provide for a three-year term. The term of the First Federal Bancshares employment agreement will extend on a daily basis until written notice of non-renewal is given by the Board of Directors or Mr. Stebor. The term of the First Federal employment agreement will be renewable on an annual basis. The employment agreements provide that Mr. Stebor's base salary will be reviewed annually. The initial base salary under the employment agreements for Mr. Stebor will be $110,000. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The employment agreements provide for termination by First Federal or First Federal Bancshares for cause, as defined in the employment agreements, at any time. If First Federal or First Federal Bancshares chooses to terminate Mr. Stebor's employment for reasons other than for cause, or if Mr. Stebor resigns from First Federal or First Federal Bancshares after specified circumstances that would constitute constructive termination, Mr. Stebor or, if Mr. Stebor dies, his beneficiary, would be entitled to receive an amount equal to the benefit plan base salary payments that would have been paid to Mr. Stebor for the remaining term of the employment agreement and the contributions that would have been made on Mr. Stebor's behalf to any employee benefit plans of First Federal and First Federal Bancshares during the remaining term of the employment agreement. First Federal and First Federal Bancshares would also continue to pay for Mr. Stebor's health and welfare benefit plan coverage for the remaining term of the employment agreement. Upon termination of Mr. Stebor for reasons other than cause or a change in control, Mr. Stebor must adhere to a one-year non-competition agreement.

         Under the employment agreements, if, following a change in control of First Federal or First Federal Bancshares, Mr. Stebor's employment is involuntarily terminated or if Mr. Stebor voluntarily terminates his employment in connection with circumstances specified in the agreement, then Mr. Stebor or, if Mr. Stebor dies, his beneficiary, would be entitled to a severance payment equal to the greater of the payments and benefits that would have been paid for the remaining term of the agreement or three times the average of Mr. Stebor's five preceding taxable years' annual compensation. First Federal and First Federal Bancshares would also continue Mr. Stebor's health and welfare benefits coverage for thirty-six months. Even though both employment agreements provide for a severance payment if a change in control occurs, Mr. Stebor would not receive duplicate payments or benefits under the agreements. Under applicable law, an excise tax would be triggered by change in control-related payments that equal or exceed three times Mr. Stebor's average annual compensation over the five years preceding the change in control. The excise tax would equal 20% of the amount of the payment in excess of one times Mr. Stebor's average compensation over the preceding five-year period. In the event that payments related to a change in control of First Federal Bancshares are subject to this excise tax, First Federal Bancshares will provide Mr. Stebor with an additional amount sufficient to enable Mr. Stebor to retain the full value of his change in control benefits as if the excise tax had not applied. If a change in control of First Federal and First Federal Bancshares occurred, the total amount of payments due under the employment agreements, based solely on Mr. Stebor's cash compensation received in the fiscal year ending February 29, 2000 (and without regard to future base salary adjustments or bonuses and excluding any benefits under any employee benefit plan which may be payable), would be approximately $327,000.

         First Federal Bancshares will guarantee the payments to Mr. Stebor under First Federal's employment agreement if they are not paid by First Federal. First Federal Bancshares will also make all payment due under the First Federal Bancshares' employment agreement. First Federal or First Federal Bancshares will pay or reimburse all reasonable costs and legal fees incurred by Mr. Stebor under any dispute or question of interpretation relating to the employment agreements, if Mr. Stebor is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that First Federal and First Federal Bancshares will indemnify Mr. Stebor to the fullest extent legally allowable for all expenses and liabilities he may incur in connection with any suit or proceeding in which he may be involved by reason of his having been a director or officer of First Federal Bancshares or First Federal.

         CHANGE IN CONTROL AGREEMENTS. Upon the completion of the conversion, First Federal intends to enter into change in control agreements with four senior officers who will not be covered by an employment agreement. Each change in control agreement will be renewable on an annual basis. The change in control agreements will have terms of two or three years. The change in control agreements will provide that if involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) follows a change in control of First Federal and First Federal Bancshares, the officers would be entitled to receive a severance payment equal to two or three times their average annual compensation for the five most recent taxable years. First Federal would also continue to pay for the officers' health and welfare benefits coverage for 36 months following termination. If a change in control of First Federal and First Federal Bancshares occurred and all officers covered by such agreements were terminated, the total payments that would be due under the change in control agreements, based solely on the cash compensation paid in the fiscal year ended February 29, 2000 to the officers covered by the change in control agreements and excluding any benefits under any employee benefit plan which may be payable, would equal approximately $497,000.

         EMPLOYEE SEVERANCE COMPENSATION PLAN. First Federal's Board of Directors intends to adopt an employee severance compensation plan in connection with the conversion. The severance plan will provide benefits to eligible employees upon a change in control of First Federal Bancshares or First Federal. First Federal expects eligible employees to include those employees who have completed a minimum of one year of service with First Federal. Eligible employees will not include any individual who enters into an employment or change in control agreement with First Federal or First Federal Bancshares. Under the severance plan, if a change in control of First Federal Bancshares or First Federal occurs, eligible employees whose employment is terminated or who terminate employment upon the occurrence of events specified in the severance plan, within 12 months of the effective date of a change in control will be entitled to a severance payment based on the individual's compensation and years of service. Generally, the severance benefit equals two weeks compensation for each year of service, up to a maximum of 12 months compensation. Assuming that a change in control had occurred at February 29, 2000, and resulted in the termination of all eligible employees, the maximum aggregate payment due under the severance plan would be approximately $327,000.

BENEFITS

         PENSION PLAN. First Federal participates in a multiple-employer defined benefit pension plan known as the Financial Institutions Retirement Fund. Generally, salaried employees of First Federal become members of the pension plan upon the completion of one year of service with First Federal (as described in the plan document adopted by First Federal) and the attainment of age 21. First Federal makes annual contributions to the Financial Institutions Retirement Fund sufficient to fund retirement benefits for its employees, as determined in accordance with a formula set forth in the plan document. Participants generally become vested in their accrued benefits under the pension plan after completing five years of vesting service (as described in the plan document). In general, accrued benefits under the pension plan, including reduced benefits payable upon early retirement or in the event of a disability, are based on an individual's years of benefit service (as described in the plan document) and the average of the individual's highest five years' salary (as described in the plan document). A participant's normal amount of retirement benefit equals 2% multiplied by his years of benefit service multiplied by his high five-year average salary.

         EMPLOYEE STOCK OWNERSHIP PLAN. In connection with the conversion, First Federal's Board of Directors has authorized the adoption of an employee stock ownership plan for employees of First Federal and First Federal Bancshares. Generally, salaried employees of First Federal Bancshares and First Federal will become eligible to participate in the employee stock ownership plan upon the completion of one-year of service and attainment of age 21; PROVIDED, HOWEVER, that all salaried employees who are aged 21 and employed at the date of the conversion will immediately become participants in the plan.



         First Federal Bancshares intends for the trustee of the employee stock ownership plan to purchase 8% of the shares issued in the conversion. This would range between 132,600 shares, assuming 1,657,500 shares are issued in the conversion, and 179,400 shares assuming 2,242,500 shares are issued in the conversion. It is anticipated that the employee stock ownership plan will borrow funds from First Federal Bancshares to purchase the stock in the conversion. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid principally from First Federal's contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 10-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in THE WALL STREET JOURNAL on the closing date of the conversion. See "PRO FORMA DATA." If the employee stock ownership plan is unable to acquire 8% of the common stock sold in the offering, it is anticipated that additional shares may be acquired following the conversion through open market purchases, subject to approval by the Office of Thrift Supervision.



         In any plan year, First Federal may make additional discretionary contributions (beyond those necessary to satisfy the loan obligation) to the employee stock ownership plan for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by First Federal Bancshares. The timing, amount, and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions. First Federal's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

         Shares purchased by the employee stock ownership plan with the proceeds of the loan from First Federal Bancshares will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of compensation.

         Participants will vest in their accrued benefits under the employee stock ownership plan at the rate of 20% per year of service, beginning upon the completion of one year of service. Participants who are employed at the completion of the conversion will be fully vested in their accounts. A participant will also become fully vested at retirement, upon death or disability, a change in control or upon termination of the employee stock ownership plan. Benefits are generally distributable upon a participant's separation from service. Any forfeitures will be reallocated among the remaining plan participants.

         It is anticipated that First Federal will appoint an independent trustee. The trustees vote all allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

         Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "PRO FORMA DATA."

         The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. First Federal intends to request a determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. First Federal expects to receive a favorable determination letter, but cannot guarantee that it will.

         SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Following the conversion, First Federal intends to implement a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to the employee stock ownership plan. The plan will provide participating executives with benefits otherwise limited by other provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan. Specifically, the plan will provide benefits to eligible individuals (those designated by the Board of Directors of First Federal or its affiliates) that cannot be provided under the employee stock ownership plan as a result of the limitations imposed by the Internal Revenue Code, but that would have been provided under the employee stock ownership plan but for such limitations. In addition to providing for benefits lost under tax-qualified plans as a result of limitations imposed by the Internal Revenue Code, the new plan will also provide supplemental benefits to designated individuals upon a change of control before the complete scheduled repayment of the employee stock ownership plan loan. Generally, upon such an event, the supplemental executive retirement plan will provide the individual with a benefit equal to what the individual would have received under the employee stock ownership plan had he or she remained employed throughout the term of the employee stock ownership plan loan less the benefits actually provided under the employee stock ownership plan on behalf of such individual. An individual's benefits under the supplemental executive retirement plan will generally become payable upon the change in control of First Federal or First Federal Bancshares. The Board of Directors intends to designate Mr. Stebor as a participant in the supplemental executive retirement plan.

         First Federal may utilize a grantor trust in connection with the supplemental executive retirement plan in order to set funds aside with which to ultimately pay benefits under the plan. The assets of the grantor trust would be subject to the claims of First Federal's general creditors in the event of First Federal's insolvency until paid to the individual according to the terms of the supplemental executive retirement plan.

         STOCK-BASED INCENTIVE PLAN. Following the conversion, the Board of Directors of First Federal Bancshares intends to adopt a stock-based incentive plan that will provide for the granting of options to purchase common stock and awards of restricted stock to eligible officers, employees, and directors of First Federal Bancshares and First Federal. As required by the Office of Thrift Supervision, the stock-based incentive plan will not be implemented until at least six months after the completion of the conversion. First Federal Bancshares will submit the stock-based incentive plan to stockholders for their approval at which time stockholders will be provided with detailed information about the plan.

         Under the stock-based incentive plan, First Federal Bancshares intends to reserve shares for the grant of stock options in an amount equal to 10% of the shares of common stock issued in the conversion. The amount reserved would range from 165,750 shares, assuming 1,657,500 shares are issued in the conversion to 224,250 shares, assuming 2,242,500 shares are issued in the conversion. Additionally, First Federal Bancshares intends to reserve shares for the grant of stock awards in an amount equal to 4% of the shares of common stock issued in the conversion. The amount reserved would range from 66,300 shares, assuming 1,657,500 shares are issued in the conversion to 89,700 shares, assuming 2,242,500 shares are issued in the conversion. Any common stock awarded under the Stock-Based Incentive Plan will be awarded at no cost to the recipients. The plan may be funded through the purchase of common stock by a trust established in connection with the stock-based incentive plan or from authorized but unissued shares. If additional authorized but unissued shares are acquired by the stock-based incentive plan after the conversion, the interests of existing shareholders would be diluted. See "PRO FORMA DATA."

TRANSACTIONS WITH FIRST FEDERAL

         Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, must not involve more than the normal risk of repayment or present other unfavorable features. Notwithstanding this rule, federal regulations permit First Federal to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $1.0 million or 5% of First Federal's capital and surplus, up to a maximum of $3.0 million, must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION AND SUPERVISION--FEDERAl SAVINGS INSTITUTION REGULATION--TRANSACTIONS WITH RELATED PARTIES." The aggregate amount of loans by First Federal to its executive officers and directors was $124,000 at February 29, 2000, or approximately 0.3% of pro forma stockholders' equity assuming that 2,242,500 shares are issued in the conversion. These loans were performing according to their original terms at February 29, 2000.

         First Federal utilizes the services of the law firm of Hartzell, Glidden, Tucker & Hartzell, of which Mr. Hartzell, a director of First Federal and First Federal Bancshares, is a partner, for First Federal's foreclosure, bankruptcy and certain tax litigation services. First Federal also utilizes the services of the law firm of Flack, McRaven & Stephens, to which Mr. Stephens, a director of First Federal and First Federal Bancshares, is Of Counsel, for title opinions for First Federal's loans.

INDEMNIFICATION FOR DIRECTORS AND OFFICERS

         First Federal Bancshares' Certificate of Incorporation contains provisions that limit the liability of and indemnity of its directors and officers. These provisions provide that directors and officers will be indemnified and held harmless by First Federal Bancshares when that individual is made a party to civil, criminal, administrative and investigative proceedings. Directors and officers will be indemnified to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of First Federal Bancshares pursuant to the Certificate of Incorporation or otherwise, First Federal Bancshares has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                           REGULATION AND SUPERVISION

GENERAL

         As a savings and loan holding company, First Federal Bancshares will be required by federal law to file reports with, and otherwise comply with, the rules and regulations of the Office of Thrift Supervision. First Federal is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator, and the Federal Deposit Insurance Corporation, as the deposit insurer. First Federal is a member of the Federal Home Loan Bank System and, with respect to deposit insurance, of the Savings Association Insurance Fund managed by the Federal Deposit Insurance Corporation. First Federal must file reports with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other savings institutions. The Office of Thrift Supervision and/or the Federal Deposit Insurance Corporation conduct periodic examinations to test First Federal's safety and soundness and compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the U.S. Congress, could have a material adverse impact on First Federal Bancshares, First Federal and their operations. Certain of the regulatory requirements applicable to First Federal and to First Federal Bancshares are referred to below or elsewhere in this prospectus. The description of statutory provisions and regulations applicable to savings institutions and their holding companies included in this prospectus does not purport to be a complete description of such statutes and regulations and their effects on First Federal and First Federal Bancshares.

HOLDING COMPANY REGULATION

         First Federal Bancshares will be a nondiversified unitary savings and loan holding company within the meaning of federal law. Under prior law, a unitary savings and loan holding company, such as First Federal Bancshares, was not generally restricted as to the types of business activities in which it may engage, provided that First Federal continued to be a qualified thrift lender. See "--FEDERAL SAVINGS INSTITUTION REGULATION--QTL TEST." The Gramm-Leach-Bliley Act of 1999, however, restricts unitary savings and loan holding companies not existing or applied for before May 4, 1999 to activities permissible for financial holding companies under the law or for multiple savings and loan holding companies. First Federal Bancshares will not qualify for the grandfather and will be limited to the activities permissible for financial holding companies or multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain activities authorized by Office of Thrift Supervision regulation.

         A savings and loan holding company is prohibited from, directly or indirectly, acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company without prior written approval of the Office of Thrift Supervision and from acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision considers the financial and managerial resources and future prospects of the holding company and institution involved, the effect of the acquisition on the risk to the deposit insurance funds, the convenience and needs of the community and competitive factors.

         The Office of Thrift Supervision may not approve any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies and
(ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

         Although savings and loan holding companies are not subject to specific capital requirements or specific restrictions on the payment of dividends or other capital distributions, federal regulations do prescribe such restrictions on subsidiary savings institutions as described below. First Federal must notify the Office of Thrift Supervision 30 days before declaring any dividend to First Federal Bancshares. In addition, the financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the Office of Thrift Supervision and the agency has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

FEDERAL SAVINGS INSTITUTION REGULATION

         BUSINESS ACTIVITIES. The activities of federal savings institutions are governed by federal law and regulations. These laws and regulations delineate the nature and extent of the activities in which federal associations may engage. In particular, many types of lending authority for federal associations, E.G., commercial, non-residential real property loans and consumer loans, are limited to a specified percentage of the institution's capital or assets.

         CAPITAL REQUIREMENTS. The Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMEL financial institution rating system), and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

         The risk-based capital standard for savings institutions requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core (Tier
1) capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

         The capital regulations also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. For the present time, the Office of Thrift Supervision has deferred implementation of the interest rate risk capital charge. At February 29, 2000, First Federal met each of its capital requirements.

         PROMPT CORRECTIVE REGULATORY ACTION. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be "undercapitalized." A savings institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a savings institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

         INSURANCE OF DEPOSIT ACCOUNTS. First Federal is a member of the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation maintains a risk-based assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution's assessment rate depends upon the categories to which it is assigned. Assessment rates for insured institutions are determined semiannually by the Federal Deposit Insurance Corporation and currently range from zero basis points for the healthiest institutions to 27 basis points for the riskiest.

         In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize the predecessor to the Savings Association Insurance Fund. During 1999, payments for Savings Association Insurance Fund members approximated 6.1 basis points, while Bank Insurance Fund members paid 1.2 basis points. Since January 1, 2000, there has been equal sharing of Financing Corporation payments between members of both insurance funds.

         The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in Savings Association Insurance Fund insurance premiums would likely have an adverse effect on the operating expenses and results of operations of First Federal. Management cannot predict what insurance assessment rates will be in the future.

         Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. The management of First Federal does not know of any practice, condition or violation that might lead to termination of deposit insurance.

         LOANS TO ONE BORROWER. Federal law provides that savings institutions are generally subject to the limits on loans to one borrower applicable to national banks. A savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral.

         QTL TEST. The HOLA requires savings institutions to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a "domestic building and loan association" under the Internal Revenue Code or maintain at least 65% of its "portfolio assets" (total assets less: (1) specified liquid assets up to 20% of total assets; (2) intangibles, including goodwill; and (3) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed securities) in at least 9 months out of each 12 month period.

         A savings institution that fails the qualified thrift lender test is subject to certain operating restrictions and may be required to convert to a bank charter. As of February 29, 2000, First Federal met the qualified thrift lender test. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered "qualified thrift investments."

         LIMITATIONS ON CAPITAL DISTRIBUTIONS. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to shareholders of another institution in a cash-out merger. Under current regulations, an application to and the prior approval of the Office of Thrift Supervision is required prior to any capital distribution if the institution does not meet the criteria for "expedited treatment" of applications under Office of Thrift Supervision regulations (I.E., generally, examination ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice to Office of Thrift Supervision of the capital distribution if, like First Federal, it is a subsidiary of a holding company. In the event First Federal's capital fell below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of more than normal supervision, First Federal's ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the Office of Thrift Supervision determines that such distribution would constitute an unsafe or unsound practice.

         LIQUIDITY. First Federal is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage of its net withdrawable deposit accounts plus short-term borrowings. This liquidity requirement is currently 4%, but may be changed from time to time by the Office of Thrift Supervision to any amount within the range of 4% to 10%. Monetary penalties may be imposed for failure to meet these liquidity requirements. First Federal has never been subject to monetary penalties for failure to meet its liquidity requirements.

         ASSESSMENTS. Savings institutions are required to pay assessments to the Office of Thrift Supervision to fund the agency's operations. The general assessments, paid on a semi-annual basis, are computed upon the savings institution's total assets, including consolidated subsidiaries, as reported in First Federal's latest quarterly thrift financial report.

         TRANSACTIONS WITH RELATED PARTIES. First Federal's authority to engage in transactions with "affiliates" (E.G., any company that controls or is under common control with an institution, including First Federal Bancshares and its non-savings institution subsidiaries) is limited by federal law. The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates is generally prohibited. The transactions with affiliates must be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

         First Federal's authority to extend credit to executive officers, directors and 10% shareholders ("insiders"), as well as entities such persons control, is also governed by federal law. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Recent legislation created an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. The law limits both the individual and aggregate amount of loans First Federal may make to insiders based, in part, on First Federal's capital position and requires certain board approval procedures to be followed. Loans to executive officers are subject to additional restrictions.

         ENFORCEMENT. The Office of Thrift Supervision has primary enforcement responsibility over savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action to be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

         STANDARDS FOR SAFETY AND SOUNDNESS. The federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that a savings institution fails to meet any standard prescribed by the guidelines, the Office of Thrift Supervision may require the institution to submit an acceptable plan to achieve compliance with the standard.

FEDERAL HOME LOAN BANK SYSTEM

         First Federal is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. First Federal, as a member of the Federal Home Loan Bank, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount at least equal to 1.0% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank, whichever is greater. First Federal was in compliance with this requirement with an investment in Federal Home Loan Bank stock at February 29, 2000 of $894,000.

         The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, First Federal's net interest income would likely also be reduced. Recent legislation has changed the structure of the Federal Home Loan Banks funding obligations for insolvent thrifts, revised the capital structure of the Federal Home Loan Banks and implemented entirely voluntary membership for Federal Home Loan Banks. Management cannot predict the effect that these changes may have with respect to its Federal Home Loan Bank membership.

FEDERAL RESERVE SYSTEM

         The Federal Reserve Board regulations require savings institutions to maintain non-interest earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $44.3 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts aggregating greater than $44.3 million, the reserve requirement is $1.329 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $44.3 million. The first $5.0 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. First Federal complies with the foregoing requirements.

PROSPECTIVE LEGISLATION

         First Federal is, and First Federal Bancshares, as a savings and loan holding company, will be extensively regulated and supervised. Regulations, which affect First Federal on a daily basis, may be changed at any time, and the interpretation of the relevant law and regulations may also change because of new interpretations by the authorities who interpret those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the U.S. Congress, could have a material impact on First Federal Bancshares, First Federal, its operations or the conversion.

         Legislation enacted several years ago provided that the Bank Insurance Fund and the Savings Association Insurance Fund would have merged on January 1, 1999 if there had been no more savings associations as of that date. Congress did not enact legislation eliminating the savings association charter by that date. First Federal is unable to predict whether the Savings Association Insurance Fund and Bank Insurance Fund will eventually be merged and what effect, if any, that may have on its business.

FEDERAL SECURITIES LAWS

         First Federal Bancshares has filed with the Securities and Exchange Commission a registration statement under the Securities Act for the registration of the common stock to be issued in the conversion. Upon completion of the conversion, First Federal Bancshares' common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act. First Federal Bancshares will then have to observe the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act.


         The registration under the Securities Act of shares of the common stock to be issued in the conversion does not cover the resale of those shares. Shares of the common stock purchased by persons who are not affiliates of First Federal Bancshares may be resold without registration.
The resale restrictions of Rule 144 under the Securities Act govern shares purchased by an affiliate of First Federal Bancshares. As defined under Rule 144, an affiliate of First Federal Bancshares is a person that directly or indirectly controls, is controlled by, or is under common control with First Federal Bancshares. Generally, executive officers and directors will be considered affiliates of First Federal Bancshares. If First Federal Bancshares meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of First Federal Bancshares who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (1) 1% of the outstanding shares of First Federal Bancshares or (2) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by First Federal Bancshares to permit affiliates to have their shares registered for sale under the Securities Act under specific circumstances.

                           FEDERAL AND STATE TAXATION

FEDERAL INCOME TAXATION

         GENERAL. First Federal Bancshares and First Federal intend to report their income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to First Federal Bancshares and First Federal in the same manner as to other corporations with some exceptions, including particularly First Federal's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to First Federal or First Federal Bancshares. First Federal's federal income tax returns have been either audited or closed under the statute of limitations through tax year 1995. For its 1999 tax year, First Federal's maximum federal income tax rate was 34%.

         BAD DEBT RESERVES. For fiscal years beginning before February 29, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method.

         Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $2.3 million of First Federal accumulated bad debt reserves would not be recaptured into taxable income unless First Federal makes a "non-dividend distribution" to First Federal Bancshares as described below.

         DISTRIBUTIONS. If First Federal makes "non-dividend distributions" to First Federal Bancshares, they will be considered to have been made from First Federal's unrecaptured tax bad debt reserves, including the balance of its reserves as of February 28, 1988, to the extent of the "non-dividend distributions," and then from First Federal's supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in First Federal's taxable income. Non-dividend distributions include distributions in excess of First Federal's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of First Federal's current or accumulated earnings and profits will not be so included in First Federal's taxable income.

         The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if First Federal makes a non-dividend distribution to First Federal Bancshares, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. First Federal does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

STATE TAXATION

         ILLINOIS STATE TAXATION. First Federal is required to file Illinois income tax returns and pay tax at an effective tax rate of 7.18% of Illinois taxable income. For these purposes, Illinois taxable income generally means federal taxable income subject to certain modifications the primary one of which is the exclusion of interest income on United States obligations.

         DELAWARE STATE TAXATION. As a Delaware holding company not earning income in Delaware, First Federal Bancshares will be exempt from Delaware Corporate income tax, but will be required to file an annual report with and pay an annual franchise tax to the State of Delaware.

                      SHARES TO BE PURCHASED BY MANAGEMENT
                            WITH SUBSCRIPTION RIGHTS

         The following table presents certain information as to the approximate purchases of common stock by the directors and executive officers of First Federal, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 31.44% of the shares sold in the conversion. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories.


                                                                                          PERCENT OF       PERCENT OF
                                                        ANTICIPATED     ANTICIPATED       SHARES AT        SHARES AT
                                                          NUMBER OF        DOLLAR          MINIMUM          MAXIMUM
                                                        SHARES TO BE     AMOUNT TO BE    OF ESTIMATED     OF ESTIMATED
NAME                                                    PURCHASED (1)   PURCHASED (1)   VALUATION RANGE  VALUATION RANGE
----                                                    -------------   -------------   ---------------  ---------------
Franklin M. Hartzell.................................       15,000       $150,000           0.90%            0.67%

Murrel Hollis........................................       15,000        150,000           0.90             0.67

Gerald L. Prunty.....................................       15,000        150,000           0.90             0.67

Dr. Stephan L. Roth..................................       15,000        150,000           0.90             0.67

Eldon M. Snowden.....................................        3,500         35,000           0.21             0.16

James J. Stebor......................................        5,000         50,000           0.30             0.22

Richard D. Stephens..................................       15,000        150,000           0.90             0.67

All Directors and Officers
   as a Group (15 persons)...........................       98,200        982,000           5.92             4.38


----------
(1) Does not include shares to be awarded under the employee stock ownership plan and stock-based incentive plan or options to acquire shares under the stock-based incentive plan.

                                 THE CONVERSION

         THE OFFICE OF THRIFT SUPERVISION HAS APPROVED FIRST FEDERAL'S PLAN OF CONVERSION, PROVIDED THAT IT IS APPROVED BY THE MEMBERS OF FIRST FEDERAL AND THAT FIRST FEDERAL BANCSHARES AND FIRST FEDERAL SATISFY CERTAIN OTHER CONDITIONS IMPOSED BY THE OFFICE OF THRIFT SUPERVISION IN ITS APPROVAL. OFFICE OF THRIFT SUPERVISION APPROVAL IS NOT A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION AND IS NOT A RECOMMENDATION TO PURCHASE COMMON STOCK IN THE OFFERING.

GENERAL

         On December 8, 1999, the Board of Directors of First Federal unanimously adopted the plan of conversion. Under the plan of conversion, First Federal will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank and become a wholly owned subsidiary of First Federal Bancshares, a newly formed Delaware corporation. In addition, the plan provides that First Federal Bancshares will offer its common stock in a subscription offering and, if necessary, through a community offering and/or a syndicate of registered broker-dealers. THE FOLLOWING DISCUSSION OF THE PLAN OF CONVERSION CONTAINS ALL MATERIAL TERMS ABOUT THE CONVERSION. NEVERTHELESS, YOU SHOULD READ CAREFULLY THE PLAN OF CONVERSION, WHICH ACCOMPANIES FIRST FEDERAL'S PROXY STATEMENT AND IS AVAILABLE TO MEMBERS OF FIRST FEDERAL UPON REQUEST. The plan of conversion is also filed as an exhibit to the registration statement that First Federal Bancshares has filed with the Securities and Exchange Commission. See "WHERE YOU CAN FIND MORE INFORMATION."


         The Office of Thrift Supervision has approved First Federal's plan of conversion, subject to, among other things, approval of the plan of conversion by First Federal's members. First Federal has called a special meeting of its members for this purpose on _________, 2000. Depositors as of July 5, 2000 and borrowers with loans outstanding as of March 27, 1990, whose loans continue to be outstanding as of July 5, 2000, will be entitled to vote at the special meeting. First Federal will complete the conversion only upon completion of the sale of at least the minimum number of shares of First Federal Bancshares common stock offered through this prospectus and approval of the plan of conversion by First Federal's voting members.


         The Board of Directors established the aggregate price of the shares of common stock to be issued in the conversion based upon an independent appraisal of First Federal giving effect to the conversion. RP Financial, a consulting firm experienced in the valuation and appraisal of savings institutions, prepared the appraisal. RP Financial will affirm or, if necessary, update its appraisal at the completion of the offering.

         The completion of the offering depends on market conditions and other factors beyond First Federal's control. No assurance can be given as to the length of time after approval of the plan of conversion at the special meeting that will be required to complete the sale of the common stock. If delays are experienced, significant changes may occur in the appraisal of First Federal Bancshares and First Federal as converted, which would require a change in the offering range. A change in the offering range would result in a change in the net proceeds realized by First Federal Bancshares from the sale of the common stock. If the conversion is terminated, First Federal would be required to charge all conversion expenses against current income.

REASONS FOR THE CONVERSION

         After considering the advantages and disadvantages of the conversion, the Board of Directors of First Federal unanimously approved the conversion as being in the best interests of First Federal, its customers and employees and the communities it serves. The Board of Directors concluded that the conversion offers a number of advantages which will be important to the future growth and performance of First Federal.

         Formation of First Federal as a capital stock savings bank subsidiary of First Federal Bancshares will permit First Federal Bancshares to sell common stock, which is a source of capital not available to mutual savings banks. The capital raised through the sale of common stock in the conversion will support First Federal's future lending and operational growth and may also support possible future branching activities or the acquisition of other financial institutions or financial service companies or their assets. Additional capital also will increase First Federal's ability to render services to the communities it serves, although First Federal has no current specific plans, arrangements or understandings regarding these activities.


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

         After completion of the conversion, the unissued common and preferred stock authorized by First Federal Bancshares' certificate of incorporation will permit First Federal Bancshares to raise additional capital through further sales of securities and to issue securities in connection with possible acquisitions, subject to market conditions and any required regulatory approvals. First Federal Bancshares currently has no plans with respect to additional offerings of securities.

         The conversion will afford First Federal's management, members and others the opportunity to become stockholders of First Federal Bancshares and participate more directly in, and contribute to, any future growth of First Federal Bancshares and First Federal. First Federal Bancshares will use stock-related incentive programs to attract and retain executive and other personnel.

EFFECTS OF CONVERSION TO STOCK FORM

         GENERAL. Each depositor in a mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account. However, this ownership interest is tied to the depositor's account and has no value separate from such deposit account. Furthermore, this ownership interest may only be realized in the unlikely event that the institution is liquidated. In such event, the depositors of record at that time, as owners, would be able to share in any residual surplus and reserves after payment of other claims, including claims of depositors to the amounts of their deposits. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

         When a mutual savings bank converts to stock form, depositors lose all rights to the net worth of the mutual savings bank, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion. Additionally, permanent nonwithdrawable capital stock is created and offered to depositors which represents the ownership of the institution's net worth. THE COMMON STOCK OF FIRST FEDERAL BANCSHARES IS SEPARATE AND APART FROM DEPOSIT ACCOUNTS AND CANNOT BE AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

         No assets of First Federal Bancshares or First Federal will be distributed in connection with the conversion other than the payment of those expenses incurred in connection with the conversion.

         CONTINUITY. While the conversion is being accomplished, the normal business of First Federal will continue without interruption, including being regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. After conversion, First Federal will continue to provide services for depositors and borrowers under current policies by its present management and staff.

         The directors of First Federal at the time of conversion will serve as directors of First Federal after the conversion. The directors of First Federal Bancshares will be solely composed of individuals who served on the Board of Directors of First Federal. All officers of First Federal at the time of conversion will retain their positions after the conversion.

         DEPOSIT ACCOUNTS AND LOANS. First Federal's deposit accounts, account balances and existing Federal Deposit Insurance Corporation insurance coverage of deposit accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with First Federal.

         EFFECT ON VOTING RIGHTS. Voting rights in First Federal, as a mutual savings bank, belong to its depositor and borrower members. After the conversion, depositors will no longer have voting rights in First Federal and, therefore, will no longer be able to elect directors of First Federal or control its affairs. Instead, First Federal Bancshares, as the sole stockholder of First Federal, will possess all voting rights in First Federal. The holders of the common stock of First Federal Bancshares will possess all voting rights in First Federal Bancshares. Depositors


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

of First Federal will not have voting rights after the conversion except to the extent that they become stockholders of First Federal Bancshares by purchasing common stock.


         TAX EFFECTS. First Federal has received an opinion from Muldoon, Murphy & Faucette LLP, Washington, D.C., that addresses all the material federal income tax consequences of the conversion. The opinion, which relies upon factual representations given by First Federal, concludes that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Internal Revenue Code. Among other things, the opinion states the following, which constitutes all of the material federal tax consequences of the conversion:


         - no gain or loss will be recognized to First Federal in its mutual or stock form by reason of the conversion;

         - no gain or loss will be recognized to its account holders upon the issuance to them of accounts in First Federal immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at First Federal in its mutual form plus interest in the liquidation account;

         - the tax basis of account holders' accounts in First Federal immediately after the conversion will be the same as the tax basis of their accounts immediately before conversion;

         - the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest;

         - the tax basis of the common stock purchased in the conversion will be the amount paid and the holding period for the stock will begin on the date of purchase; and

         - no gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the conversion, except if subscription rights are deemed to have value as discussed below.

         Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

         Based upon past rulings issued by the Internal Revenue Service, the opinion provides that the receipt of subscription rights by eligible account holders, supplemental eligible account holders and other individuals under the plan of conversion will be taxable if the subscription rights are deemed to have a fair market value. RP Financial, whose findings are not binding on the Internal Revenue Service, has issued a letter indicating that the subscription rights do not have any value, based on the fact that the rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the community offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of the rights may only be taxable to those persons who exercise their subscription rights. First Federal could also recognize a gain on the distribution of subscription rights. Holders of subscription rights are encouraged to consult with their own tax advisors as to the tax consequences if the subscription rights are deemed to have a fair market value.

         First Federal has also received an opinion from Crowe, Chizek and Company LLP, Oak Brook, Illinois, that, assuming the conversion does not result in any federal income tax liability to First Federal, its account holders, or First Federal Bancshares, implementation of the plan of conversion will not result in any Illinois income tax liability to those entities or persons.

         The opinions of Muldoon, Murphy & Faucette LLP and Crowe, Chizek and Company LLP, and the letter from RP Financial are filed as exhibits to the registration statement that First Federal Bancshares has filed with the Securities and Exchange Commission. See "WHERE YOU CAN FIND MORE INFORMATION."


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

         YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO YOU.

         LIQUIDATION ACCOUNT. In the unlikely event of a complete liquidation of First Federal, before the conversion, each depositor in First Federal would receive a pro rata share of any assets of First Federal remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor's pro rata share of the remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in First Federal at the time of liquidation.

         After the conversion, holders of withdrawable deposit(s) in First Federal, including certificates of deposit, will not be entitled to share in any residual assets upon liquidation of First Federal. However, under Office of Thrift Supervision regulations, First Federal will, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained in the final prospectus relating to the conversion.

         First Federal will maintain the liquidation account after the conversion for the benefit of eligible account holders and supplemental eligible account holders who retain their savings accounts in First Federal. Each eligible account holder and supplemental eligible account holder will, with respect to each deposit account held, have a related inchoate interest in a sub-account portion of the liquidation account balance.

         The initial subaccount balance for a savings account held by an eligible account holder or a supplemental eligible account holder will be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the holder's "qualifying deposit" in the deposit account and the denominator is the total amount of the "qualifying deposits" of all eligible or supplemental eligible account holders. The initial subaccount balance will not be increased, but it will be decreased as provided below.

         If the deposit balance in any deposit account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of First Federal after October 31, 1998, or June 30, 2000 is less than the lesser of the deposit balance in a deposit account at the close of business on any other annual closing date after October 31, 1998 or June 30, 2000, or the amount of the "qualifying deposit" in a savings account on October 31, 1998 or June 30, 2000, then the subaccount balance for a savings account will be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the savings balance. Once reduced, the subaccount balance will not be subsequently increased, notwithstanding any increase in the savings balance of the related savings account. If any savings account is closed, the related subaccount balance will be reduced to zero.

         Upon a complete liquidation of First Federal, each eligible account holder and supplemental eligible account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for deposit account(s) held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of savings accounts and other liabilities or similar transactions with another federally insured institution in which First Federal is not the surviving institution will be considered to be a complete liquidation. In any of these transactions, the liquidation account will be assumed by the surviving institution.

         In the unlikely event First Federal is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to First Federal Bancshares as the sole stockholder of First Federal.

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

         Under the plan of conversion, First Federal has granted rights to subscribe for First Federal Bancshares common stock to the following persons in the following order of priority:

         1. Persons with deposits in First Federal with balances aggregating $50 or more ("qualifying deposits") as of October 31, 1998 ("eligible account holders"). For this purpose, deposit accounts include all savings, time, and demand accounts.


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

         2. Tax-qualified benefit plans of First Federal Bancshares or First Federal, including First Federal's employee stock ownership plan.

         3. Persons with qualifying deposits in First Federal as of June 30, 2000 ("supplemental eligible account holders").


         4. Persons with deposits in First Federal as of July 5, 2000 and borrowers of First Federal who had loans outstanding on March 27, 1990 that continue to be outstanding as of July 5, 2000 ("other members").


         The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See "--LIMITATIONS ON PURCHASES OF SHARES." All persons on a joint account will be counted as a single depositor for purposes of determining the maximum amount that may be subscribed for by owners of a joint account.

         SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE. IF YOU SELL OR OTHERWISE TRANSFER YOUR RIGHTS TO SUBSCRIBE FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING OR SUBSCRIBE FOR COMMON STOCK ON BEHALF OF ANOTHER PERSON, YOU MAY FORFEIT THOSE RIGHTS AND FACE POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OFFICE OF THRIFT SUPERVISION OR ANOTHER AGENCY OF THE U.S. GOVERNMENT. IF YOU EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU WILL BE REQUIRED TO CERTIFY THAT YOU ARE PURCHASING SHARES SOLELY FOR YOUR OWN ACCOUNT AND THAT YOU HAVE NO AGREEMENT OR UNDERSTANDING WITH ANY OTHER PERSON FOR THE SALE OR TRANSFER OF THE SHARES. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF FIRST FEDERAL AND FIRST FEDERAL BANCSHARES.

         CATEGORY 1: ELIGIBLE ACCOUNT HOLDERS. Each eligible account holder has the right to subscribe for up to the greater of:

         -     $150,000 of common stock (which equals 15,000 shares);

         -     one-tenth of one percent of the total offering of common stock;
               or

         - 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

         If there are not sufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of First Federal or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in First Federal in the one year period preceding October 31, 1998.

         To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at October 31, 1998. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.

         CATEGORY 2: TAX-QUALIFIED EMPLOYEE BENEFIT PLANS. First Federal's tax-qualified employee benefit plans have the right to purchase up to 10% of the shares of common stock issued in the conversion. As a tax-qualified employee benefit plan, First Federal's employee stock ownership plan intends to purchase 8% of the shares of common stock issued in the conversion. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions


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

by the officers and directors of First Federal, for the purpose of applying the purchase limitations in the plan of conversion. If First Federal Bancshares increases the number of shares offered in the conversion, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to 8% of the common stock. If the plan's subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from First Federal Bancshares with the approval of the Office of Thrift Supervision.

         CATEGORY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. Each supplemental eligible account holder has the right to subscribe for up to the greater of:

         -     $150,000 of common stock (which equals 15,000 shares);

         -     one-tenth of one percent of the total offering of common stock;
               or

         - 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

         If eligible account holders and First Federal's employee stock ownership plan subscribe for all of the shares being sold by First Federal Bancshares, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are not sufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

         To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at June 30, 2000. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.

         CATEGORY 4: OTHER MEMBERS. Each other member of First Federal has the right to purchase up to $150,000 of common stock (which equals 15,000 shares). If eligible account holders, First Federal's employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares being sold by First Federal Bancshares, no shares will be available for other members. If shares are available for other members but there are not sufficient shares to satisfy all subscriptions by other members, shares first will be allocated so as to permit each subscribing other member, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other members in the proportion that the number of votes each other member is eligible to cast as of the record date for persons eligible to vote at First Federal's special meeting bears to the total votes of all remaining other members whose subscriptions remain unfilled.


         To ensure a proper allocation of stock, each other member must list on his or her stock order form all deposit accounts in which such other member had an ownership interest at July 5, 2000 or each loan from First Federal that was outstanding on March 27, 1990 that continues to be outstanding as of July 5, 2000. Failure to list an account or loan, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.


         EXPIRATION DATE FOR THE SUBSCRIPTION OFFERING. The subscription offering and all subscription rights under the plan of conversion will expire at 12:00 Noon, Central time, on ___________, 2000. FIRST FEDERAL WILL NOT ACCEPT ORDERS FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING RECEIVED IN HAND AFTER THAT TIME. First Federal Bancshares and First Federal may extend the subscription offering to up to ______, 2000 without regulatory


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

approval. First Federal Bancshares and First Federal will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights, however all subscription rights will expire on the expiration date, as extended, whether or not First Federal has been able to locate each person entitled to subscription rights.

         Office of Thrift Supervision regulations require that First Federal Bancshares complete the sale of common stock within 45 days after the close of the subscription offering. If the sale of the common stock is not completed within that period, all funds received will be returned promptly with interest at First Federal's passbook rate and all withdrawal authorizations will be canceled unless First Federal receives approval of the Office of Thrift Supervision to extend the time for completing the offering. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If First Federal Bancshares does not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days, and all extensions in the aggregate, may not last beyond ______, 2002.

         PERSONS IN NON-QUALIFIED STATES. First Federal Bancshares and First Federal will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, First Federal Bancshares and First Federal are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which only a small number of persons otherwise eligible to subscribe for shares of common stock reside and where First Federal Bancshares or First Federal determines that compliance with that state's securities laws would be impracticable for reasons of cost or otherwise. First Federal may determine compliance with state securities laws to be impracticable based on a request or requirement that First Federal Bancshares and First Federal or their officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or a request or requirement to register or otherwise qualify the subscription rights or common stock for sale or submit any filing in the state.

COMMUNITY OFFERING

         To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, First Federal Bancshares may offer shares pursuant to the plan of conversion in a community offering to the following persons in the following order of priority:

         1. Persons and trusts of natural persons who are residents of Adams, Brown, McDonough, Hancock, Schuyler, Henderson, Fulton, Warren or Pike Counties in Illinois or Marion, Lewis or Ralls Counties in Missouri.

         2. Other persons to whom First Federal delivers a prospectus.

         Purchasers in the community offering are eligible to purchase up to $150,000 of common stock (which equals 15,000 shares). If not enough shares are available to fill orders in the community offering, the available shares will be allocated first to each subscriber whose order is accepted by First Federal in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such subscriber, if possible. After that, unallocated shares will be allocated among such subscribers whose orders remain unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated.

         The community offering, if held, may commence concurrently with or subsequent to the subscription offering and will terminate no later than 45 days after the close of the subscription offering unless extended by First Federal Bancshares and First Federal, with approval of the Office of Thrift Supervision. FIRST FEDERAL BANCSHARES PRESENTLY INTENDS TO TERMINATE THE COMMUNITY OFFERING AS SOON AS IT HAS RECEIVED ORDERS FOR ALL SHARES AVAILABLE FOR PURCHASE IN THE CONVERSION. If First Federal receives regulatory approval of an extension of time, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If First Federal Bancshares does not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest.


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

          THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING IS SUBJECT TO THE RIGHT OF FIRST FEDERAL BANCSHARES AND FIRST FEDERAL TO REJECT ORDERS, IN WHOLE OR PART, EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE OF THE OFFERING. IF YOUR ORDER IS REJECTED IN PART, YOU WILL NOT HAVE THE RIGHT TO CANCEL THE REMAINDER OF YOUR ORDER.

SYNDICATED COMMUNITY OFFERING

         The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by FBR acting as agent of First Federal Bancshares. Alternatively, First Federal Bancshares may sell any remaining shares in an underwritten public offering. Neither FBR nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, FBR has agreed to use its best efforts in the sale of shares in the syndicated community offering. First Federal Bancshares has not selected any particular broker-dealers to participate in a syndicated community offering. The syndicated community offering will terminate no later than 45 days after the expiration of the subscription offering, unless extended by First Federal Bancshares and First Federal, with approval of the Office of Thrift Supervision. See "--COMMUNITY OFFERING" above for a discussion of rights of subscribers in the event an extension is granted.

          THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SYNDICATED COMMUNITY OFFERING IS SUBJECT TO THE RIGHT OF FIRST FEDERAL BANCSHARES AND FIRST FEDERAL TO REJECT ORDERS, IN WHOLE OR PART, EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE OF THE OFFERING. IF YOUR ORDER IS REJECTED IN PART, YOU WILL NOT HAVE THE RIGHT TO CANCEL THE REMAINDER OF YOUR ORDER.

         Stock sold in the syndicated community offering also will be sold at the $10.00 purchase price. See "--STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED." Purchasers in the syndicated community offering are eligible to purchase up to $150,000 of common stock (which equals 15,000 shares).

         If First Federal is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of First Federal, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, the plan of conversion will terminate.

MARKETING AND UNDERWRITING ARRANGEMENTS

         First Federal and First Federal Bancshares have retained FBR to consult with and advise First Federal and to assist First Federal and First Federal Bancshares, on a best efforts basis, in the distribution of shares in the offering. FBR is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. FBR will assist First Federal in the conversion by acting as marketing advisor with respect to the subscription offering and will represent First Federal as placement agent on a best efforts basis in the sale of the common stock in the community offering if one is held. FBR will conduct training sessions with directors, officers and employees of First Federal regarding the conversion process, assist in the establishment and supervision of First Federal's conversion center and, with management's input, train First Federal's staff to record properly and tabulate orders for the purchase of common stock and to respond appropriately to customer inquiries.

         Based on negotiations between First Federal and First Federal Bancshares concerning the fee structure, FBR will receive a fee equal to 1.5% of the aggregate dollar amount of all stock sold in the subscription and community offerings to persons other than the employee stock ownership plan, directors, officers and employees of First Federal or First Federal Bancshares or their immediate families. First Federal will pay FBR's fee upon completion of the conversion. First Federal will reimburse FBR for its reasonable out-of-pocket expenses, including legal fees.


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

         FBR has not prepared any report or opinion constituting a recommendation or advice to First Federal Bancshares or First Federal or to persons who subscribe for stock, nor has it prepared an opinion as to the fairness to First Federal Bancshares or First Federal of the purchase price or the terms of the stock to be sold. FBR expresses no opinion as to the prices at which common stock to be issued may trade. Total marketing fees to FBR are expected to range from approximately $214,000 at the minimum of the offering range to approximately $341,000 at 15% above the maximum of the offering range. See "PRO FORMA DATA" for the assumptions used to arrive at these estimates. FBR and selected dealers participating in the syndicated community offering may receive a commission in the syndicated community offering in a maximum amount to be agreed upon by First Federal Bancshares and First Federal to reflect market requirements at the time of the allocation of shares in the syndicated community offering.

         With certain limitations, First Federal Bancshares and First Federal have also agreed to indemnify FBR against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon the performance of FBR of its services in connection with the conversion.

DESCRIPTION OF SALES ACTIVITIES

         First Federal Bancshares will offer the common stock in the subscription offering and community offering principally by the distribution of this prospectus and through activities conducted at First Federal's conversion center. The conversion center is expected to operate during normal business hours throughout the subscription offering and community offering. It is expected that at any particular time one or more FBR employees will be working at the conversion center. Employees of FBR will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering and processing stock orders.

         Sales of common stock will be made by registered representatives affiliated with FBR or by the selected dealers managed by FBR. The management and employees of First Federal may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Management of First Federal may answer questions regarding the business of First Federal when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of First Federal Bancshares and First Federal have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

         No officer, director or employee of First Federal or First Federal Bancshares will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the conversion.

         None of First Federal's personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. First Federal's personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities will not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection with the offering at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

PROCEDURE FOR PURCHASING SHARES IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS

         USE OF ORDER FORMS. To purchase shares in the subscription offering, you must submit a properly completed and executed order form to First Federal by 12:00 Noon, Central time, on _________ __, 2000. Your order form must be accompanied by full payment for all of the shares subscribed for or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account with First Federal. In order to purchase shares in the community offering, you must submit a properly completed and


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executed order form to First Federal, accompanied by the required payment for each share subscribed for, before the community offering terminates, which may be on or at any time after the end of the subscription offering.

         In order to ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account, the account number and the approximate account balance as of the appropriate eligibility date. Failure to list an account or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.

         First Federal Bancshares need not accept order forms that are received after the expiration of the subscription offering or community offering, as the case may be, or that are executed defectively or that are received without full payment or without appropriate withdrawal instructions. In addition, First Federal and First Federal Bancshares are not obligated to accept orders submitted on photocopied or facsimilied stock order forms. First Federal Bancshares and First Federal have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that they will do so. Notwithstanding the foregoing, First Federal and First Federal Bancshares will have the right, each in their sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. Under the plan of conversion, the interpretation by First Federal Bancshares and First Federal of the terms and conditions of the plan of conversion and of the order form will be final. Once received, an executed order form may not be modified, amended or rescinded without the consent of First Federal unless the conversion has not been completed within 45 days after the end of the subscription offering, unless extended.

         The reverse side of the order form contains a regulatory mandated certification form. First Federal Bancshares will not accept order forms on which the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by any federal or state governmental agency. You will also be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

         To ensure that each purchaser receives a prospectus at least 48 hours before the end of the offering as required by Rule 15c2-8 under the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will be distributed only when preceded or accompanied by a prospectus.

         PAYMENT FOR SHARES. Payment for subscriptions may be made by cash, check, bank draft or money order, or by authorization of withdrawal from deposit accounts maintained with First Federal. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers or third party checks will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at First Federal's passbook rate from the date payment is received at the conversion center until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, unless the certificate matures after the date of receipt of the order form but before closing, in which case funds will earn interest at the passbook rate from the date of maturity until the conversion is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the conversion. When the conversion is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. THE SHARES OF COMMON STOCK ISSUED IN THE CONVERSION CANNOT AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.


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         If a subscriber authorizes First Federal to withdraw the amount of the purchase price from his or her deposit account, First Federal will do so as of the effective date of conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. First Federal will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at First Federal's passbook rate.

         The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the conversion; provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution or First Federal Bancshares to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

         Individual retirement accounts maintained in First Federal do not permit investment in the common stock. A depositor interested in using his or her individual retirement account funds to purchase common stock must do so through a self-directed individual retirement account. Since First Federal does not offer those accounts, First Federal will allow a depositor to make a trustee-to-trustee transfer of the individual retirement account funds to a trustee offering a self-directed individual retirement account program with the agreement that the funds will be used to purchase First Federal Bancshares' common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self-directed account in the same manner as First Federal now holds the depositor's individual retirement account funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an individual retirement account at First Federal to purchase common stock should contact the conversion center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-directed individual retirement account funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of individual retirement accounts.

         Certificates representing shares of common stock purchased, and any refund due, will be mailed to purchasers at the address specified in properly completed order forms or to the last address of the persons appearing on the records of First Federal as soon as practicable following the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of as required by applicable law. PURCHASERS MAY NOT BE ABLE TO SELL THE SHARES OF COMMON STOCK WHICH THEY PURCHASED UNTIL CERTIFICATES FOR THE COMMON STOCK ARE AVAILABLE AND DELIVERED TO THEM, EVEN THOUGH TRADING OF THE COMMON STOCK MAY HAVE BEGUN.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

         Federal regulations require that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of First Federal Bancshares and First Federal as converted (I.E., taking into account the expected receipt of proceeds from the sale of securities in the conversion), as determined by an independent appraisal. First Federal and First Federal Bancshares have retained RP Financial, which is experienced in the evaluation and appraisal of business entities, to prepare an appraisal of the pro forma market value of First Federal Bancshares and First Federal as converted and to assist First Federal in preparing a business plan. RP Financial will receive a fee expected to total approximately $35,000 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. First Federal has agreed to indemnify RP Financial under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the conversion.

         RP Financial has prepared an appraisal of the estimated pro forma market value of First Federal Bancshares and First Federal as converted taking into account the formation of First Federal Bancshares as the holding company for First Federal. For its analysis, RP Financial undertook substantial investigations to learn about First Federal's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed First Federal's conversion application as filed with the Office of Thrift Supervision and First Federal Bancshares' registration statement as filed with the Securities and Exchange


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Commission. Furthermore, RP Financial visited First Federal's facilities and had discussions with First Federal's management and its special conversion legal counsel, Muldoon, Murphy & Faucette LLP. RP Financial did not perform a detailed individual analysis of the separate components of First Federal Bancshares' or First Federal's assets and liabilities.

         RP Financial's analysis utilized three selected valuation procedures, the price/book method, the price/earnings method, and price/assets method, all of which are described in its report. RP Financial placed the greatest emphasis on the price/earnings and price/book methods in estimating pro forma market value. In applying these procedures, RP Financial reviewed, among other factors, the economic make-up of First Federal's primary market area, First Federal's financial performance and condition in relation to publicly traded institutions that RP Financial deemed comparable to First Federal, the specific terms of the offering of First Federal Bancshares' common stock, the pro forma impact of the additional capital raised in the conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. RP Financial's analysis provides an approximation of the pro forma market value of First Federal Bancshares and First Federal as converted based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of First Federal Bancshares after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "PRO FORMA DATA," purchases by the employee stock ownership plan of an amount equal to 8% of the common stock sold in the conversion and purchases in the open market by the stock-based incentive plan of a number of shares equal to 4% of the common stock sold in the conversion at the $10.00 purchase price. See "PRO FORMA DATA" for additional information concerning these assumptions. The use of different assumptions may yield different results.

         On the basis of the analysis in its report, RP Financial has advised First Federal Bancshares and First Federal that, in its opinion, as of April 28, 2000, the estimated pro forma market value of First Federal Bancshares and First Federal, as converted, was within the valuation range of $16,575,000 to $22,425,000 with a midpoint of $19,500,000. After reviewing the methodology and the assumptions used by RP Financial in the preparation of the appraisal, the Board of Directors established the offering range, which is equal to the valuation range, of $16,575,000 to $22,425,000 with a midpoint of $19,500,000.
Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 1,657,500 and 2,242,500 with a midpoint of 1,950,000. The purchase price of $10.00 was determined by discussion among the Boards of Directors of First Federal and First Federal Bancshares and FBR, taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the conversion. Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by First Federal Bancshares at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, the financial condition or operating results of First Federal, regulatory guidelines or national or local economic conditions. RP Financial's appraisal report is filed as an exhibit to the registration statement that First Federal Bancshares has filed with the Securities and Exchange Commission. See "WHERE YOU CAN FIND MORE INFORMATION."

         If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of First Federal Bancshares and First Federal as converted, as of the close of the subscription offering.

         No shares will be sold unless RP Financial confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was materially incompatible with its estimate of the total pro forma market value of First Federal Bancshares and First Federal as converted at the time of the sale. If, however, the facts do not justify that statement, the offering may be canceled, a new offering range and price per share set and new subscription, community and syndicated community offerings held. Under those circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.


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         Depending upon market and financial conditions, the number of shares issued may be more than 2,242,500 shares or less than 1,657,500 shares. If the total amount of shares issued is less than 1,657,500 or more than 2,578,875 (15% above the maximum of the offering range), for aggregate gross proceeds of less than $16,575,000 or more than $25,788,750, subscription funds will be returned promptly with interest to each subscriber unless he or she indicates otherwise. If RP Financial establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

         In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents First Federal furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by First Federal and First Federal Bancshares or independently value the assets or liabilities of First Federal Bancshares and First Federal. THE APPRAISAL IS NOT INTENDED TO BE, AND MUST NOT BE INTERPRETED AS, A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF VOTING TO APPROVE THE PLAN OF CONVERSION OR OF PURCHASING SHARES OF COMMON STOCK. MOREOVER, BECAUSE THE APPRAISAL MUST BE BASED ON MANY FACTORS WHICH CHANGE PERIODICALLY, THERE IS NO ASSURANCE THAT PURCHASERS OF SHARES IN THE CONVERSION WILL BE ABLE TO SELL SHARES AFTER THE CONVERSION AT PRICES AT OR ABOVE THE PURCHASE PRICE.

         Copies of the appraisal report of RP Financial including any amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of First Federal and the other locations specified under "WHERE YOU CAN FIND MORE INFORMATION."

LIMITATIONS ON PURCHASES OF SHARES

         The plan of conversion imposes limitations upon the purchase of common stock by eligible subscribers and others in the conversion. In addition to the purchase limitations described above under "--SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS," "--COMMUNITY OFFERING" and "--SYNDICATED COMMUNITY OFFERING," the plan of conversion provides for the following purchase limitations:

         - Except for First Federal's tax-qualified employee benefit plans, no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than 1.0% of the common stock offered (which equals 22,425 shares), subject to increase as described below.

         - The Board of Directors and the executive officers of First Federal, together with their associates, may purchase up to 31.44% of the common stock sold in the offering.

         -     Each subscriber must subscribe for a minimum of 25 shares.

         The 1.0% limitation applies to individual purchases in the offering, aggregated with purchases by the person's associates and those persons acting in concert with the purchaser. If you purchase $150,000 of common stock in the subscription offering, you may still purchase up to $74,250 of common stock in the community offering. Alternatively, if you purchase $150,000 of common stock in the subscription offering, your associates and persons acting in concert with you may purchase in the aggregate up to $74,250 of common stock in the subscription offering and/or community offering.

         For purposes of the plan of conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each subscription rights category will be made in allocating shares if the maximum purchase limitations are exceeded.

         First Federal's and First Federal Bancshares' Boards of Directors may, in their sole discretion, increase the maximum purchase limitation up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares that exceed 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. First Federal and First Federal Bancshares do not intend to


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increase the maximum purchase limitation unless market conditions warrant an increase in the maximum purchase limitation and the sale of a number of shares in excess of the minimum of the offering range. If the Boards of Directors decide to increase the purchase limitations, persons who subscribed for the maximum number of shares of common stock will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. First Federal Bancshares and First Federal, in their discretion, also may give other large subscribers the right to increase their subscriptions.

         The plan of conversion defines "acting in concert" to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. FIRST FEDERAL BANCSHARES AND FIRST FEDERAL MAY PRESUME THAT CERTAIN PERSONS ARE ACTING IN CONCERT BASED UPON, AMONG OTHER THINGS, JOINT ACCOUNT RELATIONSHIPS AND THE FACT THAT PERSONS MAY HAVE FILED JOINT SCHEDULES 13D OR 13G WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO OTHER COMPANIES.

         The plan of conversion defines "associate," with respect to a particular person, to mean:

         1. any corporation or organization other than First Federal or a majority-owned subsidiary of First Federal of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

         2. any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and

         3. any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of First Federal or any of its parents or subsidiaries.

         For example, a corporation of which a person serves as an officer would be an associate of a person and, therefore, all shares purchased by a corporation would be included with the number of shares that a person could purchase individually under the purchase limitations described above.

         The plan of conversion defines "officer" to mean an executive officer of First Federal, including its Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary, Treasurer and Controller.

RESTRICTIONS ON REPURCHASE OF STOCK

         Under Office of Thrift Supervision regulations, savings associations and their holding companies may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, or the repurchase of qualifying shares of a director. Furthermore, repurchases of any common stock are prohibited if they would cause the association's regulatory capital to be reduced below the amount required for the liquidation account or the regulatory capital requirements imposed by the Office of Thrift Supervision. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the Office of Thrift Supervision, and if the Office of Thrift Supervision does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the institution. Any repurchases of common stock by First Federal Bancshares must meet these regulatory restrictions unless the Office of Thrift Supervision provides otherwise.


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RESTRICTIONS ON TRANSFER OF SHARES AFTER THE CONVERSION APPLICABLE TO
OFFICERS, DIRECTORS AND NASD MEMBERS


         Common stock purchased in the conversion will be freely transferable, except for shares purchased by directors and officers of First Federal and First Federal Bancshares and by NASD members.

         Shares of common stock purchased by directors and officers of First Federal and First Federal Bancshares may not be sold for a period of one year following the conversion, except upon the death of the stockholder or unless approved by the Office of Thrift Supervision. Shares purchased by these persons after the conversion will be free of this restriction. Shares of common stock issued by First Federal Bancshares to directors and officers will bear a legend giving appropriate notice of the restriction and, in addition, First Federal Bancshares will give appropriate instructions to the transfer agent for First Federal Bancshares' common stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

         Purchases of outstanding shares of common stock of First Federal Bancshares by directors, officers, or any person who was an executive officer or director of First Federal after adoption of the plan of conversion, and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of First Federal Bancshares' outstanding common stock or to the purchase of stock under stock benefit plans.

         First Federal Bancshares has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the conversion. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of First Federal Bancshares may be resold without registration. Shares purchased by an affiliate of First Federal Bancshares will have resale restrictions under Rule 144 of the Securities Act. If First Federal Bancshares meets the current public information requirements of Rule 144, each affiliate of First Federal Bancshares who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of First Federal Bancshares or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by First Federal Bancshares to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.


         Under guidelines of the National Association of Securities Dealers, Inc., members of that organization and their associates face restrictions on the transfer of securities purchased with subscription rights and reporting requirements upon purchase of the securities.


INTERPRETATION, AMENDMENT AND TERMINATION

         To the extent permitted by law, all interpretations of the plan of conversion by First Federal will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision. The plan of conversion provides that, if deemed necessary or desirable by the Board of Directors, the plan of conversion may be substantively amended by the Board of Directors as a result of comments from regulatory authorities or otherwise, without the further approval of First Federal's members.

         Completion of the conversion requires the sale of all shares of the common stock within 24 months following approval of the plan of conversion by First Federal's members. If this condition is not satisfied, the plan of conversion will be terminated and First Federal will continue its business in the mutual form of organization. First Federal's Board of Directors may terminate the plan of conversion at any time.


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             RESTRICTIONS ON ACQUISITION OF FIRST FEDERAL BANCSHARES
                                AND FIRST FEDERAL

GENERAL

         First Federal's plan of conversion provides for the conversion of First Federal from the mutual to the stock form of organization and, as part of the conversion, the adoption of a new federal stock charter and bylaws by First Federal's members. The plan of conversion also provides for the concurrent formation of a holding company. See "THE CONVERSION--GENERAL." As described below and elsewhere in this document, certain provisions in First Federal Bancshares' certificate of incorporation and bylaws may have anti-takeover effects. In addition, provisions in First Federal's federal stock charter and bylaws may also have anti-takeover effects. Finally, Delaware corporate law and regulatory restrictions may make it difficult for persons or companies to acquire control of either First Federal Bancshares or First Federal.

RESTRICTIONS IN FIRST FEDERAL BANCSHARES' CERTIFICATE OF INCORPORATION AND
BYLAWS

         First Federal Bancshares' certificate of incorporation and bylaws contain provisions that could make more difficult an acquisition of First Federal Bancshares by means of a tender offer, proxy context or otherwise. Some provisions will also render the removal of the incumbent Board of Directors or management of First Federal Bancshares more difficult. These provisions may have the effect of deterring a future takeover attempt that is not approved by the directors of First Federal Bancshares, but which First Federal Bancshares stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in First Federal Bancshares' certificate of incorporation and bylaws. See "WHERE YOU CAN FIND MORE INFORMATION" as to where to obtain a copy of these documents.

         BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS. The certificate of incorporation requires the approval of the holders of at least 80% of First Federal Bancshares' outstanding shares of voting stock entitled to vote to approve certain "business combinations" with an "interested stockholder." This supermajority voting requirement will not apply in cases where the proposed transaction has been approved by a majority of those members of First Federal Bancshares' Board of Directors who are unaffiliated with the interested stockholder and who were directors before the time when the interested stockholder became an interested stockholder or if the proposed transaction meets certain conditions that are designed to afford the stockholders a fair price in consideration for their shares. In each such case, where stockholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient. Under Delaware law, absent this provision, business combinations must be approved by the vote of the holders of only a majority of the outstanding shares of common stock of First Federal Bancshares and any other affected class of stock unless the transaction is with a person who owns 15% or more of the corporation's voting stock.

         The term "interested stockholder" includes any individual, group acting in concert, corporation, partnership, association or other entity (other than First Federal Bancshares or its subsidiary) who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock of First Federal Bancshares.

         A "business combination" includes:

         1. any merger or consolidation of First Federal Bancshares or any of its subsidiaries with any interested stockholder or affiliate of an interested stockholder or any corporation which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

         2. any sale or other disposition to or with any interested stockholder of 25% or more of the assets of First Federal Bancshares or combined assets of First Federal Bancshares and its subsidiaries;

         3. the issuance or transfer to any interested stockholder or its affiliate by First Federal Bancshares (or any subsidiary) of any securities of First Federal Bancshares (or any subsidiary) in exchange for any cash,


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               securities or other property the value of which equals or exceeds
               25% of the fair market value of the common stock of First Federal Bancshares;

         4. the adoption of any plan for the liquidation or dissolution of First Federal Bancshares proposed by or on behalf of any interested stockholder or its affiliate; and

         5. any reclassification of securities, recapitalization, merger or consolidation of First Federal Bancshares with any of its subsidiaries which has the effect of increasing the proportionate share of common stock or any class of equity or convertible securities of First Federal Bancshares or subsidiary owned directly or indirectly, by an interested stockholder or its affiliate.

         LIMITATION ON VOTING RIGHTS. The certificate of incorporation of First Federal Bancshares provides that no record owner of any outstanding First Federal Bancshares common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of First Federal Bancshares common stock will be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the certificate of incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but does not include shares beneficially owned by directors, officers and employees of First Federal or First Federal Bancshares or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by First Federal Bancshares to be beneficially, owned by such person and his or her affiliates.

         EVALUATION OF OFFERS. The certificate of incorporation of First Federal Bancshares further provides that the Board of Directors of First Federal Bancshares, when evaluating an offer, to (1) make a tender or exchange offer for any equity security of First Federal Bancshares, (2) merge or consolidate First Federal Bancshares with another corporation or entity or (3) purchase or otherwise acquire all or substantially all of the properties and assets of First Federal Bancshares, may, in connection with the exercise of its judgment in determining what is in the best interest of First Federal Bancshares and the stockholders of First Federal Bancshares, give consideration to those factors that directors of any subsidiary (including First Federal) may consider in evaluating any action that may result in a change or potential change of control of such subsidiary, and the social and economic effects of acceptance of such offer on: First Federal Bancshares' present and future customers and employees and those of its subsidiaries (including First Federal); the communities in which First Federal Bancshares and First Federal operate or are located; the ability of First Federal Bancshares to fulfill its corporate objectives as a savings and loan holding company; and the ability of First Federal to fulfill the objectives of a stock savings bank under applicable statutes and regulations. By having these standards in the certificate of incorporation of First Federal Bancshares, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of First Federal Bancshares, even if the price offered is significantly greater than the then market price of any equity security of First Federal Bancshares.

         BOARD OF DIRECTORS

         CLASSIFIED BOARD. The Board of Directors of First Federal Bancshares is divided into three classes, each of which contains approximately one-third of the number of directors. The stockholders elect one class of directors each year for a term of three years. The classified Board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of First Federal Bancshares.

         FILLING OF VACANCIES; REMOVAL. The certificate of incorporation provides that any vacancy occurring in the First Federal Bancshares Board, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. A person appointed to fill a vacancy on the Board of Directors will serve until the expiration of his or her term. The certificate of incorporation of First Federal Bancshares provides that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of 80% of the outstanding shares of voting stock. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.


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         QUALIFICATION. The bylaws provide that to be eligible to serve on the
Board of Directors of First Federal Bancshares a person must reside in a county in which an office of First Federal is located or in an adjacent county. In addition, no person 78 years of age or older is eligible to be elected or appointed to the Board of Directors. This age limitation does not apply to the members of the initial Board of Directors of First Federal Bancshares. Finally, the bylaws provide that no person will be eligible to serve on the Board of Directors who has, in the past 10 years, been subject to a supervisory action by a financial regulatory agency that involved fraud or other bad actions, has been convicted of a crime involving dishonesty or breach of trust that is punishable by a year or more in prison, or is currently charged with such a crime. These provisions may prevent stockholders from nominating themselves or persons of their choosing for election to the Board of Directors.

         STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS. Stockholders of First Federal Bancshares must act only through an annual or special meeting. Stockholders cannot act by written consent in lieu of a meeting. The certificate of incorporation provides that only a majority of the Board of Directors of First Federal Bancshares may call special meetings of the stockholders of First Federal Bancshares. Stockholders are not able to call a special meeting or require that the Board do so. At a special meeting, stockholders may consider only the business specified in the notice of meeting given by First Federal Bancshares. The provisions of First Federal Bancshares' certificate of incorporation prohibiting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting, unless a special meeting is called at the request of a majority of the Board of Directors. These provisions also would prevent the holders of a majority of common stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal between annual meetings over the opposition of the Board of Directors by calling a special meeting of stockholders.

         ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND PROPOSALS. The First Federal Bancshares bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of First Federal Bancshares. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the First Federal Bancshares Board or by a stockholder who has given appropriate notice to First Federal Bancshares before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given First Federal Bancshares appropriate notice of its intention to bring that business before the meeting. First Federal Bancshares' Secretary must receive notice of the nomination or proposal not less than 90 days and not more than 120 days prior to the annual meeting. A stockholder who desires to raise new business must provide certain information to First Federal Bancshares concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide First Federal Bancshares with certain information concerning the nominee and the proposing stockholder.

         Advance notice of nominations or proposed business by stockholders gives the First Federal Bancshares Board time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the First Federal Bancshares Board, to inform stockholders and make recommendations about those matters.

         PREFERRED STOCK. The certificate of incorporation authorizes the First Federal Bancshares Board to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although the First Federal Bancshares Board has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt. The First Federal Bancshares Board will make any determination to issue shares with those terms based on its judgment as to the best interests of First Federal Bancshares and its stockholders.

         AMENDMENT OF CERTIFICATE OF INCORPORATION. First Federal Bancshares' certificate of incorporation requires the affirmative vote of 80% of the outstanding voting stock entitled to vote to amend or repeal certain provisions of the certificate of incorporation, including the provision limiting voting rights, the provisions relating to approval of business combinations with related persons, acting by written consent, calling special meetings, the number and classification of directors, director and officer indemnification by First Federal Bancshares and amendment of First Federal Bancshares' bylaws and certificate of incorporation. These supermajority voting


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requirements make it more difficult for the stockholders to amend these provisions of the First Federal Bancshares certificate of incorporation.

ANTI-TAKEOVER EFFECTS OF FIRST FEDERAL BANCSHARES' CERTIFICATE OF INCORPORATION AND BYLAWS AND MANAGEMENT REMUNERATION ADOPTED IN CONVERSION

         The provisions described above are intended to reduce First Federal Bancshares' vulnerability to takeover attempts and other transactions which have not been negotiated with and approved by members of its Board of Directors. Provisions of the stock-based incentive plan provide for accelerated benefits to participants if a change in control of First Federal Bancshares or First Federal occurs or a tender or exchange offer for their stock is made. See "MANAGEMENT OF FIRST FEDERAL--BENEFITS--STOCK-BASED INCENTIVE PLAN." First Federal Bancshares and First Federal have also entered into agreements with key officers and intends to establish the Severance Compensation Plan which will provide such officers and eligible employees with additional payments and benefits on the officer's termination in connection with a change in control of First Federal Bancshares or First Federal. See "MANAGEMENT OF FIRST FEDERAL BANK--EXECUTIVE COMPENSATION--EMPLOYMENT AGREEMENTS," anD "MANAGEMENT OF FIRST FEDERaL BANK--EXECUTIVE COMPENSATION--EMPLOYEE SEVERANCE COMPENSATION PLAN." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of First Federal Bancshares. Additionally, the provisions could deter offers to acquire the outstanding shares of First Federal Bancshares which might be viewed by stockholders to be in their best interests.

         First Federal Bancshares' Board of Directors believes that the provisions of the certificate of incorporation and bylaws are in the best interest of First Federal Bancshares and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of First Federal Bancshares and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts.

DELAWARE CORPORATE LAW

         The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The Delaware takeover statute is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

         In general, the statute provides that a "person" who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "interested stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such person became an interested stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

         The statute exempts the following transactions from the requirements of the statute:


         * any business combination if, before the date a person became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;



         * any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an interested stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and specific employee stock plans;



         * any business combination with an interested stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the interested stockholder; and



         * certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors.


         A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

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RESTRICTIONS IN FIRST FEDERAL'S FEDERAL STOCK CHARTER AND BYLAWS

         Although the Board of Directors of First Federal is not aware of any effort that might be made to obtain control of First Federal after the conversion, the Board of Directors believes that it is appropriate to adopt provisions permitted by federal regulation to protect the interests of the converted bank and its stockholders from any hostile takeover. These provisions may, indirectly, inhibit a change in control of First Federal Bancshares, as First Federal's sole stockholder. See "RISK FACTORS--ANTI-TAKEOVER PROVISIONS AND STATUTORY PROVISIONS COULD MAKE TAKEOVER ATTEMPTS MORE DIFFICULT TO ACHIEVE."

         First Federal's federal stock charter will contain a provision whereby the acquisition of beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of First Federal by any person (I.E., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate, will be prohibited for a period of five years following the date of completion of the conversion. If shares are acquired in violation of this provision of First Federal's federal stock charter, all shares beneficially owned by any person in excess of 10% will be considered "excess shares" and will not be counted as shares entitled to vote and will not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. This limitation will not apply to any transaction in which First Federal forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than by the exercise of any dissenter or appraisal rights. If holders of revocable proxies for more than 10% of the shares of the common stock of First Federal Bancshares seek, among other things, to elect one-third or more of First Federal Bancshares' Board of Directors, to cause First Federal Bancshares' stockholders to approve the acquisition or corporate reorganization of First Federal Bancshares or to exert a continuing influence on a material aspect of the business operations of First Federal Bancshares, which actions could indirectly result in a change in control of First Federal, the Board of Directors of First Federal will be able to assert this provision of First Federal's federal stock charter against such holders. Although the Board of Directors of First Federal is not currently able to determine when and if it would assert this provision of First Federal's federal stock charter, the Board, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of First Federal, First Federal Bancshares and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of First Federal indirectly through a change in control of First Federal Bancshares.

         In addition, stockholders will not be permitted to cumulate their votes in the election of Directors. Furthermore, First Federal's Bylaws provide for the election of three classes of directors to staggered terms.

         Finally, the federal stock charter provides for the issuance of shares of preferred stock on terms, including conversion and voting rights, as may be determined by First Federal's Board of Directors without stockholder approval. Although First Federal has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock proposed to be authorized, the Board believes that the availability of such shares will provide First Federal with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that may arise. If a proposed merger, tender offer or other attempt to gain control of First Federal occurs of which management does not approve, the Board can authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such preferred stock, therefore, may be to deter a future takeover attempt. The Board does not intend to issue any preferred stock except on terms which the Board deems to be in the best interest of First Federal and its then existing stockholders.

REGULATORY RESTRICTIONS

         OFFICE OF THRIFT SUPERVISION CONVERSION REGULATIONS. Regulations issued by the Office of Thrift Supervision provide that for a period of three years following the date of the completion of the conversion, no person, acting singly or together with associates in a group of persons acting in concert, will directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of First Federal Bancshares without the prior written approval of the Office of Thrift Supervision. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of any equity security of First Federal Bancshares without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% will not be voted by any person or counted as voting shares in connection


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with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

         CHANGE IN BANK CONTROL ACT. The acquisition of 10% or more of the common stock outstanding may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association, including a converted savings bank such as First Federal, to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

         The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least 25% of any class of First Federal Bancshares' voting stock or the power to direct the management or policies of First Federal Bancshares. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of First Federal Bancshares' voting securities if specified "control factors" are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.


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

                  DESCRIPTION OF FIRST FEDERAL BANCSHARES STOCK
--------------------------------------------------------------------------------
         The common stock of First Federal Bancshares will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.
--------------------------------------------------------------------------------

GENERAL

         First Federal Bancshares is authorized to issue 4,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. First Federal Bancshares will not issue any shares of preferred stock in the conversion. Each share of First Federal Bancshares' common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable.

COMMON STOCK

         DIVIDENDS. First Federal Bancshares can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by First Federal Bancshares is limited by law and applicable regulation. See "FIRST FEDERAL BANCSHARES' DIVIDEND POLICY" and "REGULATION AND SUPERVISION." The holders of common stock of First Federal Bancshares will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of First Federal Bancshares out of funds legally available for dividends. If First Federal Bancshares issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

         VOTING RIGHTS. After the conversion, the holders of common stock of First Federal Bancshares will possess exclusive voting rights in First Federal Bancshares. They will elect First Federal Bancshares' Board of Directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF FIRST FEDERAL BANCSHARES AND FIRST FEDERAL," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If First Federal Bancshares issues preferred stock, holders of First Federal Bancshares preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote. See "RESTRICTIONS ON ACQUISITION OF FIRST FEDERAL BANCSHARES AND FIRST FEDERAL."

         As a federal mutual savings bank, corporate powers and control of First Federal are currently vested in (1) its members who elect First Federal's directors, and (2) its Board of Directors, who elect the officers of First Federal and who fill any vacancies on the Board of Directors. After the conversion, voting rights will be vested exclusively in First Federal Bancshares, which will own all of the outstanding capital stock of First Federal, and will be voted at the direction of First Federal Bancshares' Board of Directors. Consequently, the holders of the common stock of First Federal Bancshares will not have direct control of First Federal.

         LIQUIDATION. If there is any liquidation, dissolution or winding up of First Federal, First Federal Bancshares, as the holder of First Federal's capital stock, would be entitled to receive all of First Federal's assets available for distribution after payment or provision for payment of all debts and liabilities of First Federal, including all deposit accounts and accrued interest, and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders. Upon liquidation, dissolution or winding up of First Federal Bancshares, the holders of its common stock would be entitled to receive all of the assets of First Federal Bancshares available for distribution after payment or provision for payment of all its debts and liabilities. If First Federal Bancshares issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.


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

         INDEMNIFICATION AND LIMIT ON LIABILITY. First Federal Bancshares' Certificate of Incorporation contains provisions that limit the liability of and indemnify its directors, officers and employees. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of First Federal Bancshares will be indemnified and held harmless by First Federal Bancshares to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification will include the right to be paid by First Federal Bancshares the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a director of First Federal Bancshares will not be personally liable to First Federal Bancshares or its stockholders for monetary damages except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

         PREEMPTIVE RIGHTS; REDEMPTION. Holders of the common stock of First Federal Bancshares will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

PREFERRED STOCK

         First Federal Bancshares will not issue any preferred stock in the conversion and it has no current plans to issue any preferred stock after the conversion. Preferred stock may be issued with designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

RESTRICTIONS ON ACQUISITION

         Acquisitions of First Federal Bancshares are restricted by provisions in its certificate of incorporation and bylaws and by rules and regulations of various regulatory agencies. See "REGULATION AND SUPERVISION" and "RESTRICTIONS ON ACQUISITION OF FIRST FEDERAL BANCSHARES AND FIRST FEDERAL."


                     DESCRIPTION OF FIRST FEDERAL BANK STOCK

GENERAL

         The federal stock charter of First Federal, to be effective upon completion of the conversion, authorizes the issuance of stock consisting of 3,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. The preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of common stock of First Federal will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the conversion, the Board of Directors will be authorized to approve the issuance of common stock up to the amount authorized by the federal stock charter without the approval of First Federal's stockholders. All of the issued and outstanding common stock of First Federal will be held by First Federal Bancshares. FIRST FEDERAL STOCK WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

COMMON STOCK

         DIVIDENDS. The holders of First Federal's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of First Federal out of its legally available funds. See "REGULATION AND SUPERVISION--FEDERAL SAVINGS INSTITUTION REGULATION--LIMITATIONS ON CAPITAL DISTRIBUTIONS" for certain restrictions on the payment of dividends and "FEDERAL AND STATE TAXATION--FEDERAL INCOME TAXATION" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.


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

         VOTING RIGHTS. Immediately after the conversion, the holders of First Federal's common stock will possess exclusive voting rights in First Federal. Each holder of shares of common stock will be entitled to one vote for each share held. Stockholders will not be entitled to cumulate their votes for the election of directors.

         LIQUIDATION. In the event of any liquidation, dissolution, or winding up of First Federal, the holders of common stock will be entitled to receive, after payment of all First Federal's debts and liabilities (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders, all assets of First Federal available for distribution in cash or in kind. If preferred stock is issued after the conversion, the holders of the preferred stock may also have priority over the holders of common stock in the event of liquidation or dissolution.

         PREEMPTIVE RIGHTS; REDEMPTION. Holders of First Federal's common stock will not be entitled to preemptive rights with respect to any shares of First Federal which may be issued. First Federal's common stock cannot be redeemed.


                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common stock is American Securities Transfer & Trust, Inc., Lakewood, Colorado.


                            REGISTRATION REQUIREMENTS

         First Federal Bancshares has registered its common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister its common stock for a period of at least three years following the conversion. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.


                             LEGAL AND TAX OPINIONS

         The legality of the common stock has been passed upon for First Federal Bancshares by Muldoon, Murphy & Faucette LLP, Washington, D.C. The federal tax consequences of the conversion have been opined upon by Muldoon, Murphy & Faucette LLP and the state tax consequences of the conversion have been opined upon by Crowe, Chizek and Company LLP, Oakbrook, Illinois. Muldoon, Murphy & Faucette LLP and Crowe, Chizek and Company LLP have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for FBR by Vedder, Price, Kaufman & Kammholz, Chicago, Illinois.


                                     EXPERTS

         The financial statements of First Federal as of February 29, 2000, and for the year ended February 29, 2000 are included in this prospectus and in the registration statement in reliance upon the report of Crowe, Chizek and Company LLP, Oak Brook, Illinois, independent certified public accountants, included elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of First Federal as of February 28, 1999 and for the year ended February 28, 1999 are included in this prospectus and in the registration statement in reliance upon the report of Clifton Gunderson, L.L.C., Macomb, Illinois, independent certified public accountants, included elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         RP Financial has consented to the summary in this prospectus of its report to First Federal setting forth its opinion as to the estimated pro forma market value of First Federal Bancshares and First Federal, as converted, and its letter with respect to subscription rights, and to the use of its name and statements with respect to it appearing in this prospectus.

                              CHANGE IN ACCOUNTANTS

         Prior to the fiscal year ended February 29, 2000, First Federal's consolidated financial statements were audited by Clifton Gunderson L.L.C. On December 22, 1999, First Federal dismissed the former accountant and engaged Crowe, Chizek and Company LLP, which continues as the independent auditors of First Federal. The decision to change auditors was approved by the Board of Directors on December 8, 1999.


         For the fiscal year ended February 28, 1999 and up to the date of the replacement of First Federal's former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. The independent auditors' report on the consolidated financial statements for the fiscal year ended February 28, 1999 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.


                       WHERE YOU CAN FIND MORE INFORMATION

         First Federal Bancshares has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (File No. 333-36368) under the Securities Act of 1933, as amended, with respect to the common stock offered in the conversion. This prospectus does not contain all the information contained in the registration statement, certain parts of which are omitted as permitted by the rules and regulations of the Securities and Exchange Commission. This information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement also is available through the Securities and Exchange Commission's World Wide Web site on the Internet at http://www.sec.gov.

         First Federal has filed an application for approval of conversion with the Office of Thrift Supervision, which includes proxy materials for First Federal's special meeting of members and certain other information. This prospectus omits certain information contained in that application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Central Regional Office of the Office of Thrift Supervision, 200 West Madison Street, Suite 1300, Chicago, Illinois 60606.

         A copy of the plan of conversion, as amended, First Federal Bancshares' Certificate of Incorporation and Bylaws and First Federal's Federal Stock Charter and Bylaws are available without charge from First Federal.

                          INDEX TO FINANCIAL STATEMENTS
                               FIRST FEDERAL BANK


                                                                                            PAGE
                                                                                            ----


Reports of Independent Auditors ..........................................................   F-1

Statements of Condition as of February 29, 2000 and February 28, 1999 ....................   F-3

Statements of Income for the Years Ended February 29, 2000 and February 28, 1999 .........   F-4

Statement of Equity for the Years Ended February 29, 2000 and February 28, 1999 ..........   F-5

Statements of Cash Flows for the Years Ended February 29, 2000 and February 28, 1999 .....   F-6

Notes to Financial Statements ............................................................   F-8


                                      * * *

         All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

         Separate financial statements for First Federal Bancshares have not been included in this prospectus because First Federal Bancshares, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
First Federal Bank, F.S.B.
Colchester, Illinois

We have audited the accompanying statement of condition of First Federal Bank, F.S.B. as of February 29, 2000 and the related statements of income, equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Federal Bank, F.S.B. as of February 29, 2000 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                          /s/ Crowe, Chizek and Company LLP
                                          Crowe, Chizek and Company LLP


Oak Brook, Illinois
March 17, 2000

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
First Federal Bank, F.S.B.
Colchester, Illinois

We have audited the accompanying statement of condition of First Federal Bank, F.S.B. as of February 28, 1999, and the related statements of income, equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Federal Bank, F.S.B. as of February 28, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ Clifton Gunderson L.L.C.
CLIFTON GUNDERSON L.L.C.




Macomb, Illinois
March 23, 1999

                           FIRST FEDERAL BANK, F.S.B.
                             STATEMENTS OF CONDITION
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------


                                                                             February 29,          February 28
                                                                                 2000                 1999
                                                                                 ----                 ----
ASSETS
     Cash and cash equivalents (interest-bearing:
       2000 - $4,942,412; 1999 - $15,649,496)                            $      5,762,295     $     16,171,077
     Time deposits in other financial institutions                              1,572,000            1,374,000
     Securities available-for-sale                                             29,441,550           26,622,102
     Securities held-to-maturity (fair value:
       2000 - $56,036,605; 1999 - $51,265,898)                                 58,927,169           51,523,629
     Loans receivable, net                                                    113,601,769          101,834,122
     Real estate owned, net                                                        47,606               59,652
     Premises and equipment                                                     1,636,862            1,664,380
     Excess of cost over fair value of net assets acquired                         46,730               83,544
     Accrued interest receivable                                                2,013,325            1,726,888
     Other assets                                                                 137,693              112,064
                                                                         ----------------     ----------------

         Total assets                                                    $    213,186,999     $    201,171,458
                                                                         ================     ================

LIABILITIES AND EQUITY
Liabilities
     Deposits
         Non-interest-bearing                                            $      1,414,779     $        673,964
         Interest-bearing                                                     181,157,560          176,007,624
                                                                         ----------------     ----------------
                                                                              182,572,339          176,681,588

     Advances from borrowers for taxes and insurance                              296,306              275,637
     Federal Home Loan Bank advances                                            6,000,000                    -
     Accrued interest payable                                                     119,502              125,704
     Other liabilities                                                            173,064              752,027
                                                                         ----------------     ----------------

         Total liabilities                                                    189,161,211          177,834,956

Equity
     Retained earnings                                                         24,130,469           22,622,908
     Accumulated other comprehensive income (loss)                               (104,681)             713,594
                                                                         ----------------     ----------------
         Total equity                                                          24,025,788           23,336,502
                                                                         ----------------     ----------------

              Total liabilities and equity                               $    213,186,999     $    201,171,458
                                                                         ================     ================






--------------------------------------------------------------------------------
                 See accompanying notes to financial statements.

                           FIRST FEDERAL BANK, F.S.B.
                              STATEMENTS OF INCOME
               Years ended February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------


                                                                               February 29,        February 28
                                                                               ------------        -----------
                                                                                   2000               1999
Interest income
    Loans                                                                    $     7,933,155    $    8,189,005
    Securities                                                                     5,408,617         4,454,728
    Deposits in other financial institutions                                         317,803           651,652
                                                                             ---------------    --------------
       Total interest income                                                      13,659,575        13,295,385

Interest expense
    Savings and certificates                                                       7,107,596         7,485,103
    NOW and money market accounts                                                  1,215,652           864,794
    Federal Home Loan Bank advances                                                  318,329                 -
                                                                             ---------------    --------------
       Total interest expense                                                      8,641,577         8,349,897

NET INTEREST INCOME                                                                5,017,998         4,945,488

Provision for loan losses                                                            118,850             5,958
                                                                             ---------------    --------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                4,899,148         4,939,530

Noninterest income
    Service charges on NOW accounts                                                  115,873            94,655
    Other fee income                                                                  97,047            83,591
    Other income                                                                      78,219            57,195
                                                                             ---------------    --------------
       Total noninterest income                                                      291,139           235,441

Noninterest expense
    Compensation and benefits                                                      1,464,462         1,335,599
    Occupancy and equipment                                                          353,659           378,863
    Data processing                                                                  425,038           423,806
    Federal insurance premiums                                                       151,200           152,067
    Advertising                                                                      104,113            97,302
    Other noninterest expense                                                        346,595           335,679
                                                                             ---------------    --------------
       Total noninterest expense                                                   2,845,067         2,723,316
                                                                             ---------------    --------------

INCOME BEFORE INCOME TAXES                                                         2,345,220         2,451,655

Provision for income taxes                                                           837,659           850,615
                                                                             ---------------    --------------

NET INCOME                                                                   $     1,507,561    $    1,601,040
                                                                             ===============    ==============





--------------------------------------------------------------------------------
                 See accompanying notes to financial statements.

                           FIRST FEDERAL BANK, F.S.B.
                              STATEMENTS OF EQUITY
               Years ended February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------


                                                                                Accumulated
                                                                                   Other
                                                              Retained         Comprehensive
                                                              Earnings         Income (Loss)          Total
                                                              --------         -------------          -----
Balance at February 28, 1998                               $    21,021,868    $      614,281    $    21,636,149

Comprehensive income
     Net income                                                  1,601,040                 -          1,601,040
     Other comprehensive income
         Unrealized gain on securities
           available-for-sale, net of tax of
           $66,207                                                       -            99,313             99,313
                                                                                                ---------------
              Total comprehensive income                                                              1,700,353
                                                           ---------------    --------------    ---------------


Balance at February 28, 1999                                    22,622,908           713,594         23,336,502

Comprehensive income
     Net income                                                  1,507,561                 -          1,507,561
     Other comprehensive income
         Unrealized loss on securities
           available-for-sale, net of tax of
           $545,470                                                      -          (818,275)          (818,275)
                                                                                                ---------------
              Total comprehensive income                                                                689,286
                                                           ---------------    --------------    ---------------

Balance at February 29, 2000                               $    24,130,469    $     (104,681)   $    24,025,788
                                                           ===============    ==============    ===============



--------------------------------------------------------------------------------
                 See accompanying notes to financial statements.

                           FIRST FEDERAL BANK, F.S.B.
                            STATEMENTS OF CASH FLOWS
               Years ended February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------



                                                                              February 29,         February 28
                                                                                  2000                1999
                                                                                  ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                            $     1,507,561     $     1,601,040
     Adjustments to reconcile net income to net
       cash provided by operating activities
         Provision for depreciation                                                159,140             197,174
         Loss (gain) on sale of real estate owned                                    7,719             (17,758)
         Net amortization of premiums and discounts                                (22,028)            (78,933)
         Amortization of intangible assets                                          36,814              41,533
         Provision for loan losses                                                 118,850               5,958
         Deferred income taxes                                                     (82,173)            (95,500)
         Net changes in
              Accrued interest receivable                                         (286,437)           (200,570)
              Other assets                                                         (25,629)             52,717
              Deferred loan costs                                                  (20,978)            (34,472)
              Accrued interest payable and other liabilities                        42,478              54,020
                                                                           ---------------     ---------------
                  Net cash provided by operating activities                      1,435,317           1,525,209

CASH FLOWS FROM INVESTING ACTIVITIES
     Net change in time deposits in other financial institutions                  (198,000)          1,694,000
     Purchase of securities available-for-sale                                  (5,103,276)         (7,459,039)
     Dividend reinvestments                                                       (932,524)           (716,944)
     Purchase of securities held-to-maturity                                   (18,803,282)        (47,200,000)
     Principal paydowns on mortgage-backed securities                            4,135,828           6,613,299
     Proceeds from maturities of securities available-for-sale                           -          16,995,730
     Proceeds from maturities of securities held-to-maturity                     9,103,250          16,801,000
     Redemption of Federal Home Loan Bank stock                                     35,300                   -
     Purchase of loans receivable                                                        -            (275,000)
     Net decrease (increase) in loans receivable                               (11,901,729)          3,593,839
     Capital expenditures on real estate owned                                      (5,569)            (13,919)
     Proceeds from sale of real estate owned                                        46,105             105,500
     Purchase of property and equipment                                           (131,622)            (66,417)
                                                                           ---------------     ---------------
         Net cash used in investing activities                                 (23,755,519)         (9,927,951)




--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                            STATEMENTS OF CASH FLOWS
               Years ended February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------


                                                                              February 29,         February 28
                                                                                  2000                1999
                                                                                  ----                ----
CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase in deposits                                              $     5,890,751     $    13,857,342
     Net increase in advances from borrowers for
       taxes and insurance                                                          20,669              16,052
     Federal Home Loan Bank advances                                             6,000,000                   -
                                                                           ---------------     ---------------
         Net cash provided by financing activities                              11,911,420          13,873,394
                                                                           ---------------     ---------------

Net change in cash and cash equivalents                                        (10,408,782)          5,470,652

Cash and cash equivalents
     Beginning of year                                                          16,171,077          10,700,425
                                                                           ---------------     ---------------

     End of year                                                           $     5,762,295     $    16,171,077
                                                                           ===============     ===============

Supplemental disclosures of cash flow information
     Cash paid during the year for
         Interest                                                          $     8,647,779     $     8,325,641
         Taxes                                                                     900,147             929,115
     Transfer of loans to real estate owned                                         36,209             182,221




--------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS: First Federal Bank, F.S.B. (the Bank) was incorporated in 1917 in the State of Illinois for the purpose of providing and servicing loans and customer deposit accounts. The Bank provides a full range of banking and related financial services to individual and corporate business customers located in west central Illinois. The Bank also services a portfolio of mortgage loans purchased from First Denver Mortgage Company with borrowers located primarily in the State of Colorado. The Bank's primary deposit products are demand deposits and time and savings accounts. Its primary lending products are commercial and residential real estate loans to customers who are predominantly small and middle market businesses and individuals. The Bank is subject to competition from other financial institutions and is regulated by federal and state banking agencies and undergoes periodic examinations by those agencies. The accounting and reporting policies of the Bank are based upon generally accepted accounting principles and conform to predominant practices within the banking industry. Significant accounting policies followed by the Bank are presented below.

USE OF ESTIMATES: In preparing financial statements, management must make estimates and assumptions. These estimates and assumptions affect the amounts reported for assets, liabilities, income, and expenses, as well as affecting the disclosures provided. Actual results could differ from the current estimates. The collectibility of loans, fair values of financial instruments, and status of contingencies are particularly subject to change.

SECURITIES: Securities are classified as held-to-maturity when the Bank has the positive intent and ability to hold those securities to maturity. Accordingly, they are stated at cost, adjusted for amortization of premiums and accretion of discounts. All other securities are classified as available-for-sale since the Bank may decide to sell those securities in response to changes in market interest rates, liquidity needs, changes in yields or alternative investments, and for other reasons. These securities are carried at market value with unrealized gains and losses charged or credited, net of income taxes, to a valuation allowance included as a separate component of equity. Realized gains and losses on disposition are based on the net proceeds and the adjusted carrying amounts of the securities sold, using the specific identification method.

LOANS RECEIVABLE: Loans receivable are carried at the unpaid principal balance outstanding net of the allowance for loans losses and unearned interest. Interest is accrued as earned based upon the daily outstanding principal balance.

ALLOWANCE FOR LOAN LOSSES: Because some loans may not be repaid in full, an allowance for loan losses is maintained. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the valuation allowance is maintained at levels considered adequate to cover estimated losses that are based on delinquencies, property appraisals, past loss experience, general economic conditions, information about specific borrower situations


--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

including their financial position, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, including impaired loans discussed below, the whole allowance is available for any charge-offs that occur. Loans are charged off in whole or in part when management's estimate of the undiscounted cash flows from the loan are less than the recorded investment in the loan, although collection efforts continue and future recoveries may occur.

Loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a provision for loan losses.

Smaller balance homogenous loans are defined as residential first mortgage loans secured by one-to-four-family residences, residential construction loans, consumer loans, and share loans and are evaluated collectively for impairment. Commercial real estate loans are evaluated individually for impairment. Normal loan evaluation procedures, as described in the second preceding paragraph, are used to identify loans which must be evaluated for impairment. In general, loans classified as doubtful or loss are considered impaired while loans classified as substandard are individually evaluated for impairment. Depending on the relative size of the credit relationship, late or insufficient payments of 30 to 90 days will cause management to reevaluate the credit under its normal loan evaluation procedures. While the factors which identify a credit for consideration for measurement of impairment, or nonaccrual, are similar, the measurement considerations differ. A loan is impaired when management believes it is probable that they will be unable to collect all amounts due according to the contractual terms of the loan agreement. A loan is placed on nonaccrual when payments are more than 90 days past due unless the loan is adequately collateralized and in the process of collection.

RECOGNITION OF INCOME ON LOANS: Interest on real estate and certain consumer loans is accrued over the term of the loans based upon the principal balance outstanding. Where serious doubt exists as to the collectibility of a loan, the accrual of interest is discontinued. The carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in carrying value, while increases or decreases due to changes in estimates of future payments and due to the passage of time are reported as adjustments to the allowance for loan losses. If these adjustments cause the allowance for loan losses to require adjustment, such adjustment is reported as an adjustment to the provision for loan losses.

Loan fees, net of direct loan origination costs, are deferred and amortized over the contractual life of the loan as a yield adjustment.


--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

REAL ESTATE OWNED: Real estate owned represents property obtained through foreclosure or in settlement of debt obligations and is carried at the lower of cost (fair value at date of foreclosure) or fair value less estimated selling expenses. Valuation allowances are recognized when the fair value less selling expenses is less than the cost of the asset. Changes in the valuation allowance are charged or credited to income.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective premises and equipment, which are primarily thirty to fifty years for premises and five to ten years for furniture, fixtures, and equipment. Maintenance and repairs are charged to expense as incurred and improvements which extend the useful lives of assets are capitalized.

EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED: The excess of cost over fair value of net assets acquired is the result of the application of purchase accounting to the acquisition of another savings institution in 1985. It is being amortized to expense by the interest method over a period equal to the estimated remaining life of the long-term interest bearing assets acquired. The periodic amounts of amortization were determined at the acquisition date based on the prepayment assumptions used to determine the fair value of the long-term interest bearing assets. Amortization expense charged to earnings was $36,814 and $41,533 for the years ended February 29, 2000 and February 28, 1999, respectively.

INCOME TAXES: The provision for income taxes is based on an asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available-for-sale, net of tax, which are also recognized as separate components of equity.

STATEMENT OF CASH FLOWS: Cash and cash equivalents include cash on hand, amounts due from banks, and daily federal funds sold. The Bank reports net cash flows for customer loan transactions, deposit transactions, and time deposits in other financial institutions.

RECLASSIFICATIONS: Certain items in the financial statements as of and for the year ended February 28, 1999 have been reclassified, with no effect on net income, to conform with the current year presentation.



--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES

The amortized cost and estimated fair value of securities at February 29, 2000 were as follows:


                                                                    Gross            Gross           Estimated
                                                Amortized        Unrealized       Unrealized           Fair
                                                  Cost              Gains           Losses             Value
                                                  ----              -----           ------             -----
SECURITIES AVAILABLE-FOR-SALE
    U.S. government agency bonds            $     3,000,000   $            -    $     (152,080)  $    2,847,920
    U.S. government agency notes                  1,000,000                -           (61,400)         938,600
    State and municipal obligations                 526,098                -           (34,036)         492,062
                                            ---------------   --------------    --------------   --------------
                                                  4,526,098                -          (247,516)       4,278,582
    U.S. government agency mortgage-
      backed securities
       FHLMC                                      3,669,449           23,445           (35,918)       3,656,976
       FNMA                                       2,369,282              753          (114,934)       2,255,101
       GNMA                                       1,433,516              791           (44,166)       1,390,141
                                            ---------------   --------------    --------------   --------------
                                                  7,472,247           24,989          (195,018)       7,302,218
    Marketable equity securities
       U.S. League government
         mortgage securities fund                14,605,002                -          (816,269)      13,788,733
       Federal Home Loan Bank stock                 894,200                -                 -          894,200
       Federal Home Loan Mortgage
         Corporation stock                           26,028        1,084,188                 -        1,110,216
       Adjustable rate mortgage
         securities fund                          2,092,397                -           (24,796)       2,067,601
                                            ---------------   --------------    --------------   --------------
                                                 17,617,627        1,084,188          (841,065)      17,860,750
                                            ---------------   --------------    --------------   --------------

          Total                             $    29,615,972   $    1,109,177    $   (1,283,599)  $   29,441,550
                                            ===============   ==============    ==============   ==============

SECURITIES HELD-TO-MATURITY
    U.S. government agency bonds            $    29,809,442   $            -    $   (1,550,637)  $   28,258,805
    U.S. government agency notes                 25,991,313                -        (1,332,936)      24,658,377
    State and municipal obligations               1,329,000            1,948            (2,658)       1,328,290
                                            ---------------   --------------    --------------   --------------
                                                 57,129,755            1,948        (2,886,231)      54,245,472

    U.S. government agency mortgage-
      backed securities
       FHLMC                                        817,326           12,161            (5,570)         823,917
       FNMA                                         967,935                -           (12,841)         955,094
       GNMA                                          12,153                -               (31)          12,122
                                            ---------------   --------------    --------------   --------------
                                                  1,797,414           12,161           (18,442)       1,791,133
                                            ---------------   --------------    --------------   --------------

          Total                             $    58,927,169   $       14,109    $   (2,904,673)  $   56,036,605
                                            ===============   ==============    ==============   ==============



--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

The amortized cost and estimated fair value of securities at February 28, 1999 were as follows:


                                                                    Gross            Gross           Estimated
                                                Amortized        Unrealized       Unrealized           Fair
                                                  Cost              Gains           Losses             Value
                                                  ----              -----           ------             -----
SECURITIES AVAILABLE-FOR-SALE
    U.S. government agency bonds            $     2,000,000   $            -    $         (110)  $    1,999,890
    U.S. government agency notes                  1,000,000                -            (2,860)         997,140
    State and municipal obligations                 423,304            1,696                 -          425,000
                                            ---------------   --------------    --------------   --------------
                                                  3,423,304            1,696            (2,970)       3,422,030
    U.S. government agency mortgage-
      backed securities
       FHLMC                                      1,475,436            2,899                 -        1,478,335
       FNMA                                       2,874,233                -           (16,581)       2,857,652
       GNMA                                       1,939,403           24,307                 -        1,963,710
                                            ---------------   --------------    --------------   --------------
                                                  6,289,072           27,206           (16,581)       6,299,697
    Marketable equity securities
       U.S. League government
         mortgage securities fund                13,764,875                -          (326,364)      13,438,511
       Federal Home Loan Bank stock                 929,500                -                 -          929,500
       Federal Home Loan Mortgage
         Corporation stock                           26,028        1,506,336                 -        1,532,364
       Adjustable rate mortgage
         securities fund                          1,000,000                -                 -        1,000,000
                                            ---------------   --------------    --------------   --------------
                                                 15,720,403        1,506,336          (326,364)      16,900,375
                                            ---------------   --------------    --------------   --------------

          Total                             $    25,432,779   $    1,535,238    $     (345,915)  $   26,622,102
                                            ===============   ==============    ==============   ==============



--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)


                                                                    Gross            Gross           Estimated
                                                Amortized        Unrealized       Unrealized           Fair
                                                  Cost              Gains           Losses             Value
                                                  ----              -----           ------             -----
SECURITIES HELD-TO-MATURITY
    U.S. government agency bonds            $    16,999,167   $            -    $     (126,737)  $   16,872,430
    U.S. government agency notes                 28,996,190                -          (231,780)      28,764,410
    State and municipal obligations               1,432,250           11,275                 -        1,443,525
                                            ---------------   --------------    --------------   --------------
                                                 47,427,607           11,275          (358,517)      47,080,365
    U.S. government agency mortgage-
      backed securities
       FHLMC                                      1,861,438           63,307                 -        1,924,745
       FNMA                                       2,216,137           25,882                 -        2,242,019
       GNMA                                          18,447              322                 -           18,769
                                            ---------------   --------------    --------------   --------------
                                                  4,096,022           89,511                 -        4,185,533
                                            ---------------   --------------    --------------   --------------

          Total                             $    51,523,629   $      100,786    $     (358,517)  $   51,265,898
                                            ===============   ==============    ==============   ==============


Securities with a carrying amount of $895,000 and $2,067,000 at February 29, 2000 and February 28, 1999, respectively, were pledged to secure public deposits and for other purposes as required by law.

The scheduled maturities of securities available-for-sale and securities held-to-maturity at February 29, 2000 were as follows:


                                                        Securities                         Securities
                                                    Available-for-sale                  Held-to-maturity
                                                    ------------------                  ----------------
                                                Amortized           Fair           Amortized           Fair
                                                  Cost              Value            Cost              Value
                                                  ----              -----            ----              -----
    Due in one year or less                 $             -   $            -    $      998,811   $      945,176
    Due after one year through
      five years                                          -                -        38,056,762       36,117,447
    Due after five years through
      ten years                                   4,526,098        4,278,582        18,024,182       17,131,570
    Due after ten years                                   -                -            50,000           51,279
                                            ---------------   --------------    --------------   --------------
       Subtotal                                   4,526,098        4,278,582        57,129,755       54,245,472
    Marketable equity securities                 17,617,627       17,860,750                 -                -
    Mortgage-backed securities                    7,472,247        7,302,218         1,797,414        1,791,133
                                            ---------------   --------------    --------------   --------------

       Total                                $    29,615,972   $   29,441,550    $   58,927,169   $   56,036,605
                                            ===============   ==============    ==============   ==============



--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 3 - LOANS RECEIVABLE

Loans receivable consist of the following:


                                                                             February 29,        February 28,
                                                                                 2000                1999
                                                                                 ----                ----
     First mortgage loans
         One-to-four-family                                              $     80,383,374     $     76,451,606
         Multi-family and commercial                                           15,580,223           12,766,817
         Construction                                                           1,674,636              644,778
                                                                         ----------------     ----------------
              Total first mortgage loans                                       97,638,233           89,863,201
     Commercial loans                                                           3,884,536              531,561
     Consumer loans
         Automobile                                                             5,873,883            5,658,460
         Home improvement                                                       2,433,815            2,276,470
         Share loans                                                              782,951              787,482
         Other                                                                  3,379,441            3,140,967
                                                                         ----------------     ----------------
              Total consumer loans                                             12,470,090           11,863,379
                                                                         ----------------     ----------------
                  Total loans                                                 113,992,859          102,258,141
     Less
         Unearned discounts                                                       (46,730)             (85,176)
         Deferred loans costs, net                                                139,004              118,034
         Allowance for loan losses                                               (483,364)            (456,877)
                                                                         ----------------     ----------------

              Loans receivable, net                                      $    113,601,769     $    101,834,122
                                                                         ================     ================


The Bank grants commercial and residential real estate loans and consumer loans to customers primarily in the west central Illinois area. Generally, the loans are backed by collateral and are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers.

Activity in the allowance for loan losses is summarized as follows for the years ended February 29, 2000 and February 28, 1999, respectively.


                                                                                 February 29,      February 28,
                                                                                     2000              1999
                                                                                     ----              ----
     Balance at beginning of year                                                $    456,877     $    486,140
     Provision charged to income                                                      118,850            5,958
     Charge-offs                                                                      (92,363)        (161,915)
     Recoveries                                                                             -          126,694
                                                                                 ------------     ------------

         Balance at end of year                                                  $    483,364     $    456,877
                                                                                 ============     ============



--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 3 - LOANS RECEIVABLE (Continued)

Impaired loans on which accrual of interest has been discontinued totaled $32,360 and $19,404 as of February 29, 2000 and February 28, 1999, respectively. Differences in interest income recorded on the cash basis on nonaccrual loans for 2000 and 1999, and the amounts that would have been recorded if interest on such nonaccrual loans had been accrued, was not material to the financial statements.

Loans outstanding to directors, executive officers, and their associates totaled $123,761 and $113,336 at February 29, 2000 and February 28, 1999, respectively.

NOTE 4 - LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying financial statements. The unpaid principal balances of these loans are summarized below:


                                                                                February 29,       February 28,
                                                                                    2000               1999
                                                                                    ----               ----
     FHLMC                                                                    $       156,682    $      289,033
     City of Quincy, Illinois                                                         954,163         1,233,771
     Federal Home Loan Bank                                                           111,112                 -
                                                                              ---------------    --------------

         Total                                                                $     1,221,957    $    1,522,804
                                                                              ===============    ==============


Custodial escrow balances maintained in connection with serviced loans were $19,676 and $19,738 at February 29, 2000 and February 28, 1999, respectively.

NOTE 5 - ACCRUED INTEREST RECEIVABLE

Accrued interest consists of the following:


                                                                                February 29,        February 28,
                                                                                    2000                1999
                                                                                    ----                ----
     Loans                                                                    $       724,971    $      705,354
     Securities                                                                     1,270,932         1,000,554
     Other                                                                             17,422            20,980
                                                                              ---------------    --------------

                                                                              $     2,013,325    $    1,726,888
                                                                              ===============    ==============



--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 6 - PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:


                                                                                February 29,       February 28,
                                                                                    2000               1999
                                                                                    ----               ----
     Land, buildings, and improvements                                        $     2,311,025    $    2,305,157
     Furniture, fixtures, and equipment                                             1,389,781         1,264,027
                                                                              ---------------    --------------
                                                                                    3,700,806         3,569,184
     Less accumulated depreciation                                                  2,063,944         1,904,804
                                                                              ---------------    --------------

         Totals                                                               $     1,636,862    $    1,664,380
                                                                              ===============    ==============


NOTE 7 - DEPOSITS

Certificate of deposit accounts with balances of $100,000 or more totaled approximately $17,079,000 and $17,234,000 at February 29, 2000 and February 28, 1999, respectively. Deposits greater than $100,000 are not federally insured.

Scheduled maturities of certificates of deposit at February 29, 2000 were as follows:


                      2001                                                  $      98,893,357
                      2002                                                         22,753,758
                      2003                                                          3,994,139
                      2004                                                            369,094
                                                                            -----------------

                           Total                                            $     126,010,348
                                                                            =================


NOTE 8 - FEDERAL HOME LOAN BANK ADVANCES

The Bank maintains an open line of credit with the Federal Home Loan Bank. The line of credit has a variable rate of interest. At February 29, 2000, the balance was $6,000,000 and the interest rate was 6.16%.

The Bank maintains a collateral pledge agreement covering secured advances whereby the Bank has agreed to at all times keep on hand, free of all other pledges, liens, and encumbrances, whole first mortgage loans on improved residential property not more than 90 days delinquent, aggregating no less than 167% of the outstanding secured advances from the Federal Home Loan Bank of Chicago.


--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 9 - INCOME TAXES

An analysis of the provision for income taxes is as follows:


                                                                                February 29,     February 28,
                                                                                    2000             1999
                                                                                    ----             ----
     Current                                                                    $    919,832    $    946,115
     Deferred                                                                        (82,173)        (95,500)
                                                                                ------------    ------------

                                                                                $    837,659    $    850,615
                                                                                ============    ============


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at February 29, 2000 and February 28, 1999 are as follows:



                                                                                  February 29,     February 28,
                                                                                      2000             1999
                                                                                      ----             ----
     Deferred tax assets
         Unrealized losses on securities available-for-sale                       $     69,741    $          -
         Other                                                                          53,850          45,439
                                                                                  ------------    ------------
              Total deferred tax assets                                                123,591          45,439

     Deferred tax liabilities
         Unrealized gains on securities available-for-sale                                   -         475,729
         Bad debts                                                                      23,390         116,993
         Depreciation                                                                   56,997          53,122
         Other                                                                          16,790             824
                                                                                  ------------    ------------
              Total deferred tax liabilities                                            97,177         646,668
                                                                                  ------------    ------------

                  Net deferred tax asset (liability)                              $     26,414    $   (601,229)
                                                                                  ============    ============



A reconciliation of the federal statutory tax rate of 34% for the years ended February 29, 2000 and February 29, 1999 to the effective tax rate on income before income taxes is as follows:


                                                                     2000                            1999
                                                                     ----                            ----
                                                            Amount        Percent           Amount       Percent
                                                            ------        -------           ------       -------
     Tax expense at statutory rate                      $     797,375      34.0%        $    833,562       34.0%
     Tax-exempt interest income                               (25,116)     (1.1)             (26,825)      (1.1)
     State income taxes, net of federal                        25,691       1.1               62,231        2.5
     Other                                                     39,709       1.7              (18,353)      (0.7)
                                                        -------------    ------         ------------     ------

         Tax expense at effective rate                  $     837,659      35.7%        $    850,615       34.7%
                                                        =============    ======         ============     ======



--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 9 - INCOME TAXES (Continued)

Retained earnings at February 29, 2000 include allocations for federal income tax purposes representing tax bad debt deductions of approximately $2,300,000 through February 29, 2000, on which no tax has been paid and no deferred federal income taxes have been provided. Reductions of amounts so allocated for purposes other than tax bad debt losses will create income for tax purposes only, which will be subject to the then current corporate income tax rate.

NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to fund loans and previously approved unused lines of credit. The Bank's exposure to credit loss in the event of nonperformance by the parties to these financial instruments is represented by the contractual amount of the instruments. The Bank uses the same credit policy for commitments as it uses for on-balance-sheet items. The contract amount of these financial instruments is summarized as follows:


                                               2000               1999
                                               ----               ----
     Commitments to extend credit          $    1,362,000    $    911,000
     Unused lines of credit                     1,984,000         488,000
     Construction loans in process              1,117,000         446,000


At February 29, 2000, commitments to extend credit include $752,000 of fixed rate loan commitments with rates ranging from 7.40% to 9.00%. These commitments are due to expire within 60 days of issuance. Since many commitments expire without being used, the amounts above do not necessarily represent future cash commitments. Collateral may be obtained upon exercise of a commitment. The amount of collateral is determined by management and may include commercial and residential real estate and other business and consumer assets.

NOTE 11 - PENSION PLAN

The Bank participates in a multi-employer defined benefit pension plan. The plan provides benefits to substantially all of the Bank's eligible employees. The plan is funded through Bank contributions to a nationwide plan for savings and loan associations. Beginning April 1,1997, payments to the plan were suspended by the plan's executive committee due to the fully funded status of the plan. No contributions were made to the plan in 2000 and 1999.



--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 12 - REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of February 29, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

As of February 29, 2000, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

The following is a reconciliation of the Bank's equity under generally accepted accounting principles (GAAP) to regulatory capital:


                                                                                 February 29,       February 28,
                                                                                     2000               1999
                                                                                     ----               ----
                                                                                         (in thousands)
     GAAP equity                                                                 $     24,026     $     23,337
     Disallowed intangible assets                                                         (47)             (84)
     Unrealized loss (gain) on securities available-for-sale                              105             (714)
                                                                                 ------------     ------------
         Tier I capital                                                                24,084           22,539
     Unrealized gain on equity securities available-for-sale                              109              531
     General regulatory loan loss reserves                                                433              408
                                                                                 ------------     ------------

         Total regulatory capital                                                $     24,626     $     23,478
                                                                                 ============     ============




--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 12 - REGULATORY CAPITAL REQUIREMENTS (Continued)

The Bank's actual capital amounts and ratios are also presented in the table.




                                                                                             To Be Well Capitalized
                                                                          For Capital        Under Prompt Corrective
                                                  Actual               Adequacy Purposes        Action Provisions
                                                  ------               -----------------        -----------------
                                             Amount    Ratio           Amount      Ratio        Amount      Ratio
                                             ------    -----           ------      -----        ------      -----
As of February 29, 2000
    Total capital (to risk-weighted
      assets)                              $  24,626     24.9%      $   7,924       8.0%     $   9,905      10.0%
    Tier I capital (to risk-weighted
      assets)                                 24,084     24.3           3,962       4.0          5,943       6.0
    Tier I (core) capital (to adjusted
      total assets)                           24,084     11.3           8,533       4.0         10,666       5.0

As of February 28, 1999
    Total capital (to risk-weighted
      assets)                              $  23,478     26.0%      $   7,225       8.0%     $   9,031      10.0%
    Tier I capital (to risk-weighted
      assets)                                 22,539     25.0           3,612       4.0          5,419       6.0
    Tier I (core) capital (to adjusted
      total assets)                           22,539     11.7           7,735       4.0          9,669       5.0




NOTE 13 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The approximate carrying amount and estimated fair value of financial instruments as of February 29, 2000 and February 28, 1999 are as follows:


                                                        2000                                  1999
                                                        ----                                  ----
                                            Approximate        Estimated          Approximate        Estimated
                                             Carrying            Fair              Carrying            Fair
                                              Amount             Value              Amount             Value
                                              ------             -----              ------             -----
Financial assets
    Cash and cash equivalents            $     5,762,295    $     5,762,295   $    16,171,077   $    16,171,077
    Time deposits in other financial
      institutions                             1,572,000          1,572,000         1,374,000         1,374,000
    Securities available-for-sale             29,441,550         29,441,550        26,622,102        26,622,102
    Securities held-to-maturity               58,927,169         56,036,605        51,523,629        51,265,898
    Loans receivable, net                    113,601,769        113,150,080       101,834,122       100,476,591
    Accrued interest receivable                2,013,325          2,013,325         1,726,888         1,726,888

Financial liabilities
    Deposits                                 182,572,339        182,882,712       176,681,588       177,322,811
    Advance payments by borrowers
      for taxes and  insurance                   296,306            296,306           275,637           275,637
    Federal Home Loan Bank advances            6,000,000          6,000,000                 -                 -
    Accrued interest payable                     119,502            119,502           125,704           125,704




--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 13 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

For purposes of the above, the following assumptions were used:

CASH AND CASH EQUIVALENTS AND TIME DEPOSITS IN OTHER FINANCIAL INSTITUTIONS:
Fair values are based on their carrying value due to the short-term nature of these assets.

SECURITIES: The fair value of securities is based on the quoted market value for the individual security or its equivalent.

LOANS: The fair value for loans has been determined by calculating the present value of future cash flows based on the current rate the Bank would charge for similar loans with similar maturities at February 29, 2000 and February 28, 1999, applied for an estimated time period until the loan is assumed to be repriced or repaid.

DEPOSITS: The fair value for time deposits has been determined by calculating the present value of future cash flows based on estimates of rates the Bank would pay on such deposits at February 29, 2000 and February 28, 1999, applied for the time period until maturity. The estimated fair value of NOW, money market, and savings accounts is assumed to approximate carrying value as management establishes rates on these deposits at a level that approximates the local market area.

ACCRUED INTEREST: The fair value of accrued interest receivable and payable is assumed to equal the carrying value.

ADVANCE PAYMENTS BY BORROWERS FOR TAXES AND INSURANCE: The fair value of this liability is assumed to equal the carrying value due to the short-term nature of the liability.

OFF-BALANCE-SHEET INSTRUMENTS: Off-balance-sheet items consist principally of unfunded loan commitments. The fair value of these commitments is not material.

Other assets and liabilities of the Bank not defined as financial instruments, such as property and equipment, are not included in the above disclosures. Also not included are nonfinancial instruments typically not recognized in financial statements such as the value of core deposits, loan servicing rights, customer goodwill, and similar items.

While the above estimates are based on judgments of the most appropriate factors, there is no assurance that if the Bank disposed of these items on February 29, 2000 and February 28, 1999, the fair value would have been achieved, because the market value may differ depending on the circumstances. The fair values at February 29, 2000 and February 28, 1999 should not necessarily be considered to apply at subsequent dates.



--------------------------------------------------------------------------------
                                   (Continued)

                           FIRST FEDERAL BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                     February 29, 2000 and February 28, 1999

--------------------------------------------------------------------------------

NOTE 14 - OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows:


                                                                                  February 29,     February 28,
                                                                                      2000             1999
                                                                                      ----             ----
     Unrealized holdings gains (losses) on securities
       available-for-sale                                                       $   (1,363,745)   $    165,520
     Tax effect                                                                        545,470         (66,207)
                                                                                --------------    ------------

     Other comprehensive income (loss)                                          $     (818,275)   $     99,313
                                                                                ==============    ============


NOTE 15 - ADOPTION OF PLAN OF CONVERSION

On December 8, 1999, the Board of Directors of the Bank adopted a Plan of Conversion to convert from a federal mutual savings bank to a federal stock savings bank with the concurrent formation of a holding company. The conversion will be accomplished through the amendment of the Bank's charter and the sale of the proposed holding company's common stock in an amount equal to the consolidated pro forma market value of the holding company and the Bank after giving effect to the conversion. A subscription offering of the shares of common stock will be offered initially to the Bank's eligible deposit account holders, then to other members of the Bank. Any shares of the holding company's common stock not sold in the subscription offering will be offered for sale to the general public, giving preference to the Bank's market area.



At the time of conversion, the Bank will establish a liquidation account in an amount equal to its total net worth as of the latest statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The liquidation account balance is not available for payment of dividends.

Conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion. If the conversion is not completed, all costs will be charged to expense. At February 29, 2000, $55,000 has been deferred.





--------------------------------------------------------------------------------

================================================================================

You should rely only on the information contained in this prospectus. Neither First Federal Bancshares nor First Federal Bank has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the First Federal Bancshares, Inc. common stock.

                         ------------------------------

                                TABLE OF CONTENTS




                                                                                        Page
                                                                                        -----

Questions and Answers about the Stock Offering .......................................
Summary ..............................................................................
Risk Factors .........................................................................
Selected Financial and Other Data. ...................................................
Recent Developments ..................................................................
Use of Proceeds ......................................................................
First Federal Bancshares' Dividend Policy ............................................
Market for the Common Stock ..........................................................
Capitalization .......................................................................
Regulatory Capital Compliance ........................................................
Pro Forma Data .......................................................................
Management's Discussion and Analysis of Financial ....................................
     Condition and Results of Operations .............................................
Business of First Federal Bancshares .................................................
Business of First Federal Bank .......................................................
Management of First Federal Bancshares ...............................................
Management of First Federal Bank .....................................................
Regulation and Supervision ...........................................................
Federal and State Taxation ...........................................................
Shares to be Purchased by Management with ............................................
     Subscription Rights .............................................................
The Conversion .......................................................................
Restrictions on Acquisition of First Federal Bancshares ..............................
    and First Federal Bank ...........................................................
Description of First Federal Bancshares Stock ........................................
Description of First Federal Bank Stock ..............................................
Registration Requirements ............................................................
Legal and Tax Opinions ...............................................................
Experts ..............................................................................
Change in Accountants ................................................................
Where You Can Find More Information ..................................................
Index of Financial Statements ........................................................



                         ------------------------------


                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL ___________, 2000, ALL DEALERS THAT BUY, SELL OR TRADE THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                2,242,500 Shares

                         FIRST FEDERAL BANCSHARES, INC.

                          (Proposed Holding Company for

                               First Federal Bank)

                                  COMMON STOCK

                                 --------------


                                   PROSPECTUS

                                 --------------








                                -----------------











                     Friedman, Billings, Ramsey & Co., Inc.

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

    TENTH:

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; PROVIDED, HOWEVER, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum.

         B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

    ELEVENTH:

    A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

DIRECTOR AND OFFICER INSURANCE POLICY

    First Federal Bank, F.S.B. maintains standard insurance coverage for its directors and officers. Such insurance coverage limits the payment of claims arising from covered actions to directors and officers to $1,000,000 per occurrence.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    SEC filing   ......................................................$   6,809
    OTS filing fee.....................................................    8,400
    NASD filing fee....................................................    3,079
    Nasdaq National Market filing fee..................................   48,750
    Edgar, printing, postage and mailing ..............................  150,000
    Legal fees and expenses............................................  250,000
    Accounting fees and expenses.......................................   70,000
    Appraisers' fees and expenses (including business plan)............   35,000
    Securities marketing firm expenses (1).............................   30,000
    Underwriter's counsel fees.........................................   45,000
    Conversion Agent fees and expenses.................................   16,500
    Blue Sky fees and expenses.........................................   10,000
    Certificate printing...............................................    5,000
    Miscellaneous......................................................   11,462
                                                                        --------
    TOTAL        ...................................................... $690,000
                                                                        ========


----------
* Unless otherwise noted, fees are based upon the registration of 2,578,875 shares at $10.00 per share.
(1) Friedman, Billings, Ramsey & Co., Inc. will receive a fee of 1.5% of the aggregate purchase price of the shares of common stock sold in the subscription offering and the community offering, excluding shares purchased by the ESOP and by officers and directors of First Federal and their associates. See "THE CONVERSION--MARKETING AND UNDERWRITING ARRANGEMENTS," in the Prospectus.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    None.

ITEM 27. EXHIBITS.

The exhibits filed as a part of this Registration Statement are as follows:

(a)      List of Exhibits (filed herewith unless otherwise noted)


1.1      Engagement Letter between First Federal Bank, F.S.B. and Friedman,
         Billings, Ramsey & Co., Inc.*
1.2      Draft Form of Agency Agreement
2.0      Plan of Conversion (including the Federal Stock Charter and Bylaws of
         First Federal Bank)*
3.1      Certificate of Incorporation of First Federal Bancshares, Inc.*
3.2      Bylaws of First Federal Bancshares, Inc.*
4.0      Specimen Stock Certificate of First Federal Bancshares, Inc.*
5.0      Opinion of Muldoon, Murphy & Faucette LLP re: Legality*
8.1      Opinion of Muldoon, Murphy & Faucette LLP re: Federal Tax Matters
8.2      Opinion of Crowe, Chizek and Company LLP re: State Tax Matters
8.3      Opinion of RP Financial, LC. re: Subscription Rights*
10.1     Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.2     Form of First Federal Bank Employment Agreement*
10.3     Form of First Federal Bancshares, Inc. Employment Agreement*
10.4     Form of First Federal Bank Change in Control Agreement*
10.5     Form of First Federal Bank Employee Severance Compensation Plan*
10.6     Form of First Federal Bank Supplemental Executive Retirement Plan*
16.0     Letter on Change in Certifying Accountant*
23.1     Consent of Muldoon, Murphy & Faucette LLP
23.2     Consent of Crowe, Chizek and Company LLP
23.3     Consent of RP Financial, LC.*
23.4     Consent of Clifton Gunderson L.L.C.
24.0     Powers of Attorney*
27.0     Financial Data Schedule*
99.1     Appraisal Report of RP Financial, LC. (P)*
99.2     Draft Marketing Materials


----------
(P)  Filed pursuant to Rule 202 of Regulation S-T.
*Previously filed.

ITEM 28. UNDERTAKINGS.

    The small business issuer will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED

                                   SIGNATURES



    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Colchester, State of Illinois, on June 23, 2000.



First Federal Bancshares, Inc.

By: /s/James J. Stebor
   ----------------------------------
   James J. Stebor
   President, Chief Executive Officer
   and Director
   (duly authorized representative)

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

    NAME                             TITLE                          DATE



/s/ James J. Stebor         President, Chief Executive          June 23, 2000
-----------------------     Officer and Director
James J. Stebor             (principal executive
                            officer)



/s/ Cathy D. Pendell        Treasurer                           June 23, 2000
-----------------------     (principal accounting and
Cathy D. Pendell            financial officer)



          *                 Director
-----------------------
Franklin M. Hartzell



          *                 Director
-----------------------
Dr. Stephan L. Roth



          *                  Director
-----------------------
Richard D. Stephens



          *                  Director
-----------------------
Murrel Hollis



          *                   Director
-----------------------
Gerald L. Prunty



          *                   Director
-----------------------
Eldon M. Snowden

* Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form SB-2 for First Federal Bancshares, Inc. on May 5, 2000.

/s/ James J. Stebor           President, Chief                  June 23, 2000
-------------------           Executive Officer
    James J. Stebor           and Director
                              (principal executive officer)

                                 EXHIBIT INDEX

            LIST OF EXHIBITS (FILED HEREWITH UNLESS OTHERWISE NOTED)

The exhibits filed as a part of this Registration Statement are as follows:

(a)      List of Exhibits (filed herewith unless otherwise noted)


1.1      Engagement Letter between First Federal Bank, F.S.B. and Friedman,
         Billings, Ramsey & Co., Inc.*
1.2      Draft Form of Agency Agreement
2.0      Plan of Conversion (including the Federal Stock Charter and Bylaws of
         First Federal Bank)*
3.1      Certificate of Incorporation of First Federal Bancshares, Inc.*
3.2      Bylaws of First Federal Bancshares, Inc.*
4.0      Specimen Stock Certificate of First Federal Bancshares, Inc.*
5.0      Opinion of Muldoon, Murphy & Faucette LLP re: Legality*
8.1      Opinion of Muldoon, Murphy & Faucette LLP re: Federal Tax Matters
8.2      Opinion of Crowe, Chizek and Company LLP re: State Tax Matters
8.3      Opinion of RP Financial, LC. re: Subscription Rights*
10.1     Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.2     Form of First Federal Bank Employment Agreement*
10.3     Form of First Federal Bancshares, Inc. Employment Agreement*
10.4     Form of First Federal Bank Change in Control Agreement*
10.5     Form of First Federal Bank Employee Severance Compensation Plan*
10.6     Form of First Federal Bank Supplemental Executive Retirement Plan*
16.0     Letter on Change in Certifying Accountant*
23.1     Consent of Muldoon, Murphy & Faucette LLP
23.2     Consent of Crowe, Chizek and Company LLP
23.3     Consent of RP Financial, LC.*
23.4     Consent of Clifton Gunderson L.L.C.
24.0     Powers of Attorney*
27.0     Financial Data Schedule*
99.1     Appraisal Report of RP Financial, LC. (P)*
99.2     Draft Marketing Materials

----------
(P)  Filed pursuant to Rule 202 of Regulation S-T.
*Previously filed.